UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Cigna Corporation

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2018 PROXY STATEMENT

Cigna

PEOPLE
PURPOSE
PERFORMANCE

20 1 8 PROXY STATEMENT 913017_Proxy_Statement_cover_v7-Single pgs.indd 1 People Purpose performance 2/28/18    10:38 AM

45K+ employees who serve Customers around the globe 95M+ Customer relationships around the world 1M+ relationships with health Care providers, CliniCs and faCilities globally Cigna is a global health serviCe Company dediCated to helping people improve their health, well-being and sense of seCurity. $41.6B in revenues $61.8B in assets $13.7B in shareholders’ equity 913017_Proxy_Statement_cover_v7-Single pgs.indd    2 2/28/18    10:38 AM

March [    ], 2018

900 Cottage Grove Road

Bloomfield, Connecticut 06002

Dear Cigna Shareholder:

On behalf of the Cigna Corporation Board of Directors, our Enterprise Leadership Team and our colleagues around the globe, we are pleased to cordially invite you to attend our 2018 Annual Meeting of Shareholders to be held on April 25, 2018. The attached Notice of 2018 Annual Meeting of Shareholders and Proxy Statement contains important information about the business to be conducted at the Annual Meeting.

2017 marked another consecutive year of delivering strong, differentiated results, while generating considerable momentum for 2018 and the years ahead. This exceptional performance reflects the efforts of an exceptionally talented Cigna team – individuals who are proud to serve as champions on behalf of our customers and communities around the world.

In support of Cigna’s belief that our communities play an essential role in meeting the health and wellness needs of individuals, we continue to take leadership roles to confront a number of societal challenges. Cigna is addressing the needs of our friends, families and neighbors through efforts such as combatting the opioid crisis in partnership with providers, empowering veterans to address difficult health and life circumstances and establishing a multi-city health improvement tour to bring free health screenings nationwide.

We continue to be led by our Go strategy, which we adopted in 2009 and evolved in mid-2017 to Go Deeper, Go Local and Go Beyond to further accelerate our ability to drive significant value creation for our customers, clients, partners, communities and shareholders. By consistently and effectively executing on our Go strategy over this extended period of time, we have proven that we can actively align Cigna with the needs of our diverse stakeholders and succeed in an evolving, highly dynamic and disruptive global marketplace.

Enhancing this strategy is our continued commitment to innovation, a relentless focus on serving our customers, and a drive to be a convener for both organizations and individuals across an increasingly complex landscape. Taken together with our unwavering mission to improve the health, well-being and sense of security of those we are privileged to serve, we are solidifying Cigna’s role as a partner of choice, and are creating value for stakeholders across the markets where we compete.

Our ability to create and deliver this value is clearly reflected in our financial performance and in our ability to deliver competitively attractive top and bottom line growth, as well as earning the right to serve more than 95 million customer relationships around the world.

As we enter 2018, Cigna’s strong capital position and flexibility further enable our organization to drive attractive earnings and customer growth both in 2018 and over the long-term.

To position us for continued strong performance, this year we named five tenured and proven leaders to our enterprise leadership, allowing us to further emphasize our focus on customer engagement, local markets and value-based partnerships.

Our Board of Directors, comprised of individuals with diverse experiences and skills, remains committed to strong corporate governance as a framework for financial integrity, shareholder transparency and competitively attractive performance. In consideration of the vote on the shareholder proposal regarding proxy access at the last annual meeting and following outreach to shareholders, in December 2017 the Board adopted proxy access, representing a significant enhancement of shareholder rights.

Your vote is very important. Whether or not you plan to attend the 2018 Annual Meeting, we hope that you will cast your vote as soon as possible.

As always, thank you for your continued support of Cigna.

Sincerely,

/s/ David M. Cordani	/s/ Isaiah Harris, Jr.
David M. Cordani President and Chief Executive Officer	Isaiah Harris, Jr. Chairman of the Board

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Wednesday, April 25, 2018 at 8:00 a.m.
PLACE:	Delamar Hotel, Ballroom 1 Memorial Road West Hartford, Connecticut 06107
ITEMS OF BUSINESS:

Proposal 1: Election of ten director nominees named in this Proxy Statement for one-year terms to expire at the next annual meeting of shareholders.

Proposal 2: Advisory approval of executive compensation.

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.

Proposal 4: Approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting requirement.

Consideration of any other business properly brought before the meeting.

RECORD DATE:	You may vote on the matters presented at the Annual Meeting if you were a shareholder of record at the close of business on February 26, 2018.
PROXY VOTING:	Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the Internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail.

March [ ], 2018	By order of the Board of Directors,

/s/ Neil Boyden Tanner Neil Boyden Tanner
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders To Be Held on April 25, 2018

The Notice of Annual Meeting, Proxy Statement and Annual Report for

the fiscal year ended December 31, 2017 are available at www.envisionreports.com/ci.

PROXY STATEMENT SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2017 Annual Report before you vote.

Mission and Strategy

Cigna’s mission is dedicated to improving the health, well-being and sense of security of the individuals we serve through our more than 95 million customer relationships around the globe. Since 2009, our strategic focus in support of our mission has been to Go Deep, Go Global and Go Individual.

To further accelerate the differentiated value we deliver for our customers, clients, partners and communities, we have evolved this strategy to Go Deeper, Go Local and Go Beyond in order to expand avenues for growth and performance. Creating value for our customers, clients, partners, communities and in turn, our shareholders, is a direct result of the continued, effective execution of this proven strategy.

Our Mission To improve the health, well-being and sense of security of the people we serve

Our Strategy

Go Deeper:	To expand and deepen our customer, client and partner relationships; depth in targeted sub-segments, geographies

Go Local:	To ensure our solution suite and services meet customer, client and partner needs at a local market level

Go Beyond:	To innovate and further differentiate our businesses, the experiences we deliver, and overall social impact

How We Will Win

Cigna is a growth company with a proven track record of strong top-line and bottom-line growth and a clear, focused strategy. We create value by delivering differentiated and innovative solutions to our customers, clients and partners. We have an attractive, long-term outlook, enabled by the significant opportunity in our existing businesses, our strong talent, capabilities and capital position.

We also believe that our corporation has a social responsibility, and that we can work to actively address gaps in health and well-being to help individuals in the markets where we operate around the world. Our perspective is that companies like Cigna can partner more with communities to contribute and make a difference.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	1

PROXY STATEMENT SUMMARY

Business Performance

In 2017, consolidated revenue increased 5% to $41.6 billion, as we continued to focus on our mission to improve the health, well-being and sense of security of the people we serve. Shareholders’ net income for 2017 was $2.2 billion, compared to $1.9 billion for 2016. Consolidated adjusted income from operations* for 2017 was $2.7 billion, compared to $2.1 billion in 2016, reflecting increased earnings contributions from each of our business segments. Our results included strong performance across each of our priority growth platforms – Commercial Employer, U.S. Seniors, Global Supplemental Benefits, and Group Disability and Life. These results provide us with momentum for continued growth in 2018.

*	We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2017 for more complete financial information. Consolidated adjusted income from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. Shareholders’ net income was $1.5 billion, $2.1 billion, $2.1 billion, $1.9 billion and $2.2 billion for the years ended December 31, 2013, 2014, 2015, 2016 and 2017, respectively. For a reconciliation of consolidated adjusted income from operations to shareholders’ net income, see Annex A.

Total Shareholder Return

The following chart shows our cumulative Total Shareholder Return (TSR) as of December 31, 2017, on a one-, three- and five-year basis. Cigna’s three-year annual compounded TSR was 25.5%, placing Cigna at the 78th percentile of its Strategic Performance Share (SPS) performance peer group for the 2015–2017 performance period. For more information regarding our SPS program, see “Long-Term Incentives – Strategic Performance Share Program” in the Compensation Discussion & Analysis (CD&A).

2	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Board of Directors

CURRENT DIRECTORS	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

David M. Cordani	52	President and Chief Executive Officer of Cigna	Executive

Eric J. Foss	59	Chairman, President and Chief Executive Officer of ARAMARK Corporation	Corporate Governance People Resources

Isaiah Harris, Jr.	65	Former President and Chief Executive Officer of AT&T Advertising & Publishing — East	Chairman of the Board Executive (Chair)

Jane E. Henney, M.D.	70	Former Senior Vice President, Provost and Professor of Medicine, University of Cincinnati College of Medicine	Corporate Governance (Chair) Audit Executive

Roman Martinez IV	70	Private Investor	Audit (Chair) Executive Finance

John M. Partridge	68	Former President of Visa, Inc.	Finance (Chair) Executive People Resources

James E. Rogers	70	Former Chairman, President and Chief Executive Officer of Duke Energy Corporation	Audit Finance

Eric C. Wiseman	62	Former Executive Chairman, President and Chief Executive Officer of VF Corporation	Finance People Resources

Donna F. Zarcone	60	President and Chief Executive Officer of The Economic Club of Chicago	Audit Corporate Governance

William D. Zollars	70	Former Chairman, President and Chief Executive Officer of YRC Worldwide, Inc.	People Resources (Chair) Executive Corporate Governance

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	3

PROXY STATEMENT SUMMARY

Corporate Governance

Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe that strong corporate governance provides the foundation for financial integrity and shareholder confidence. The Office of the Corporate Secretary engages with shareholders on issues related to corporate governance, executive compensation and social responsibility. In 2017, the Office of the Corporate Secretary engaged in extensive outreach with shareholders, particularly regarding proxy access, as further described on page 16. During these meetings, shareholders also expressed an interest in learning more about our board refreshment plans and our corporate responsibility efforts. As a result, we have included additional disclosure on these topics, which can be found on pages 9 and 23, respectively.

In 2017, the Board, after a full evaluation that included outreach to Cigna’s largest shareholders and consideration of the vote on the shareholder proposal regarding proxy access at the 2017 annual meeting of shareholders, implemented proxy access. As a result, a shareholder or a group of up to 20 shareholders owning 3% or more of Cigna’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 20% of the Board or two individuals, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The Board believes that this proxy access bylaw framework provides meaningful proxy access rights, reflects generally accepted governance practices around proxy access and is consistent with the overall feedback we received as part of our shareholder engagement.

In February 2018, the Board approved an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote provision, subject to shareholder approval at this Annual Meeting. Following shareholder approval, the Board will amend the By-Laws to eliminate a similar supermajority voting requirement in our By-Laws. Thereafter, all supermajority voting provisions will have been removed and shareholders may amend all provisions of the Restated Certificate and the By-Laws by the affirmative vote of a majority of the Company’s outstanding common stock.

At the 2016 annual meeting of shareholders, the phased implementation of the Board’s declassified structure began and, beginning with this Annual Meeting, all directors are elected to one-year terms and the classified structure is fully eliminated.

KEY GOVERNANCE PRACTICES

•    Independent board of directors with diversity in composition, skills and experience

•    Independent Chairman of the Board

•    Regular executive sessions of the Board and its committees, without management present

•    Directors elected by majority voting

•    Annual election of all directors

•    Proxy access right for shareholders

•    Separate Code of Business Conduct and Ethics for the Board

•    Independent Audit, Corporate Governance, Finance and People Resources Committees

•    Annual self-evaluations of the Board, its committees and individual directors, including periodic independent third party assessments

•    Majority of director compensation delivered in Cigna common stock

•    Meaningful stock ownership guidelines for directors

4	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance and attract and retain executive talent. We believe the achievement of our enterprise goals will result in the creation of meaningful and sustained long-term value for our shareholders. Each of the measures in our performance-based plans are designed to align with and support our business strategy. We focus on driving enterprise profitability, growth and operating expense efficiency to support investment in innovation, customer loyalty and stock performance.

In 2017, our shareholders cast advisory votes in favor of our executive compensation program, with approximately 93% of votes cast in favor.

COMPENSATION GOVERNANCE AND CONTROLS

•    “Double trigger” requirement for change of control benefits

•    No tax gross-up of severance pay upon a change of control

•    Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies

•    Robust stock ownership guidelines and holding requirements for equity awards to align executives’ interests with shareholders

•    Prohibition of hedging of Cigna stock by all directors, executive officers and employees, and restrictions on pledging of Cigna stock by directors and Section 16 officers

•    A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley

•    Management of Long-Term Incentive Plan annual share usage (or burn rate) and total dilution by setting an annual share usage limit, which is below the maximum permitted under the plan

•    No excessive perquisites

•    Oversight by the People Resources Committee of people development, policies and processes, including consideration of assessments of executive officers and key senior management

•    CEO and executive officer succession plans overseen by the Board of Directors, with assistance from the People Resources Committee

•    An annual assessment by the People Resources Committee of any potential risks and associated internal controls in our incentive compensation programs and policies

The target pay mix for the Chief Executive Officer and the other named executive officers during 2017 reflects our executive compensation philosophy that emphasizes performance-based compensation over fixed compensation. The percentages shown below are targets only and will not match the percentages calculable from the actual compensation paid as reflected in the Summary Compensation Table.

CEO TARGET PAY MIX	OTHER NEO AVERAGE TARGET PAY MIX

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	5

PROXY STATEMENT SUMMARY

Voting Matters and Board Recommendations
PROPOSALS	BOARD RECOMMENDATION

Proposal 1. Election of Directors.

The Board and the Corporate Governance Committee believe that the ten director nominees named in this Proxy Statement bring a combination of diverse qualifications, skills and experiences that contribute to a well-rounded Board. As determined by the Board and Corporate Governance Committee as part of the most recent Board evaluation, each director nominee has proven leadership ability, good judgment and has been an active and valued participant on the Board during his or her tenure.

FOR each of the nominees

Proposal 2. Advisory Approval of Executive Compensation.

The Board believes that Cigna’s executive compensation program design effectively aligns the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to Cigna’s performance and rewarding our executive officers for the creation of long-term value for Cigna’s shareholders. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

FOR

Proposal 3. Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2018.

The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2018. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment.

FOR

Proposal 4. Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement.

The Board recognizes that the elimination of the supermajority vote required to amend Section 2 of Article III of the Company’s By-Laws, which relates to the number, qualifications, election and term of office of the Board of Directors, aligns with best practices in corporate governance.

FOR
2018 Annual Meeting of Shareholders Wednesday, April 25, 2018 8:00 a.m. Delamar Hotel, Ballroom 1 Memorial Drive West Hartford, Connecticut 06107

6	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Election of Directors (Proposal 1)

Beginning with this Annual Meeting, the entire Board of Directors is elected annually by Cigna’s shareholders. Based on input from shareholders, we began the phased implementation of the Board’s declassified structure at the 2016 annual meeting. The classified structure is now fully eliminated. At this Annual Meeting, the Board is nominating the ten directors named in this Proxy Statement for one-year terms to expire at the next annual meeting of shareholders. The role of the Board, its leadership structure and governance practices are described in “Corporate Governance Policies and Practices.” This section describes the process for director elections and director nominations, identifies the director expectations and qualifications considered by the Board and the Corporate Governance Committee in selecting and nominating directors, discusses our board refreshment activities and presents the biographies, skills and qualifications of the director nominees.

PROCESS FOR DIRECTOR ELECTIONS

Cigna has adopted a majority voting standard for the election of directors in uncontested elections. Under this standard, each director must receive a majority of the votes cast for him or her. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee for the director to be elected. Each director has agreed to tender, and not withdraw, his or her resignation if he or she does not receive a majority of the votes cast at the Annual Meeting. The Corporate Governance Committee will make a recommendation to the Board on whether to accept the resignation. The Board has discretion to accept or reject the resignation. A director whose resignation is under consideration will not participate in the decisions of the Corporate Governance Committee or the Board concerning his or her resignation. In a contested election, where the number of director nominees exceeds the number of directors to be elected, the voting standard is a plurality of votes cast.

PROCESS FOR SELECTING AND NOMINATING DIRECTORS

Director Selection and Nomination Process

The Corporate Governance Committee assesses the Board’s composition as part of the annual self-evaluation of the Board (described in “Corporate Governance Policies and Practices — Board Evaluations and Board Effectiveness”). When considering whether to nominate current directors for re-election, the Corporate Governance Committee and the Board review the individual director’s performance against the expectations for Board membership (identified below under “Director Expectations and Qualifications”). The Board considers its composition as part of its annual evaluation. The Board may nominate for election, and appoint to fill vacant or new Board positions, only those persons who agree to adhere to the Company’s majority voting standard (described above).

From time to time, the Corporate Governance Committee retains a third-party search firm to assist in identifying and evaluating candidates for Board membership. In 2017, the Corporate Governance Committee retained an outside firm to assist the Committee and the Board with its board refreshment plan, as further described on page 9. The Corporate Governance Committee also considers suggestions for Board nominees submitted by shareholders, which are evaluated using the same criteria as new director candidates and current director nominees.

Once a potential candidate has been identified, the Corporate Governance Committee reviews the background of the new director candidate and presents him or her to the Board for consideration. When considering director candidates and the current and future composition of the Board, the Corporate Governance Committee and the Board consider how each candidate’s background, experiences, skills and/or prior board and committee service will contribute to the diversity of the Board. In addition, the Corporate Governance Committee and the Board consider the Company’s business strategy and how each director candidate’s background complements that strategy. Candidates interview with the Chief Executive Officer, the Chair of the Corporate Governance Committee and the Chairman of the Board, as well as other members of the Board, as appropriate.

Shareholders that want to nominate directors for inclusion in our proxy statement or directly at an annual meeting in accordance with our By-Laws should follow the instructions described in “Annual Meeting Information.”

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	7

CORPORATE GOVERNANCE MATTERS

Director Expectations and Qualifications

The Corporate Governance Committee, in consultation with the Board, has identified individual director expectations and qualifications, characteristics, skills and experience that it believes every member of the Board should have. In addition, the Corporate Governance Committee has identified areas of expertise that it believes support Cigna’s business strategy in the short- and long-term, enable the Board to exercise its oversight function and contribute to a well-rounded Board. These expectations and qualifications, as well as the identified areas of expertise, are considered and reviewed as part of the Board’s annual evaluation and as part of each individual Director’s evaluation. In developing these areas of expertise, the Board also considered the skills necessary to support the business strategy and the skills and experiences reflected on the boards of companies within Cigna’s peer group, as well as best practices among other large companies. The Board regularly reviews the identified areas to ensure they support changes in the Company’s strategy and the Board’s needs. The Corporate Governance Committee and the Board take into consideration these criteria and the mix of skills and experience as part of the director recruitment, selection, evaluation and nomination process.

Expectations of Every Director

•   Understand Cigna’s businesses and the importance of the creation of shareholder value

•   Participate in an active, constructive and objective way at Board and committee meetings

•   Review and understand advance briefing materials

•   Contribute effectively to the Board’s evaluation of executive talent, compensation and succession planning

•   Contribute effectively to the Board’s assessment of strategy and risk

•   Share expertise, experience, knowledge and insights on matters before the Board

•   Advance Cigna’s business objectives and reputation

•   Demonstrate an ongoing commitment to consult and engage with the CEO and senior management outside of Board and committee meetings on matters impacting Cigna

Qualifications, Characteristics, Skills and Experience of Every Director

•   Good judgment and strong commitment to ethics and integrity

•   Ability to analyze complex business and public policy issues and provide relevant input concerning the Company’s business strategy

•   Free from conflicts of interest

• Ability to assess different risks and impact on shareholder value • Contribution to the Board’s overall diversity of thought • High degree of achievement in their respective fields

While the Board does not have a formal policy with regard to diversity, the Board remains committed to diversity and the Corporate Governance Committee works to ensure that the Board is comprised of individuals with expertise in fields relevant to Cigna’s business, experience from different professions and industries, a diversity of age, ethnicity, gender and global experience and a range of tenures. The Board believes that a range of tenure allows both new perspective and continuity. This continuity has proven beneficial given the complexities of, and the significant change and uncertainty in, the health care industry over the past several years.

The above tables show the diversity of our independent board members.

8	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

AREAS OF EXPERTISE REFLECTED ON CIGNA’S

BOARD OF DIRECTORS

Business Leader

Directors who have served as a chief executive officer, a CEO-equivalent or a business unit leader of a large company bring a practical understanding of large organizations, processes, strategy and risk management.

Finance

An understanding of finance, capital markets and financial reporting processes is necessary for a well-rounded Board because of the importance we place on accurate financial reporting and robust financial controls and compliance. In addition, Cigna’s business involves complex financial transactions.

Healthcare and Delivery Systems

As we work to create a sustainable health care ecosystem, the Board values directors with experience on issues related to improving access to care and reducing health costs to patients through the provision of care management and the use of innovative delivery system solutions.

Information Technology

Effective information systems and the integrity and timeliness of data we use to serve our customers and health care professionals are integral to the operation of our business. For this reason, the Board benefits from directors with leadership experience related to the development, installation, implementation, security or maintenance of computer systems, applications and digital informatics.

International/Global

The Board values directors with leadership experience overseeing non-U.S. operations and working in diverse cultures around the globe.

Marketing and Consumer Insights

Our customer-focused strategy benefits from inclusion of directors with leadership experience in marketing, advertising and consumer insight functions. These directors also have experience with product development and brand building, particularly as it focuses on end-user consumers.

Regulated Industry/Public Policy

Our business is highly regulated at the federal, state, local and international levels. For this reason, the Board benefits from directors with experience in regulated industries and public policy to help us identify, assess and respond to new trends in the legislative and regulatory environment.

Board Refreshment and Succession Planning

The Corporate Governance Committee is responsible for identifying new director candidates, reviewing the composition of the Board and its committees and for making recommendations to the full Board on these matters. On an ongoing basis, the Corporate Governance Committee engages in Board succession planning, taking into account input from Board discussions and from the Board and committee evaluation process regarding the specific backgrounds, skills and experience that would contribute to overall Board and committee effectiveness.

In 2017, the Corporate Governance Committee began a long-term board refreshment plan. The Corporate Governance Guidelines require that directors retire no later than the annual meeting of shareholders coinciding with or following his or her 72nd birthday. As a result, within the next five years, five directors are expected to retire from the Board. To assist with board refreshment planning, the Corporate Governance Committee engaged Russell Reynolds Associates, Inc. to provide advisory services related to board succession planning and to assist with the recruitment of director candidates. The plan includes a needs assessment and an interview with each director to understand his or her perspective on Cigna’s strategy, the culture of the Board and the Board’s relationship with management, and to seek the Board’s views on the skills that may be relevant in the coming years and in light of upcoming retirements. The Corporate Governance Committee is focused on identifying candidates that possess skills and qualifications that will support the Company’s short- and long-term strategy, while being mindful of the skills that the retiring directors bring to the Board and the ongoing significant complexity and uncertainty within the health care industry. The goal of the refreshment plan is to balance the knowledge that results from long-term service on the Board with the new skills and experience that results from adding new directors to the Board, at a pace that allows the Board to maintain its high-performing and diverse culture.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	9

CORPORATE GOVERNANCE MATTERS

Other Practices and Policies Related to Director Service

In addition to working to ensure that the Board is comprised of diverse and qualified individuals, the Board has adopted the following governance policies and practices that contribute to a well-functioning Board.

Limits on Public Company Directorships

To ensure each director is able to devote sufficient time and attention to his or her responsibilities as a board member, the Board has established the following limits on outside directorships:

•   Each director who also is a chief executive officer of a public company may not serve on more than one other public company board in addition to Cigna’s Board and the board of his or her employer (for a total of three public company directorships); and

•   Each director who is not a chief executive officer of a public company may serve on no more than four boards of other public companies (for a total of five such directorships).

All of our directors are in compliance with these limits on outside directorships.

Change in Director’s Principal Position

If a director changes his or her principal employment position, that director is required to tender his or her resignation from the Board to the Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.

Mandatory Retirement Age	A director is required to retire no later than the annual meeting of shareholders coinciding with or following his or her 72nd birthday.
Continuing Education for Directors

The Board is regularly updated on Cigna’s businesses, strategies, customers, operations and employee matters, as well as external trends and issues that affect the Company. Directors also are encouraged to attend continuing education courses relevant to their service on Cigna’s Board at Cigna’s expense. Cigna regularly makes the Board aware of continuing education opportunities that may be of interest. The Corporate Governance Committee oversees the continuing education practices, and the Company is kept apprised of director participation.

BOARD OF DIRECTORS’ NOMINEES

Upon the recommendation of the Corporate Governance Committee, the Board is nominating the ten directors listed below for re-election to one-year terms to expire at the next annual meeting of shareholders. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may either reduce its size or designate another nominee. If the Board designates a nominee, your proxy will be voted for the substitute nominee.

Below are biographies, skills and qualifications for each of the nominees. Each of the director nominees currently serves on the Board. The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees possess the qualifications, based on the criteria described above, to provide meaningful oversight of Cigna’s business and strategy.

The Board of Directors unanimously recommends that shareholders vote FOR the nominees listed below.

10	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

DAVID M. CORDANI President, Chief Executive Officer and Director of Cigna AGE: 52 DIRECTOR SINCE: 2009 COMMITTEES: Executive

Mr. Cordani has served as Cigna’s Chief Executive Officer since December 2009 and as President since June 2008. He served as Chief Operating Officer from June 2008 until December 2009; President, Cigna HealthCare from 2005 until 2008; and Senior Vice President, Customer Segments & Marketing, Cigna HealthCare from 2004 until 2005. He has been employed by Cigna since 1991. He is a member of the Business Roundtable and serves on the U.S.-India Business Council Board of Directors. In 2017, he was also named Chairman of the U.S. Chamber of Commerce’s U.S.-Korea Business Council. In 2016, Mr. Cordani received the Leadership in the Nation’s Interest award from the Committee for Economic Development, a nonprofit, nonpartisan, business-led public policy organization. Mr. Cordani was named one of Fortune Magazine’s Top Business Persons of the Year in 2015. Mr. Cordani received his Bachelor of Business Administration from Texas A&M University and his MBA from the University of Hartford.

Other Public Company Directorships: General Mills, Inc. (2014-Present)

Business Leader. Mr. Cordani has extensive executive leadership and management experience, including through his current role as President and Chief Executive Officer of Cigna. Mr. Cordani has spearheaded Cigna’s transformation into a leading global health service company, more than doubling the size of the business since 2009. His prior role as Chief Operating Officer also encompassed broad responsibility for Cigna’s global business and corporate functions.

Finance. Mr. Cordani served as Business Financial Officer for Cigna’s healthcare division and in senior roles in corporate accounting and planning. He was formerly a CPA with public accounting experience at Coopers & Lybrand.

Healthcare and Delivery Systems. Mr. Cordani’s long tenure with Cigna, as President and Chief Executive Officer and previously as President of the Cigna HealthCare business segment provides him with unique perspective of the evolution of the healthcare service sector and the innovation of health delivery models.

Information Technology. Mr. Cordani manages Cigna’s information technology investments in support of business and strategic objectives.

Marketing and Consumer Insights. As Chief Executive Officer, he leads the development and execution of Cigna’s Go strategy to deliver value in more than 95 million customer relationships around the world.

Regulated Industry/Public Policy. Mr. Cordani is actively engaged in public policy related to the highly regulated healthcare industry and other global business markets.

ERIC J. FOSS Chairman, President and Chief Executive Officer of ARAMARK Corporation AGE: 59 DIRECTOR SINCE: 2011 COMMITTEES: Corporate Governance, People Resources

Mr. Foss has been Chairman of the Board of ARAMARK Corporation, a publicly traded provider of food services, facilities management and uniform services, since February 2015, and President and Chief Executive Officer since May 2012. He served as Chief Executive Officer of Pepsi Beverages Company, a beverage manufacturer, seller and distributor and a division of PepsiCo, Inc., from 2010 until December 2011. He was the Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. from 2008 until 2010; President and Chief Executive Officer from 2006 until 2008; and Chief Operating Officer from 2005 until 2006. Mr. Foss received his Bachelor of Science degree from Ball State University.

Other Public Company Directorships: ARAMARK Corporation (2012-Present), UDR, Inc. (2003-2015), The Pepsi Bottling Company (2006-2010)

Business Leader. Mr. Foss has extensive leadership experience through his roles as Chairman, President and CEO of ARAMARK Corporation, combined with his 30-year career at Pepsi Beverages Company and The Pepsi Bottling Group, including his role as Chairman and CEO.

Finance. As Chairman, President and CEO of ARAMARK and as CEO of Pepsi Beverages Company and The Pepsi Bottling Group, his experience includes oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. He led ARAMARK’s initial public offering in 2013 and was instrumental in The Pepsi Bottling Group’s initial public offering and oversaw its acquisition by PepsiCo.

International/Global. Mr. Foss’ responsibilities at ARAMARK, Pepsi Beverages Company and The Pepsi Bottling Group included international business leadership, managing the challenges of operating a global business and strategic planning. At ARAMARK, he has oversight of operations in 20 countries, and throughout his tenure at Pepsi Beverage Company and The Pepsi Bottling Group, had responsibilities for global operations including international assignments.

Marketing and Consumer Insights. Mr. Foss’ service as CEO of Pepsi Beverages Company and The Pepsi Bottling Group provided him experience as an executive officer of a consumer oriented company.

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ISAIAH HARRIS, JR. Former President and Chief Executive Officer of AT&T Advertising & Publishing — East AGE: 65 DIRECTOR SINCE: 2005 COMMITTEES: Executive (Chair)

Mr. Harris has served as Cigna’s Chairman of the Board since December 2009 and served as Vice-Chairman of the Board from July 2009 through December 2009. Mr. Harris served as President and Chief Executive Officer of AT&T Advertising & Publishing — East (formerly BellSouth Advertising & Publishing Group), a communications services company, from 2005 until his retirement in 2007; as President, BellSouth Enterprises, Inc. from 2004 until 2005 and as President, Consumer Services, BellSouth Corporation from 2000 until 2004. Mr. Harris has served as an Independent Trustee of Wells Fargo Advantage Funds, a provider of mutual funds, since 2008. Mr. Harris was nominated as NYSE 2014 Chairman of the Year. Mr. Harris received his Bachelor of Science degree from Iowa State University and his MBA from the University of Minnesota.

Other Public Company Directorships: Deluxe Corporation (2004-2011)

Business Leader. In his executive business leadership roles, including as CEO of AT&T Advertising and Publishing, Mr. Harris managed large organizations, developed and executed business strategies and led transformational change initiatives in both domestic and international operations.

Finance. Mr. Harris’ extensive finance experience includes 19 years of corporate finance and operational experience in multi-national organizations, including as Vice President of Finance, BellSouth Corporation, preceded by 13 years as a CPA with KPMG LLP. Through service on the board of directors of Deluxe Corporation, a provider of customized products and services including financial services and direct checks, and as a trustee of Wells Fargo Advantage Funds, he has insight into financial services-related issues.

Marketing and Consumer Insights. As President, Consumer Services, BellSouth Corporation, Mr. Harris focused on marketing communication services to end-user consumers.

Regulated Industry/Public Policy. Throughout his career at AT&T Advertising & Publishing, Mr. Harris navigated a heavily regulated and dynamic legal environment.

JANE E. HENNEY, M.D.

Former Senior Vice President,
Provost and Professor of Medicine,
University of Cincinnati College of
Medicine

AGE: 70

DIRECTOR SINCE: 2004

COMMITTEES: Corporate
Governance (Chair), Audit,
Executive

Dr. Henney was appointed to the position of Home Secretary of the National Academy of Medicine, a division of The National Academies of Sciences designed to advise the nation on health issues, in April 2014. Dr. Henney served as a Professor of Medicine at the University of Cincinnati College of Medicine, an educational institution, from 2008 until 2012. She served as Senior Vice President and Provost, Health Affairs at the University of Cincinnati Academic Health Center from 2003 until 2008. Appointed by President Bill Clinton, Dr. Henney served as the first female U.S. Commissioner of Food and Drugs from 1998 to 2001. She has served as Lead Independent Director of AmerisourceBergen Corporation, a publicly traded bio-pharmaceutical company, since 2016. Dr. Henney also served on the China Medical Board since 2004. She received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2012” member. Dr. Henney is also an NACD Board Leadership Fellow. Dr. Henney received her Bachelor of Science degree from Manchester College and her Doctor of Medicine from Indiana University.

Other Public Company Directorships: AmerisourceBergen Corporation (2002-Present) and Lead Independent Director (2016-Present), Cubist Pharmaceuticals, Inc. (2012-2015), AstraZeneca PLC (2001-2011)

Healthcare and Delivery Systems. Dr. Henney’s positions as Medical Doctor, Home Secretary of the National Academy of Medicine, Commissioner of Food and Drugs, and Executive of Academic Health Center provide her with direct experience regarding emerging health care issues and complex health delivery systems.

Regulated Industry/Public Policy. As former Commissioner of Food and Drugs and Home Secretary of the National Academy of Medicine, Dr. Henney has extensive insight into the highly regulated health industry in the U.S. and abroad.

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ROMAN MARTINEZ IV Private Investor AGE: 70 DIRECTOR SINCE: 2005 COMMITTEES: Audit (Chair), Executive, Finance

Mr. Martinez has been a private investor since 2003. In 2003, he retired as Managing Director of Lehman Brothers, an investment banking firm, following a 31-year career with the firm. He has served on the Board of Trustees of New York Presbyterian Hospital since 1996. Mr. Martinez received his Bachelor of Science degree from Boston College and his MBA from the Wharton School of the University of Pennsylvania.

Other Public Company Directorships: Orbital ATK, Inc. (2015-Present), Alliant Techsystems, Inc. (2004-2015)

Finance. Mr. Martinez has over ten years of experience as a private investor and serves on the Investment Committees of several non-profit organizations. He previously served on the Investment Advisory Council of the State of Florida, which provides independent oversight of the Florida Retirement System funds and other state funds, which aggregated in excess of $150 billion. He has extensive experience in investment banking through his 31-year tenure with Lehman Brothers where he was involved in a broad spectrum of U.S. and international investment banking activities covering financing, mergers and acquisitions and restructuring advisory assignments as well as financing transactions for governments and corporations.

Healthcare and Delivery Systems. Through his over 20 years serving on the Board of Trustees of New York Presbyterian Hospital, Mr. Martinez developed insights into the issues facing health care systems in a rapidly changing environment, including the provision of care management and delivery systems.

JOHN M. PARTRIDGE Former President of Visa, Inc. AGE: 68 DIRECTOR SINCE: 2009 COMMITTEES: Finance (Chair), Executive, People Resources

Mr. Partridge served as President of Visa, Inc., a publicly traded consumer credit company, from 2009 until 2013 and as Chief Operating Officer from 2007 to 2009. He joined Visa USA in October 1999 and served as President and Chief Executive Officer of Inovant (a Visa subsidiary) from 2000 to 2007 and as Interim President of Visa USA in 2007. From 1998 until joining Visa USA, Mr. Partridge served as Senior Vice President and Chief Information Officer of Unum Provident Corp., a publicly traded disability insurance company. From 1989 to 1998, Mr. Partridge was Executive Vice President for Credicorp Inc., a commercial banking, insurance and investment banking company, where he was responsible for consumer banking, technology and operations. Prior to joining Credicorp Inc., Mr. Partridge held various management positions with Wells Fargo Bank. Mr. Partridge has served as Chairman and Chief Executive Officer of Velo Payments, a global smart data network for business disbursements, since March 2017 and as an operating partner of Corsair Capital, a private equity firm focused on the financial services industry, since October 2015. Mr. Partridge received his Bachelor of Science degree from the University of California.

Other Public Company Directorships: Global Payments, Inc. (2013-Present)

Business Leader. Mr. Partridge has extensive senior leadership experience through his positions with Visa, Inc., Visa USA, Inovant, Unum and Credicorp.

Finance. As President and CEO of Inovant, he had direct oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. As President of Visa, he was involved with financial oversight and reporting and strategic transactions. His responsibilities at Credicorp provided significant financial services experience.

Information Technology. Mr. Partridge has experience managing and overseeing information technology investments in support of business objectives which he gained through each of his executive leadership positions, including as Chief Information Officer of Unum and as a director of Global Payments, a provider of electronic transaction processing services. As President of Inovant, he oversaw Visa’s electronic payment processing service.

International/Global. As President of Visa, Mr. Partridge’s responsibilities included international business leadership. He also serves as a director of a large public company with extensive international operations. His responsibilities with Credicorp included international assignments.

Marketing and Consumer Insights. Through his tenure with Visa, Mr. Partridge focused heavily on consumer credit and oversaw marketing, product, client service, support and processing services. As Executive Vice President of Credicorp, his responsibilities included consumer banking.

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JAMES E. ROGERS Former Chairman, President and Chief Executive Officer of Duke Energy Corporation AGE: 70 DIRECTOR SINCE: 2007 COMMITTEES: Audit, Finance

Mr. Rogers served as Chairman of Duke Energy Corporation, a publicly traded electric power company, from 2007 until 2013 and as the President and Chief Executive Officer from 2006 until 2013. He was formerly the Chairman, President and Chief Executive Officer of CINERGY Corp. (which merged with Duke Energy Corporation in 2006) from 1994 until 2006. Mr. Rogers has served as a senior operating partner of Stonepeak Infrastructure Partners, a private equity firm focused on infrastructure investments since October 2016. He co-founded and has served as Chairman of Brightlight Foundation, a non-profit provider of globally accessible and affordable energy solutions, since 2011. He has served as Chairman and Chief Executive Officer of Intrepid Energy Partners LLC, an advisory business that specializes in energy sector transactions, since 2014. Mr. Rogers received his Bachelor of Business Administration and his juris doctor from the University of Kentucky.

Other Public Company Directorships: Duke Energy Corporation (2007-2013), Applied Materials, Inc. (2008-2015), CINERGY Corp. (1994-2005), Fifth Third Bancorp (1995-2009)

Business Leader. Mr. Rogers has extensive senior leadership experience through his positions with Duke Energy and in the utility industry for 25 years. Over the course of his career, he served on the boards of eight Fortune 500 companies.

Finance. As President and CEO of Duke Energy, he had oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. As a director of Fifth Third Bancorp, a regional banking corporation, Mr. Rogers developed a deeper understanding of several facets of commercial and consumer financial services.

Regulated Industry/Public Policy. Throughout his career at Duke Energy and CINERGY, Mr. Rogers operated in a heavily regulated environment and oversaw and implemented strategic policy initiatives. Before his corporate career, he served as the Deputy General Counsel for the Federal Energy Regulatory Commission and as a partner in the law firm of Akin Gump Strauss Hauer & Feld in Washington, D.C.

ERIC C. WISEMAN Former Executive Chairman, President and Chief Executive Officer of VF Corporation AGE: 62 DIRECTOR SINCE: 2007 COMMITTEES: Finance, People Resources

Mr. Wiseman served as Executive Chairman of VF Corporation, a publicly traded apparel and footwear company, from August 2008 until October 2017. He served as Chief Executive Officer from January 2008 until December 2016 and President from 2006 until June 2015. He served as Chief Operating Officer of VF Corporation from 2006 to 2008; Executive Vice President, Global Brands from 2005 to 2006; and Vice President and Chairman, Sportswear and Outdoor Coalitions from 2004 until 2005. Mr. Wiseman received his Bachelor of Science degree and MBA from Wake Forest University.

Other Public Company Directorships: VF Corporation (2006-2017), Lowe’s Companies, Inc. (2011-Present)

Business Leader. Mr. Wiseman has extensive senior leadership experience through his positions with VF Corporation.

Finance. As Chairman and CEO of VF Corporation, he has had oversight of financial operations, merger and acquisition activities and corporate restructurings.

International/Global. Through leadership positions at VF Corporation, Mr. Wiseman oversaw operations and product sales in over 150 countries. Prior to joining VF Corporation, he held executive leadership roles at Sara Lee Corporation that included international business leadership and international assignments.

Marketing and Consumer Insights. Through leadership roles at VF Corporation, Mr. Wiseman oversaw marketing of a variety of brands through all channels of distribution, both domestically and internationally. As a director of Lowe’s, a retail home improvement and appliances company, he focuses on end-user consumer-related issues.

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DONNA F. ZARCONE President and Chief Executive Officer of The Economic Club of Chicago AGE: 60 DIRECTOR SINCE: 2005 COMMITTEES: Audit, Corporate Governance

Ms. Zarcone has been the President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, since February 2012. She served as Interim President of The Economic Club of Chicago from October 2011 until February 2012 and as President and Chief Executive Officer of D. F. Zarcone & Associates LLC, a strategic advisory firm, from 2007 until February 2012. Ms. Zarcone served as the President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, insurance and credit card programs and a wholly owned subsidiary of Harley-Davidson, Inc., from 1998 until 2006. She also served as Chairman of the Board of Eaglemark Savings Bank, a financial services provider, from 2002 to 2006. She received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2012” member. Ms. Zarcone is also an NACD Board Leadership Fellow. Ms. Zarcone received her Bachelor of Science degree from Illinois State University and her MBA from the University of Chicago Booth School of Business.

Other Public Company Directorships: CDW Corporation (2011-Present), The Jones Group (2007-2012)

Finance. As an executive at Harley-Davidson Financial Services and as the Chairman of the Board of Eaglemark Savings Bank, an FDIC-regulated entity, Ms. Zarcone oversaw end-user consumer financial services matters. She is also a certified public accountant. As President and CEO of The Economic Club of Chicago, she monitors social and economic issues facing the U.S. and global markets.

Information Technology. As a director of CDW, a leading provider of integrated information technology solutions, Ms. Zarcone oversees issues facing the information technology industry.

Marketing and Consumer Insights. As President of Harley-Davidson Financial Services, Ms. Zarcone oversaw direct marketing initiatives to end-user consumers for a portfolio of financial products. As head of Enthusiast Services at Harley-Davidson, she oversaw brand loyalty initiatives. As a director of The Jones Group, a designer, marketer and wholesaler of branded clothing, she gained further insight into end-user consumer-related issues.

WILLIAM D. ZOLLARS Former Chairman, President and Chief Executive Officer of YRC Worldwide, Inc. AGE: 70 DIRECTOR SINCE: 2005 COMMITTEES: People Resources (Chair), Executive, Corporate Governance

Mr. Zollars served from 1999 to 2011 as Chairman, President and Chief Executive Officer of YRC Worldwide, Inc., a holding company whose subsidiaries provide regional, national and international transportation and related services. Prior to that, Mr. Zollars was President of Yellow Transportation, Inc., from September 1996 through November 1999. From 1994 to 1996, he was Senior Vice President of Ryder Integrated Logistics. He also held various executive positions with Eastman Kodak. Mr. Zollars received his Bachelor of Arts degree from the University of Minnesota.

Other Public Company Directorships: Cerner Corporation (2005-Present), ProLogis Trust (2001-2010; 2011-Present), YRC Worldwide, Inc. (1999-2011)

Business Leader. Mr. Zollars’ role as Chairman, President and Chief Executive Officer of YRC Worldwide and various executive leadership positions with Yellow Transportation, Ryder Integrated Logistics and Eastman Kodak provided him extensive senior leadership experience.

Finance. As Chairman, President and CEO of YRC Worldwide, Mr. Zollars had oversight of financial operations, merger and acquisition activities and corporate restructurings and led YRC’s comprehensive recovery plan to reduce cost structure and improve operating results, cash flow from operations, liquidity and financial condition.

Healthcare and Delivery Systems. As a director of Cerner, a supplier of health care information technology, he oversees issues facing the healthcare industry, particularly health information technology.

International/Global. As President and CEO of YRC, Mr. Zollars oversaw global operations and strategic planning, and he undertook international assignments at Kodak.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Policies and Practices

Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe that strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. The Corporate Governance Committee annually reviews Cigna’s governance program based on, among other things, developments in corporate governance, feedback received during shareholder engagement, legal or regulatory actions, proxy advisory firm positions, Securities and Exchange Commission (SEC) guidance and New York Stock Exchange (NYSE) requirements. The Board and the Corporate Governance Committee developed the Board Corporate Governance Guidelines (the Guidelines) which set forth the key governance principles that guide the Board. The Guidelines, together with the charters of the Audit, Corporate Governance, Finance, People Resources and Executive Committees, provide a framework of policies and practices for our effective governance.

The Board and the Corporate Governance Committee review the Guidelines, and the committees review their respective charters, at least annually and update these governing documents as necessary to reflect changes in the regulatory environment, evolving practices and input from shareholders. The full text of the Guidelines and committee charters are available on our website at www.cigna.com/about-us/corporate-governance/ and are available to any shareholder who requests a copy.(1)

Corporate Governance Highlights

•    Independent board of directors with diversity in composition, skills  and experience

•    Independent Chairman of the Board

•    Regular executive sessions of the Board and its committees  without management present

•    Director elections by majority voting

•    Annual election of all directors

•    Proxy access right for shareholders

•    Separate Code of Business Conduct and Ethics for the Board

•    Independent Audit, Corporate Governance, Finance and People  Resources Committees

•    Annual self-evaluations of the Board, its committees and individual  directors, including periodic independent third party assessments

•    Majority of director compensation delivered in Cigna common stock

•    Meaningful stock ownership guidelines for directors

PROXY ACCESS

At our 2017 Annual Meeting, shareholders voted on a non-binding shareholder proposal regarding shareholder proxy access. As we described in our 2017 proxy statement, the Cigna Board was not opposed to proxy access, but at that time, due to the merger agreement with Anthem, Inc. (Anthem), we were restricted in our ability to amend our bylaws or propose or commit to any bylaw amendment. The Board strongly believed that any proxy access framework should be thoughtfully and carefully considered. The Board committed to conducting a full evaluation of proxy access in 2017, with a goal of implementing a proxy access bylaw amendment on terms that reflected input from our shareholders and that the Board believed were in Cigna’s shareholders’ best interests in advance of the 2018 Annual Meeting.

In advance of the 2017 Annual Meeting, at the direction of the Board, Cigna’s Office of the Corporate Secretary reached out to discuss the shareholder proposal with our 50 largest shareholders (representing approximately 65%

of outstanding shares) and engaged with holders of approximately 40% of shares outstanding. During this engagement, shareholders provided feedback on their views of the shareholder proposal and proxy access generally. At the 2017 Annual Meeting, just over 50% of the votes cast supported the proxy access shareholder proposal.

Following the 2017 Annual Meeting and after the Company was no longer subject to the restrictions of the merger agreement with Anthem, the Board resumed its evaluation of proxy access. As part of this review, the Corporate Governance Committee evaluated and considered the terms of the bylaw proposed by the shareholder proponent as compared to current market practice, other bylaw features not specified by the shareholder proponent that are necessary to provide for a balanced and effective proxy access framework, the views of proxy advisory firms and the input of Cigna’s shareholders received in connection with Cigna’s outreach efforts. In the fall of 2017, at the direction of the Board, the Office of the Corporate Secretary engaged again with our largest shareholders to

(1) Throughout this Proxy Statement, we reference information available on our website. The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

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further discuss proxy access and potential terms for a proxy access bylaw, as well as other areas of interest, such as board refreshment and corporate responsibility. The Office of the Corporate Secretary reached out to our top 20 shareholders (representing approximately 50% of outstanding shares) as well as the shareholders we had engaged with in the spring of 2017 that had requested further discussions in connection with the Board’s consideration of the implementation of a proxy access bylaw. Holders of approximately 33% of shares outstanding engaged with the Office of the Corporate Secretary as part of this shareholder outreach effort.

Shareholders indicated their support for a proposed proxy access bylaw incorporating a 3% ownership requirement, a three-year holding requirement, a cap of 20 shareholders that may form a group to meet the ownership requirement, and a right to nominate directors in an amount equal to the greater of two or 20% of the Board — terms that are consistent with current market practice. Several of the shareholders that had voted for the shareholder proposal at the 2017 Annual Meeting indicated that their vote was not intended as a vote on the specific terms proposed, but rather a vote in favor of the Company’s adoption of proxy access generally. Many shareholders also provided input regarding other terms of proxy access.

The Corporate Governance Committee discussed and carefully considered all feedback when constructing the proxy access bylaw and, following this review, the Corporate Governance Committee recommended and the Board approved amendments to our By-Laws to implement proxy access in December 2017. As a result, a shareholder or a group of up to 20 shareholders owning 3% or more of Cigna’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 20% of the Board or two individuals, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The Board believes that this proxy access bylaw framework provides meaningful proxy access rights, reflects generally accepted governance practices around proxy access and is consistent with the overall feedback received as part of our shareholder engagement.

DIRECTOR INDEPENDENCE

Cigna believes in the importance of a board comprised largely of independent, non-employee directors. The current Board includes nine non-employee directors. On an annual basis, the Board, through its Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company, consistent with Cigna’s independence standards. Cigna’s independence standards, which are detailed in the Guidelines, are consistent with the independence requirements set forth in the NYSE’s listing standards.

To be independent under Cigna and NYSE standards, the Board must affirmatively determine that a director has no material relationships with the Company directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. In making its assessment, the Board considers all relevant facts and circumstances, including the nature of transactions with such organizations and/or the amount of such transactions (in aggregate or as a percentage of the organization’s revenues or assets). The Board also considers that, in the ordinary course of business, the Company may sell products and services to, and/or purchase products and services from, organizations affiliated with our directors and may hold investments (generally, debt securities) in organizations affiliated with our directors.

Based on its review of director relationships, the Board has affirmatively determined that there are no material relationships between the non-employee directors and the Company and all non-employee directors (Dr. Henney, Ms. Zarcone and Messrs. Foss, Harris, Martinez, Partridge, Rogers, Wiseman and Zollars) are independent as defined in both Cigna’s Guidelines and the NYSE listing standards. In addition, at the committee level, all members of the Audit, Corporate Governance, Finance and People Resources Committees are independent and the members of the Audit Committee and the People Resources Committee meet the NYSE’s heightened independence requirements for service on those committees.

BOARD LEADERSHIP STRUCTURE

The Board is committed to the long-term growth of the business and the successful execution of our mission to improve the health, well-being and sense of security of the people Cigna serves around the globe. To fulfill its responsibilities to our shareholders, Cigna’s Board, both directly and through its committees, regularly engages with management, ensures management accountability and reviews the most critical issues that face Cigna. The Board is committed to meeting the dynamic needs of the Company and focusing on the interests of its shareholders and, as a result, regularly evaluates and adapts its composition, role and relationship with management.

Independent Chairman of the Board

We currently separate the roles of the Chairman of the Board and CEO. Our CEO sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, while our Chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO. We believe that having an independent Chairman assists the Board in ensuring independent oversight of the Company and the management team. The Board regularly assesses the appropriateness of this leadership structure and has concluded that this structure best suits Cigna’s needs at this time.

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In February 2018, the Board re-elected Isaiah Harris, Jr. to serve as our independent Chairman. The Board elects the Chairman to a three-year term, expiring at the annual meeting occurring at the end of the third year. Mr. Harris’ current term as Chairman will expire in April 2021, subject to his annual election to the Board by shareholders. The full Board evaluates the Chairman’s performance on an annual basis as part of the annual Board evaluation.

Chairman Responsibilities

•    Serve as principal representative of the Board

•    Facilitate discussion among independent directors on key issues

•    Advise the CEO on issues of concern for the Board

•    Develop agenda for Board meetings, in consultation with the CEO  and other directors

•    Act as liaison between Board and management

•    Lead the Board in CEO succession planning

•    Preside over Board and shareholder meetings

•    Engage in the director recruitment process

•    Represent the Company in interactions with external stakeholders,  as appropriate

Access to Management and Advisors

A member of senior management is assigned to each committee to act as a staff officer. The Chief Financial Officer serves as the staff officer for the Audit and Finance Committees; the General Counsel serves as the staff officer for the Corporate Governance Committee; and the Executive Vice President — Human Resources and Services serves as the staff officer for the People Resources Committee. These executive officers work with their respective committee chair to assist in setting and developing meeting agendas and materials and attend meetings as appropriate. Committee chairs communicate frequently with staff officers, the other executive officers and other members of management between scheduled Board meetings with respect to committee issues and management is expected to update the Board on any significant Company matters or competitive developments between Board meetings.

The Board and its committees are able to access and retain independent advisors as, and to the extent, they deem necessary or appropriate.

BOARD EVALUATIONS AND BOARD EFFECTIVENESS

Evaluation Process

A meaningfully designed director evaluation process allows the Board to gain insights into the effectiveness of and challenges facing the Board, its committees and its individual members, with the goal of enhancing Board performance and, as a result, increasing shareholder value. Cigna’s Board is committed to ongoing improvement and the evaluation process is an important vehicle that fosters and supports effectiveness. Our board evaluations are designed to solicit input and perspective on various matters, including:

•	board leadership structure;
•	board configuration, including size, diversity and skillset;

•	board dynamics, including individual director preparation and participation;

•	governance policies and practices;

•	strategy and risk oversight;

•	interaction with management; and

•	progress achieved against prior year evaluation initiatives.

As set forth in its charter, the Corporate Governance Committee oversees the Board, committee and individual director evaluation process. Annually, the Corporate Governance Committee and the Chairman of the Board determine the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective. In 2017, each director was interviewed by either the Chair of the Corporate Governance Committee or the Chairman of the Board. In response to feedback provided from directors regarding the Board evaluation process, the Chairman of the Board and the Chair of the Corporate Governance Committee also interviewed various members of management to better understand management’s perspective on the Board. In addition, each member of the Board was able to submit anonymous written feedback to the Corporate Secretary.

The Chair of the Corporate Governance Committee summarized the feedback from the individual director interviews in a report for the Chairman of the Board and each of the Committee Chairs. The Chair of the Corporate Governance Committee and the Chairman of the Board then presented the report to the full Board for review, discussion and determination of action items. The chairs of each committee led a similar self-assessment discussion for their particular committee.

From time to time, the Board has engaged an independent third party to conduct the Board evaluation, most recently

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in 2014. The Corporate Governance Committee and Board have agreed to use an independent third party to facilitate the Board evaluation process approximately every three to five years, or on an as needed basis.

The results of the evaluation process support the Board’s belief that the Board and committees are operating effectively.

Board Refreshment and Succession Planning

The Corporate Governance Committee is responsible for identifying new director candidates, reviewing the composition of the Board and its committees and for making recommendations to the full Board on these matters. As further described on page 9, in 2017, the Corporate Governance Committee began a long-term board refreshment plan and engaged an outside firm to provide advisory services related to succession planning and to assist with the recruitment of director candidates.

RESPONSIBILITIES OF THE BOARD

Board Oversight of Risk and Enterprise Risk Management

The Board of Directors has the ultimate responsibility for risk oversight under Cigna’s risk management framework. The Board executes its duty both directly and through its Audit, Corporate Governance, Finance and People

Resources Committees. The Audit Committee oversees Cigna’s enterprise risk management (ERM) framework. ERM is a Company-wide initiative that involves the Board, Cigna’s management, Cigna’s Chief Risk Officer and General Auditor (CRO) and internal audit function in an integrated effort to (1) identify, assess, prioritize and monitor a broad range of risks and (2) formulate and execute plans to monitor and, to the extent possible, mitigate the effect of those risks. The CRO meets with the Audit Committee regularly during its executive sessions and reports to the Board at least annually.

Cigna has implemented practices so that the Board and its committees are regularly briefed on issues related to the Company’s risk profile. These briefings are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These briefings address strategic, operational, financial reporting, succession and compensation, cyber-security, compliance, reputational, governance and other risks, as appropriate.

The Board, including its committees, oversees risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session without management present and with key management personnel and representatives of outside advisors as necessary.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT

Full Board

Strategic, financial and execution risks and exposures associated with Cigna’s business strategy, including impact of changes to laws and regulations, significant litigation and regulatory exposures and other current matters that may present material risk to financial performance, operations, infrastructure, plans, prospects, reputation, acquisitions and divestitures.

Audit Committee

In addition to overseeing Cigna’s ERM framework, oversees risks related to the Company’s financial statements, the financial reporting process, accounting, cyber-security and certain legal and compliance matters. The Audit Committee also oversees the internal audit function and the Company’s ethics and compliance program.

Corporate Governance Committee

Oversees risks and exposures associated with director succession and refreshment planning, corporate governance and overall Board effectiveness. Also oversees the Company’s risks related to political and charitable contributions. In exercising this oversight, the Corporate Governance Committee reviews and discusses financial contributions to such organizations.

Finance Committee

Oversees the Company’s deployment of capital, technology and investment-related initiatives. In exercising this oversight, the Finance Committee regularly reviews and discusses the technology, financial market and capital management risks that are monitored through the Company’s ERM process.

People Resources Committee

Oversees compensation related-risks and management succession planning. For additional information regarding the People Resources Committee’s role in evaluating the impact of risk on executive compensation, see “Processes and Procedures for Determining Executive Compensation — Risk Oversight” in the Compensation Discussion & Analysis (CD&A).

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CORPORATE GOVERNANCE MATTERS

Oversight of Business Strategy

Our directors provide unique insights into the strategic issues facing the Company, including changes in the regulatory environment, changing market dynamics and the competitive landscape. As part of its oversight of business strategy, the Board:

•	Formally reviews Cigna’s annual and longer-term strategic plan, financial targets and strategies for achieving those targets;

•	Regularly reviews and assesses Cigna’s results of operations, financial performance, prospects and competitive position;

•	Regularly discusses external factors that affect the Company, such as regulatory developments and trends impacting the health care industry generally;

•	Regularly reviews our performance compared to our competitors; and

•	Regularly evaluates potential strategic alternatives relating to Cigna and our business, including possible acquisitions, divestitures and business combinations.

Management Succession Planning

At the direction of the Chairman, the Board oversees management succession planning, including for the CEO role. With the assistance of the People Resources Committee, the Board reviews and approves regular and emergency succession plans. The People Resources Committee is responsible for overseeing the Company’s policies and processes for people development in general. The People Resources Committee also ensures that management succession planning meets the Board’s expectations. Annually, the CEO presents to the Board a review of executive officers and key senior management, including a discussion of those employees who are considered to be potential successors to executive and senior level positions with regard to their readiness and development opportunities. In 2017, succession planning related to the promotions of Brian C. Evanko, Christopher J. Hocevar, Alan M. Muney, Eric P. Palmer and Michael W. Triplett to executive officer roles, and the retirements of Thomas A. McCarthy and Matthew G. Manders.

Shareholder Interests

The Board and the Corporate Governance Committee oversee the Company’s shareholder engagement practice. The Office of the Corporate Secretary engages with shareholders on issues related to corporate governance, executive compensation and social responsibility. In 2017, the Office of the Corporate Secretary engaged in extensive outreach with shareholders, particularly regarding proxy access, as further described on page 16. During these meetings, shareholders also expressed an interest in learning more about our board refreshment plans and our corporate responsibility efforts. As a result, we have included additional disclosure on these topics, which can be found on pages 9 and 23, respectively.

Senior management and the Investor Relations team regularly meet with shareholders and respond to their questions and feedback throughout the year. In June 2017, Cigna hosted an Investor Day. During Investor Day, Cigna’s management discussed our track record of delivering value and our growth path moving forward. Investor Day was a highly interactive event, providing the investment community with many formal and informal opportunities to further understand Cigna’s strategy to Go Deeper, Go Local and Go Beyond, as well as the depth and breadth of Cigna’s management team.

In addition, the Board has adopted a number of practices that align the interests of the directors with those of the shareholders, including:

•	a director compensation program whereby a majority of compensation is delivered in common stock;

•	robust stock ownership requirements for directors; and

•	no shareholder rights plan and, at this time, the Board has no intention of adopting such a plan.

Information regarding how our executive compensation policies and practices align with the interests of shareholders can be found in the CD&A.

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CORPORATE GOVERNANCE MATTERS

BOARD MEETINGS AND COMMITTEES

In 2017, the Board held 11 meetings and the committees of the Board held a total of 33 meetings. At all regular meetings held in 2017, the independent members of the Board met in executive session without management present. As part of all regularly scheduled Board meetings, the Chairman presides over all executive sessions of the Board. Each committee also met in executive session without management on a regular basis in connection with their respective meetings.

Each director attended more than 75% of the aggregate of all meetings of the Board and committees on which he or she served during 2017. During 2017, Board and committee attendance averaged 93% for the Board as a whole. In addition to formal Board meetings, the Board engages with management regularly throughout the year.

The Board expects directors to attend the annual meeting of shareholders. All directors attended the 2017 annual meeting and Mr. Harris chaired the meeting. All directors are expected to attend the Annual Meeting in 2018.

The Board has five committees: Executive, Audit, Corporate Governance, Finance and People Resources. Complete copies of the committee charters are available on Cigna’s website at www.cigna.com/about-us/company-profile/corporate-governance/.

The composition of the Audit, Corporate Governance, Finance and People Resources Committees is set forth below.

	Audit*	Corporate Governance	Finance	People Resources

Eric J. Foss		✓		✓

Jane E. Henney, M.D.	✓	Chair

Roman Martinez IV	Chair #		✓

John M. Partridge			Chair	✓

James E. Rogers	✓ #		✓

Eric C. Wiseman			✓	✓

Donna F. Zarcone	✓ #	✓

William D. Zollars		✓		Chair

Meetings in 2017	9	8	8	8

✓	Committee member

#	Designated “audit committee financial expert” as defined in the SEC rules.

*	All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards.

The Executive Committee may exercise the power and authority of the Board as specifically delegated by the Board when convening a meeting of the full Board of Directors is impracticable. Mr. Harris is Chairman of the Executive Committee and Dr. Henney and Messrs. Cordani, Martinez, Partridge and Zollars serve on the Executive Committee. In 2017, the Board of Directors did not delegate any actions to the Executive Committee and, therefore, the Executive Committee did not meet in 2017.

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CORPORATE GOVERNANCE MATTERS

Committee	Responsibilities

Audit Committee

•   Assesses the qualification and independence of, appoints, compensates, oversees the work of and removes, if appropriate, Cigna’s independent registered public accounting firm.

•   Represents and assists the Board in fulfilling its oversight responsibilities regarding the adequacy and effectiveness of internal controls and the integrity of financial statements.

•   Reviews annual and quarterly financial statements, earnings releases, earnings guidance and significant accounting policies with management and, if appropriate, the independent registered public accounting firm.

•   Oversees compliance with material legal and regulatory requirements, including those that apply to federal and state health care programs.

•   Oversees the Company’s enterprise risk management program and internal audit function and advises the Board on financial and enterprise risks, including risks related to the security of information technology systems.

•   Maintains procedures for and reviews the receipt, retention and treatment of complaints and concerns regarding accounting, controls, auditing, reporting and disclosure matters.

Corporate Governance Committee

•   Reviews, advises and reports to the Board on the Board’s membership, structure, organization, governance practices and performance, as well as shareholder engagement activities.

•   Assists the Board in board refreshment planning.

•   Reviews committee assignments and director independence.

•   Oversees director nomination and compensation and develops specific director recruitment criteria.

•   Oversees communications with external stakeholders, including shareholders.

•   Oversees corporate political and charitable contributions and the Company’s corporate responsibility and sustainability efforts.

Finance Committee

•   Oversees the structure and use of Cigna’s capital.

•   Oversees Cigna’s long-term financial objectives and progress against those objectives.

•   Reviews Cigna’s strategic operating plan and budget.

•   Oversees Cigna’s investment strategy and sets investment policies and guidelines.

•   Oversees information technology strategy and execution.

People Resources Committee

•   Oversees the policies and processes for people development and assists the Board in reviewing executive officer succession plans.

•   Establishes company goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those established goals and objectives, and based on this evaluation, recommends the CEO’s compensation to the independent members of the Board for approval.

•   Reviews and approves compensation targets, base salaries, cash and equity-based incentive compensation payments and arrangements, severance, and other compensation and benefits arrangements for any current or prospective executive officers other than the CEO, subject to required Board or shareholder approvals.

•   Establishes performance measures and goals and assesses whether these goals are met for awards under short-term and long-term cash-based and equity-based compensation plans.

•   Reviews and monitors the Company’s diversity program.

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CORPORATE GOVERNANCE MATTERS

CODES OF ETHICS

Cigna is committed to conducting business in accordance with the highest standards of integrity, legal compliance and ethical conduct. In 2015, at the recommendation of the Corporate Governance Committee, the Board adopted a Director Code of Business Conduct and Ethics, available on Cigna’s website at www.cigna.com/about-us/corporate-governance/. The Board believes that having a separate code of conduct for the Board meaningfully enhances Cigna’s governance framework by making Board-specific policies clearer, while also addressing general shareholder concerns over transparency of company and board practices.

All directors and employees, including executive officers, must comply with the Company’s Code of Ethics, available on Cigna’s website at www.cigna.com/about-us/corporate-governance/. Both the Director Code of Business Conduct and Ethics and the Company Code of Ethics, together with Cigna’s related policies and procedures, address major areas of professional conduct, including, among others, conflicts of interest, protection of private, sensitive or confidential information, insider trading and adherence to laws and regulations affecting the conduct of Cigna’s business. Directors and employees affirm their adherence to the Code of Ethics and the Director Code of Business Conduct and Ethics, as applicable, annually.

CORPORATE RESPONSIBILITY

As a global health service company with the mission of helping improve the health, well-being and sense of security of the people we serve, Cigna believes that its success depends on earning trust through responsible business practices, corporate citizenship and providing superior services that meet our customers’ individual needs. Inspired by our mission, Cigna works to positively impact the health of people, communities and the environment.

As evidence of this, in 2015, Cigna was the first U.S. health insurance company to sign on to the United Nations Global Compact (UNGC), a policy initiative for companies committed to areas such as human rights, labor standards, environmental responsibility and business integrity in business operations. In 2017, Cigna became a member of the UNGC Health is Everyone’s Business action platform, which is a coalition working to develop a global business agenda to address goals related to good health and well-being.

In 2017, Cigna was named to the Dow Jones Sustainability Index, a benchmark for investors who integrate sustainability considerations into their portfolios. We achieved the leading spot among the Health Care Providers & Services industry sector. Cigna was recognized in both the Dow Jones Sustainability World Index and the Dow Jones Sustainability North America Index. Our

inclusion on the index was driven by our responsible business practices.

The Corporate Governance Committee is responsible for overseeing Cigna’s positions on, and policies with respect to, Cigna’s corporate responsibility efforts around the globe. To support the Corporate Governance Committee’s responsibility, Cigna has established the Cigna Connects Corporate Responsibility Governance Council to provide input on Cigna’s policies, initiatives and reporting relative to corporate responsibility. Led by Cigna’s Director of Corporate Responsibility & Civic Affairs, this Council is a cross-functional team of leaders from various areas of the Company, including ethics and compliance, global real estate, risk management, supply chain, human resources and the Cigna Foundation.

Cigna annually publishes a corporate responsibility report, Cigna Connects, highlighting our corporate responsibility goals and initiatives. Cigna Connects covers areas such as Cigna’s practices around ethics and governance, diversity, environmental sustainability, and our Cigna Foundation. It also provides more information about our recent recognitions, including being named to Corporate Responsibility Magazine’s 100 Best Corporate Citizens List, our listing on the MSCI Sustainability Index, and our “Innovation in Advancing Health Equity” award from the National Business Group on Health. Cigna Connects is presented to the Corporate Governance Committee, which reviews the report with the Board. We encourage our shareholders to review our most current report, which is available on Cigna’s website at www.cigna.com/about-us/corporate-responsibility/report/.

Cigna’s corporate responsibility efforts are focused on the following areas:

Health and Well-Being. Cigna’s goal is to make health care better for all, by striving to build a sustainable health care system that lowers health risks, fosters health equality, improves health status and promotes preventative health interventions. For example, Cigna is committed to being a national leader on modernizing the approach to the prevention, treatment and communication of substance use disorders, and pledged to reduce opioid usage among our customers by 25% by 2019. Cigna is addressing the needs of our communities through efforts such as empowering veterans to address difficult health and life circumstances and establishing the free Cigna Health Improvement Tour. In 2017, we provided more than 10,000 free Cigna Health Improvement Tour biometric screenings (blood pressure, cholesterol, blood sugar and body-mass index) and health coaching to participants in 100 locations.

Environment. As a health service company, Cigna takes a precautionary approach to its environmental sustainability efforts, recognizing that environmental stewardship can have a health impact and also make sound business sense. We currently have 16 LEED certified buildings and 25 sites

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CORPORATE GOVERNANCE MATTERS

are enrolled in the U.S. Environmental Protection Agency’s ENERGY STAR® program. In 2017, Cigna’s greenhouse gas emissions data was verified by an independent third party expert. Cigna considers managing the risks and opportunities associated with climate change and resource scarcity as a significant aspect of our corporate responsibility platform. Our Environmental Policy Statement, which is described in greater detail in the Corporate Responsibility section of www.cigna.com, outlines our environmental sustainability policies and practices.

Ethical and Inclusive Business Practices. We strive to foster relationships with various stakeholders to help us better understand their priorities and to further Cigna’s goal of bringing positive changes in areas such as human capital, diversity and inclusion, supply chain management, stakeholder engagement and human rights. Cigna seeks to partner with organizations that are guided by similar principles. Our Supplier Code of Ethics, with which all of our suppliers are expected to comply, explicitly prohibits the use of child or forced labor, and requests that our suppliers demonstrate ethics, compliance and integrity in human rights, business conduct and the environment. The Supplier Code of Ethics is an important part of the internal control structure and helps promote ethical business practices. As an example of our focus on inclusive business practices, in 2017, we welcomed the inaugural class of our diverse supplier Mentor Protégé Program. This program, consisting of certified minority, veteran and LGBT business enterprises, provides one-on-one mentoring with Cigna management, and insights into growth strategies and best practices to help grow their businesses.

The Cigna Foundation

The Cigna Foundation, established more than 50 years ago, carries out our corporate philanthropy goals of bringing Cigna’s mission and brand promise to life for individuals and communities around the globe. The Cigna Foundation accomplishes these goals through strategically focused charitable grants to nonprofit organizations whose work enhances the health of individuals and families and the well-being of their communities. Cigna’s World of Difference grants center around collaborations with nonprofits pursuing projects that help people overcome barriers to their health and well-being related to factors such as ethnicity, race, gender, age, education, economic status or place of residence. In 2017, we added a focus on community health workers. Cigna funded 27 Cigna Foundation Grants to address health disparities and advance community health navigation in 2017.

ANNUAL POLITICAL CONTRIBUTIONS AND LOBBYING ACTIVITY REPORT

Cigna is committed to transparency and strives to provide clarity about our goals and positions related to the Company’s federal and state lobbying and advocacy efforts as well as why we believe active engagement in the public policy arena is important to our mission, business and customers. Cigna has engaged with shareholders to gain feedback regarding desired political contribution disclosure and published its first annual political contributions and lobbying activity report in 2011. The initial report provided information about Cigna’s political contributions, lobbying activities, trade association affiliations and related matters. Since then, we have significantly enhanced this report to incorporate subsequent input from shareholders and to provide greater clarity on our overall lobbying framework, including the areas in which we focus our advocacy efforts and why we believe active engagement in the public policy arena is necessary to support the achievement of our mission, the success of our business and the well-being of our customers. The report also provides information about: (1) direct political contributions that Cigna makes at a corporate level; (2) contributions that Cigna makes through the Cigna Political Action Committee; and (3) the total amount of dues paid to any industry trade association to which Cigna pays $50,000 or more in annual dues, as well as the portion of any such dues that such trade associations inform us are allocable to any non-deductible lobbying expenses. The Corporate Governance Committee oversees Cigna’s political and lobbying activities. The Company updates the report annually and we encourage you to review our 2017 report which is available on Cigna’s website at www.cigna.com/about-us/corporate-governance/.

CERTAIN TRANSACTIONS

Transactions with Related Persons

Cigna has not adopted a written policy concerning review, approval or ratification of related person transactions. Cigna compiles information about transactions between Cigna and Cigna’s directors, director nominees, executive officers and any immediate family members and affiliated entities identified by directors, director nominees and executive officers as having any form of relationship with Cigna, as well as shareholders that identified themselves during 2017 as holding 5% of Cigna’s common stock. Cigna’s Office of the Corporate Secretary analyzes the nature of any transaction to determine whether the transaction may require disclosure under SEC rules as a related person transaction. On an annual basis, the Corporate Governance Committee reviews the analysis prepared by the Company, and presents its assessment to the full Board of Directors.

Based on this review, there are no related person transactions requiring disclosure under SEC rules.

Compensation Committee Interlocks and Insider Participation

The People Resources Committee is comprised of four independent directors: William D. Zollars (Chair), Eric J. Foss, John M. Partridge and Eric C. Wiseman. There are no compensation committee interlocks.

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CORPORATE GOVERNANCE MATTERS

Non-Employee Director Compensation

OVERVIEW

Cigna’s director compensation program is designed to attract and retain highly qualified independent directors, by addressing the time, effort, expertise and accountability required of active board membership. The Board believes that the current director compensation program:

•	aligns with shareholder interests because it includes a significant equity-based compensation component, the value of which is tied to Cigna’s stock price; and

•	is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity and scope.

The Corporate Governance Committee’s charter provides that it will periodically review director compensation and assist the Board in the administration of director compensation plans. The Board approves the amount and form of director compensation. The Corporate Governance Committee may from time to time engage an independent compensation consultant to assist in its review of director compensation.

DIRECTOR COMPENSATION PROGRAM

The Corporate Governance Committee reviews Cigna’s non-employee director compensation program on an annual basis. The Corporate Governance Committee last engaged an independent compensation consultant in 2011 to assist in the Committee’s review of director compensation amount and pay mix. As a result of that review, the Board, upon recommendation from the Corporate Governance Committee, approved the current director compensation program, effective January 2012. The Board has not increased compensation since that time.

In 2017, the Board and the Corporate Governance Committee reviewed the director compensation program and did not make any changes. As part of this review, the Corporate Governance Committee reviewed benchmarking data from the Company’s compensation peer group (as described in “Executive Compensation Policies and Practices — 2017 Peer Groups” in the CD&A), as well as the top 200 companies of the S&P 500, to ensure that our pay practices were competitive and aligned with those companies.

The following chart summarizes the retainer compensation provided to directors for their service on Cigna’s Board and its committees. A director who also is an employee of the Company does not receive payment for service as a director. The CEO is the only employee who currently serves as a director. There is no retainer for service on the Executive Committee. All retainer payments are made in equal, quarterly installments.

RETAINER TYPE	ANNUAL AMOUNT	METHOD OF PAYMENT

Board	$275,000	Cigna common stock ($180,000) Cash ($95,000)

Chairman of the Board	$225,000	Cash

Committee chair	$ 15,000	Cash

Committee member	$ 10,000	Cash

Deferral of Payments

Under the Deferred Compensation Plan of 2005 for Directors of Cigna Corporation (Deferral Plan), directors may elect to defer the payment of the cash and/or common stock portion of their annual retainers. Deferred common stock compensation is credited to a director’s deferred compensation account as a number of shares of hypothetical common stock and ultimately paid in shares. Deferred cash compensation is ultimately paid in cash, and directors have a choice of hypothetical investment funds whose rates of return are credited to that account. These funds include a Cigna stock fund and several other funds selected from those offered to all Cigna employees under the Cigna 401(k) Plan. Directors may elect to receive payments under the Deferral Plan in a lump sum or installments. Lump sum payments are made, or payment installments begin, in January of the year following a director’s separation from service.

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CORPORATE GOVERNANCE MATTERS

Stock Ownership Guidelines

Cigna requires directors to maintain a stock ownership level of at least $500,000 in value of Cigna common stock, which is more than five times the annual Board cash retainer. Under the guidelines, directors have five years from their election to the Board to satisfy this ownership obligation. Common stock, deferred common stock, restricted stock units and hypothetical shares of Cigna common stock held by a director count toward the stock ownership guidelines for directors whose service started before February 2014. Directors whose service started after February 2014 may only count common stock and deferred common stock for compliance with stock ownership guidelines. As of December 31, 2017, all of the directors are in compliance with the stock ownership guidelines and met or exceeded their ownership requirement.

Financial Planning and Matching Charitable Gift Programs

Directors may participate in the same financial planning and tax preparation program available to Cigna executive officers. Under this program, Cigna will make direct payments or reimburse directors for financial planning services that are provided by firms designated by Cigna and for tax preparation services in the amount of up to $6,500 annually. Each director whose service started before 2006 and has at least nine years of board service upon separation from service also is eligible for direct payments or reimbursement in the amount of up to $5,000 for financial planning and tax preparation services during the one-year period following separation from service.

Directors also may participate in the matching charitable gift program available to Cigna employees, under which

Cigna will make a matching charitable gift of up to $5,000 annually. In addition, upon a director’s retirement, in recognition of the retiring director’s service, the Board may make a donation in the amount of $10,000 to a charitable organization of the director’s choice.

Insurance Coverage

Cigna provides each director, on the same basis as employees and at no cost to the director, group term life insurance coverage equal to the annual Board retainer ($275,000 during 2017), and business travel accident insurance coverage equal to three times the annual Board retainer ($825,000 during 2017).

Directors also may purchase or participate in, by paying premiums on an after-tax basis, additional life insurance, medical care, long-term care, property/casualty personal lines and various other insurance programs available on a broad basis to Cigna employees. Directors also may elect to purchase worldwide emergency assistance coverage. This program, which provides international emergency medical, personal, travel and security assistance, also is available to Cigna executive officers and certain other Cigna employees who frequently travel abroad for business.

Cigna provides each retired director whose service started before 2006 and who has at least nine years of Board service upon separation from service with $10,000 of group term life insurance coverage, with premiums paid by Cigna. In addition, these directors may also participate for two years following separation from service in the medical care programs currently offered by Cigna to retired employees, with premiums paid by the director on an after-tax basis.

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CORPORATE GOVERNANCE MATTERS

DIRECTOR COMPENSATION TABLE FOR 2017

The table below includes information about the compensation paid to non-employee directors in 2017. Mr. Cordani, the only Company employee on the Board of Directors, does not receive any director compensation for his Board service.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL COMPENSATION ($)
(a)	(b)	(c)	(d)	(e)

Eric J. Foss	115,000	180,000	365	295,365

Michelle D. Gass(1)	28,750	45,000	61	73,811

Isaiah Harris, Jr.	320,000	180,000	918	500,918

Jane E. Henney, M.D.	120,000	180,000	6,157	306,157

Roman Martinez IV	120,000	180,000	1,373	301,373

John M. Partridge	120,000	180,000	5,365	305,365

James E. Rogers	115,000	180,000	820	295,820

Eric C. Wiseman	115,000	180,000	820	295,820

Donna F. Zarcone	115,000	180,000	6,316	301,316

William D. Zollars	120,000	180,000	1,017	301,017

(1) Ms. Gass resigned from the Board of Directors on February 21, 2017.

Fees Earned or Paid in Cash (Column (b))

•	In addition to the annual cash retainer for Board service received by each director:

•	Dr. Henney and Messrs. Martinez, Partridge and Zollars each served as a committee chair and as a member of another committee.

•	Ms. Zarcone and Messrs. Foss, Rogers and Wiseman each served as a member of two committees.

•	Mr. Harris served as Chairman of the Board.

•	Director fees listed in this column may be deferred by directors under the Deferral Plan (see “Deferral of Payments” above).

Stock Awards (Column (c))

Column (c) lists the aggregate grant date fair value of Cigna common stock awarded to directors as part of their Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that Cigna applies for financial statement reporting purposes as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (disregarding any estimates for forfeitures). Common stock awards listed in this column may be deferred by directors under the Deferral Plan. See “Director Ownership” below for amounts and a description of equity-based awards outstanding as of December 31, 2017.

All Other Compensation (Column (d))

Column (d) includes:

•	reinvested dividends on certain share equivalent awards and on deferred Cigna common stock, and dividends paid in cash on restricted stock units, as described below under “Director Ownership;”

•	matching charitable awards made by Cigna as part of its matching gift program (also available on a broad basis to Cigna employees) in the amount of $5,000 each for Dr. Henney, Ms. Zarcone and Mr. Partridge; and

•	the dollar value of Company-paid life insurance premiums for all directors.

There were no perquisites or personal benefits provided to non-employee directors that exceeded $10,000, as permitted by SEC rules.

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CORPORATE GOVERNANCE MATTERS

DIRECTOR OWNERSHIP

The table shows Cigna securities held by each non-employee director as of December 31, 2017. The value of these securities was calculated using $203.09, which was Cigna’s closing stock price on December 29, 2017, the last business day of the year.

NAME	COMMON STOCK (a)	DEFERRED COMMON STOCK (b)	RESTRICTED STOCK UNITS (c)	HYPOTHETICAL SHARES OF COMMON STOCK (d)	TOTAL OWNERSHIP (e)	TOTAL OWNERSHIP VALUE (f)

Eric J. Foss	13,413	—	—	—	13,413	$2,724,046

Isaiah Harris, Jr.	1,937	—	13,500	23,255	38,692	$7,857,958

Jane E. Henney, M.D.	1,836	—	13,500	19,024	34,360	$6,978,172

Roman Martinez IV	9,496	22,780	13,500	15,423	61,199	$12,428,905

John M. Partridge	33,267	—	—	—	33,267	$6,756,195

James E. Rogers	—	37,520	—	11,299	48,819	$9,914,651

Eric C. Wiseman	4,200	12,117	—	3,652	19,969	$4,055,504

Donna F. Zarcone	5,971	8,230	13,500	2,797	30,498	$6,193,839

William D. Zollars	212	—	13,500	9,784	23,496	$4,771,803

Deferred Common Stock (Column (b))

Column (b) includes the equity portion of the 2017 and any previous year’s Board retainer granted in Cigna common stock or deferred stock units that have been deferred under the Deferral Plan.

Restricted Stock Units (Column (c))

Column (c) includes restricted stock units that were issued in April 2014 upon the cancellation and exchange of 13,500 restricted share equivalents held by each of Dr. Henney, Ms. Zarcone and Messrs. Harris, Martinez and Zollars. The restricted share equivalents were originally granted pursuant to the terms of the compensation program in place at the times of the directors’ election to the Board between 2004 and 2006. The restricted share equivalents and the restricted stock units have the same terms and conditions, except that, upon separation of service, the restricted share equivalents would have settled in cash and the restricted stock units will settle in shares of Cigna common stock. The restricted stock units vest after nine years of service or upon reaching age 65. All of these restricted stock units are vested.

Hypothetical Shares of Common Stock (Column (d))

Column (d) includes (1) share equivalents resulting from voluntary deferrals of cash compensation hypothetically invested in the Cigna stock fund; (2) hypothetical shares of Cigna common stock credited to directors’ restricted deferred compensation accounts under the terms of the retirement plan in effect between 1997 and 2005; and (3) hypothetical shares of Cigna common stock acquired pursuant to a pre-2006 requirement that directors invest or defer a portion of their Board retainer in shares of hypothetical Cigna common stock. Although these securities are not common stock, the value of the hypothetical shares of Cigna common stock credited to a director’s deferred compensation account is tied directly to the value of Cigna common stock.

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COMPENSATION MATTERS

Advisory Approval of Executive Compensation (Proposal 2)

Our Board is committed to strong governance and recognizes that Cigna shareholders have an interest in our executive compensation policies and practices. Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires that we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (NEOs). In recognition of the preference of shareholders expressed at our 2011 annual meeting and reaffirmed at our 2017 annual meeting, the Board has held “say on pay” advisory votes on an annual basis. Consistent with this practice and SEC rules, we are asking you to approve the following advisory resolution:

Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables and accompanying narrative disclosure.

We believe that our executive compensation program design effectively aligns the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to Cigna’s performance and rewarding our executive officers for the creation of long-term shareholder value. In considering your vote, we encourage you to review the Proxy Statement Summary, the Compensation Discussion and Analysis and the Executive Compensation Tables.

This advisory vote is intended to address our overall compensation policies and practices related to the NEOs rather than any specific element of compensation. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

The Board of Directors unanimously recommends that shareholders vote FOR the advisory approval of the Company’s executive compensation.

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COMPENSATION MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the compensation policies, programs and decisions regarding our named executive officers (NEOs) for 2017, who include our Chief Executive Officer, Chief Financial Officer, the three most highly-compensated executive officers as of the end of 2017, as well as our former Chief Financial Officer and one other executive officer who retired during 2017. The People Resources Committee (the Committee) is charged with oversight of the Company’s executive compensation policy and plans and makes all compensation decisions for our executive officers with the exception of our CEO, for whom the Committee makes recommendations to the Board of Directors. This section also describes why the Committee has chosen each element of compensation and how it made compensation decisions. For 2017, our NEOs are:

NAME	TITLE

David M. Cordani	President and Chief Executive Officer

Eric P. Palmer(1)	Executive Vice President and Chief Financial Officer

Christopher J. Hocevar(2)	President, Strategy, Segments and Solutions

Nicole S. Jones	Executive Vice President and General Counsel

Jason D. Sadler(3)	President, International Markets

Thomas A. McCarthy(4)	Retired Executive Vice President and Chief Financial Officer

Matthew G. Manders(5)	Retired President, Government & Individual Programs and Group Insurance

(1)	Mr. Palmer was appointed Executive Vice President and Chief Financial Officer effective June 16, 2017.

(2)	Mr. Hocevar was appointed President, Strategy, Segments and Solutions effective February 23, 2017.

(3)	Mr. Sadler is based in Hong Kong. His base salary and annual incentive award are paid in Hong Kong dollars and, throughout this CD&A, have been converted to U.S. dollars using an exchange rate of $1 Hong Kong dollar = $0.12799676 U.S. dollar, the average of the daily mid-points between the bid and the ask prices for each trading day in the month of December 2017.

(4)	Mr. McCarthy retired from the Company effective June 16, 2017.

(5)	Mr. Manders retired from the Company effective November 3, 2017.

This CD&A is organized as follows:

Executive Summary provides an overview of our compensation philosophy and our pay-for-performance alignment.	Pages 31 — 33

Executive Compensation Policies and Practices describes our compensation objectives and practices, as well as how we set target total direct compensation and target pay mix.	Pages 33 — 36

Elements of Compensation describes each form of compensation we pay and how our executive compensation program is tied strongly to performance.	Pages 37 — 47

Employment Arrangements and Post-Termination Payments summarizes any employment agreements, our severance and other post-termination arrangements as well as our change of control arrangements.	Pages 48 — 49

Processes and Procedures for Determining Executive Compensation provides an overview of the Committee’s role in executive compensation, the process for determining executive officer compensation and the compensation consultant’s role.

Pages 49 — 50

Other Practices describes our stock ownership guidelines, our hedging and pledging restrictions, our clawback policy and the impact of tax and accounting treatment on our executive compensation program.

Pages 51 — 53

30	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

EXECUTIVE SUMMARY

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance and attract and retain executive talent. We believe the achievement of our enterprise goals will result in the creation of meaningful and sustained long-term value for our shareholders. Each of the measures in our performance-based plans are designed to align with and support our business strategy. We focus on driving enterprise profitability, growth and operating expense efficiency to support investment in innovation, customer loyalty and stock performance.

The primary principles underlying our compensation philosophy are to:

Motivate superior enterprise results with appropriate consideration of risk while maintaining a commitment to the Company’s ethics and values.	Align the interests of the Company’s executives with those of its shareholders and reward the creation of long-term value for Cigna shareholders.	Emphasize performance-based short-term and long-term compensation over fixed compensation.	Reward the achievement of favorable long- term financial results more heavily than the achievement of short-term results.	Provide market- competitive compensation opportunities designed to attract and retain highly qualified executives.

Pay-for-Performance Alignment

Cigna’s compensation program is heavily weighted to emphasize performance-based pay over fixed compensation. Our Management Incentive Plan (MIP) is a cash-based program designed to reward the achievement of annual enterprise results. Long-term performance is rewarded through annual long-term incentive (LTI) awards, including Strategic Performance Shares (SPSs), the payout of which is based upon performance over a three-year period. Financial measures within the MIP and SPS program, such as adjusted income from operations,(1) revenue and operating expense ratio improvement, are tied to the performance of Cigna’s three ongoing business segments — Global Health Care, Global Supplemental Benefits and Group Disability and Life. Our MIP and SPS plans are designed to reward our NEOs for the Company’s performance relative to pre-established enterprise goals.

Short- and Long-Term Performance

For 2017, adjusted income from operations(1) for Cigna’s ongoing business segments was $2.8 billion, compared to $2.3 billion in 2016, reflecting significantly increased earnings contributions across each of Global Health Care, Global Supplemental Benefits and Group Disability and Life. Revenue for the three ongoing business segments grew to $40.9 billion, reflecting continued growth in Cigna’s targeted customer segments. Our results included strong performance across each of our priority growth platforms — Commercial Employer, U.S. Seniors, Global Supplemental Benefits, and Group Disability and Life. These results provide us with momentum for continued growth in 2018.

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COMPENSATION MATTERS

2017 Management Incentive Plan

Payouts under the 2017 Management Incentive Plan rewarded our NEOs for our strong performance in 2017, reflecting pay-for-performance alignment. MIP awards reward the achievement of annual enterprise results relative to pre-established goals, as well as individual performance, accomplishments and contributions.

Measure	Result	Award

Adjusted income from operations(1)(2)	24.5% growth was above target range	Individual payouts ranged from 130% to 155% of target for each of the NEOs serving as executive officers at the end of 2017.
Revenue(2)	4.9% growth was within target range
Operating expense ratio improvement(2)	2.3% improvement was within target range
Strategic Priorities

Above target performance reflects:

•   Strong progress in community health and client retention

•   A higher NPS score relative to 2016

•   Strong employee engagement results

•   Advancement of enterprise compliance initiatives

2015—2017 Strategic Performance Share Program

Long-term performance was rewarded through the payout of our 2015—2017 SPSs. Our TSR over this three-year period, which accounts for 50% of the SPS payout, was 25.5%, placing Cigna at the 78th percentile relative to the SPS performance peer group for the period. Over the three-year performance period, adjusted income from operations,(1)(2) which accounts for 50% of the SPS payout, grew as described above.

Measure	Result ($ in million)	Award

Relative TSR(3)	78th percentile (183% of target)	2015—2017 SPSs were paid out at 139.8% of target.
Adjusted income from operations(1)(2)	$7,532 (97.1% of target)

(1)	We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2017 for more complete financial information. Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it presents the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

(2)	Reflects results for Cigna’s three ongoing business segments — Global Health Care, Global Supplemental Benefits and Group Disability and Life.

(3)	The peer group used to measure relative TSR is the SPS performance peer group which, at the time of the 2015—2017 SPS payout, included: Aetna, Inc., Aflac Incorporated, Anthem, Inc., The Hartford Financial Services Group, Inc., Humana, Inc., Manulife Financial Corporation, MetLife, Inc., UnitedHealth Group Incorporated and Unum Group.

2017 Long-Term Incentive Award

In February 2017, the Committee (and, for Mr. Cordani, the Board, upon the recommendation of the Committee) approved the annual LTI award for each NEO, 50% of which was awarded in stock options and 50% of which was awarded in an SPS award with a 2017—2019 performance period. The exercise price of the stock options awarded was $149.135, which means our stock must trade above that price for the NEOs to realize value from these awards. The payout of the 2017—2019 SPS award will be based on the Company’s performance over the three-year period ending December 31, 2019. In determining the annual LTI award, the Committee primarily evaluates individual contributions, but also may consider the other factors described in “Elements of Compensation — Long-Term Incentives.”

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COMPENSATION MATTERS

Shareholders Continue to Support our Executive Compensation Program

The Committee and the Board consider the results of the annual shareholder executive compensation “say-on-pay” vote, as well as other compensation-related shareholder votes, in determining the ongoing design and administration of the Company’s executive compensation programs. Shareholders have expressed their strong support for our executive compensation program, with approximately 93% of votes cast at the 2017 annual meeting in favor of the advisory vote on executive compensation.

Also, in 2017, shareholders recommended that Cigna hold an annual advisory vote on executive compensation. In light of and consistent with the vote of Cigna shareholders, the Board determined that Cigna will continue to hold future “say-on-pay” votes on an annual basis until the next required vote on the frequency of shareholder votes for this purpose (which will occur no later than 2023).

The Committee also considers feedback on our executive compensation program received as part of our ongoing communications with shareholders.

EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Compensation Objectives and Practices

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance and attract and retain executive talent. By emphasizing performance-based awards over fixed compensation, we strive to motivate superior enterprise results that we believe will result in the creation of meaningful and sustained long-term value for our shareholders and exceptional service for our customers.

To further our compensation philosophy, the Committee uses the following compensation practices, processes and instruments:

•	A regular and rigorous analysis of relevant market compensation data for each executive officer position. The analysis includes market data for competitors and the broad-based general industry based on companies of similar size and scope;

•	Annual pay-for-performance assessment of the degree of achievement of the Company’s short-term and long-term goals and an evaluation of each executive officer’s contribution to the Company’s performance;

•	A MIP designed to motivate executive officers to achieve the Company’s annual performance goals. No MIP awards are made unless the Company achieves a pre-defined minimum level of adjusted income from operations for the ongoing businesses;

•	An equity-based incentive plan (the Cigna Long-Term Incentive Plan or LTIP) focused on long-term shareholder value creation. We grant SPS awards and stock options to executives under the LTIP. SPS awards reward executives for relative TSR performance as compared to our competitors and the achievement of financial goals over a three-year performance period. Through stock options, executives have the potential to realize value as a result of stock price appreciation;

•	The retention of an independent compensation consultant to assist the Committee in its design and implementation of the Company’s executive compensation programs; and

•	Ongoing monitoring of compensation best practices and investors’ views on compensation and the modification of our compensation programs as appropriate to align with good governance standards.

For information on the oversight of the executive compensation program, see “Processes and Procedures for Determining Executive Compensation” in this CD&A.

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COMPENSATION MATTERS

Strong Compensation Governance and Controls

What We Do

•    Strong alignment between pay and performance.

•    “Double trigger” requirement for change of control benefits.

•    Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies.

•     Robust stock ownership guidelines and shareholding requirements for equity awards to align executives’ interests with shareholders.

•    A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley.

•    Management of LTIP annual share usage (or burn rate) and total dilution by setting an annual share usage limit, which is below the maximum permitted under the plan.

•    Oversight of people development policies and processes, including consideration of assessments of executive officers and key senior management.

•    CEO and executive officer succession plans overseen by the Board of Directors, with assistance from the Committee.

•    An annual assessment by the Committee of any potential risks and associated internal controls in our incentive compensation programs and policies.

•    Minimum acceptable level of financial performance required in order for any payments under the MIP to be made.

•    Approximately 90% of our CEO’s target total direct compensation is performance based.

What We Don’t Do

•    No tax gross-up of severance pay upon a change of control.

•    No excessive perquisites.

•    No hedging of Cigna stock by any directors, executive officers or employees, and no pledging of Cigna stock by directors or Section 16 officers unless approved in limited circumstances.

•    No discounting, reloading or repricing of stock options without shareholder approval.

•    No payment of dividends on unvested shares.

Compensation Data

The Committee establishes target compensation levels based on a variety of factors, including a rigorous analysis of relevant published market compensation data of the Company’s compensation peer group and a general industry peer group.

2017 Peer Groups

Compensation Peer Group. The Committee periodically requests that its independent compensation consultant conduct a review of the composition of the Company’s compensation peer group and offer suggested modifications for benchmarking future executive pay decisions. The Committee’s consultant utilizes multiple sources to develop and recommend potential peer companies for the Committee to consider. Sources for possible peers include companies screened by industry and business focus, peer groups developed by proxy advisory firms, peers identified in various analyst reports, and peers of companies in Cigna’s compensation peer group.

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COMPENSATION MATTERS

The table below lists the companies included in the 2017 compensation peer group.

2017 Compensation Peer Group

Aetna, Inc.	The Hartford Financial Services Group, Inc.

Aflac Incorporated	Humana, Inc.

American International Group, Inc.	Manulife Financial Corporation

Anthem, Inc.	MetLife, Inc.

Centene Corp.	Prudential Financial, Inc.

Chubb Limited	Unum Group

A broader cut of survey data, representing size-adjusted health and life insurance companies, was used to benchmark Mr. Sadler’s compensation because peer group data were insufficient or unavailable for his specific role. A list of the companies used to determine Mr. Sadler’s 2017 target total direct compensation and target total pay mix is included on Annex B.

General Industry Peer Group. The Committee also recognizes that Cigna often competes for talent from companies beyond that of its compensation peer group. As an additional reference to provide a broader perspective on market practices, particularly for those executive officers with job functions that could apply to a variety of industries, the Committee utilizes a general industry peer group. For 2017, the Committee, with the assistance of its independent compensation consultant, reviewed the companies included in its general industry peer group by screening publicly traded, U.S.-based companies within certain industry classifications, including insurance, banking and financial services, healthcare equipment and services, pharmaceutical, biotechnology and life sciences, household and personal products, software services and telecommunications. The list was then narrowed to companies whose revenues were within the range of 0.4 to 2.5 times that of Cigna and whose market capitalization was within the range of 0.25 to 4 times that of Cigna. The screening process resulted in a group of 35 companies, which are listed on Annex C.

SPS Performance Peer Group. Before 2015, Cigna’s compensation peer group was used to track relative TSR for our long-term incentive program. In consultation with its compensation consultant, the Committee created a performance peer group to be used exclusively to track relative TSR within the SPS program, effective beginning with the 2015—2017 performance period. The Committee recognized that certain of our competitors were not included in the compensation peer group due to their size. While size is a relevant factor in determining a compensation peer group, it is less relevant when measuring relative performance. Other companies were included in the compensation peer group because Cigna competes with them for talent; however, because of significant differences in business focus, these companies do not make optimal comparators for performance purposes. For these reasons, the Committee created an SPS performance peer group comprising the same companies in its compensation peer group, but adding UnitedHealth Group Incorporated and removing Chubb Limited and Prudential Financial, Inc. Beginning with the 2017—2019 performance period, the Committee added Centene, Inc. to the SPS performance peer group.

Updates to Peer Groups for 2018. The Committee removed MetLife, Inc. from the SPS performance peer group beginning in 2018. The Committee determined that, due to a major divestiture and changes in the business focus at MetLife, Inc., it was no longer an optimal comparator for performance purposes given industry differences and differences in business models. In order to keep the SPS performance peer group robust, the Committee added Prudential Financial Inc., which has overlap with the Company’s businesses and is of similar scope and complexity. The Committee did not make changes to the compensation peer group or general industry peer group for 2018.

Tally Sheets

The Committee reviews tally sheets for all of its executive officers as part of its annual compensation award determination process. The tally sheets summarize historical actual compensation and current target compensation for each officer. The Committee believes that tally sheets are a useful reference tool when considering whether compensation decisions reflect Cigna’s compensation philosophy and performance, but are not a determining factor when making executive compensation decisions.

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COMPENSATION MATTERS

Target Total Direct Compensation and Target Pay Mix Emphasizes Performance-Based Compensation

The Committee’s decisions regarding target total direct compensation and target pay mix are consistent with its principles that (1) performance-based compensation should be emphasized over fixed compensation; and (2) long-term incentives should be more heavily weighted than annual incentives.

Target total direct compensation consists of base salary, the annual incentive target and the long-term incentive target. The Committee approves each of these amounts for each NEO on an annual basis, seeking to target an executive officer’s total direct compensation in a “competitive range” of within 15% of the 50th percentile of the relevant market data for the compensation peer group and the general industry peer group. When setting total target direct compensation, the Committee evaluates survey data and other public information, such as proxy data, available for both peer groups.

While the Committee targets total direct compensation in the competitive range, there may be variation in the target pay mix such that target amounts for individual compensation elements may be above or below the competitive range for the individual element. Target total direct compensation for a NEO also may vary outside of the competitive range of the 50th percentile of the survey data for the compensation peer group or general industry peer group due to factors such as performance, tenure in role, range of data available and market and economic conditions. In general, compensation levels for an executive officer who is newer to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance are typically positioned at the higher end of the competitive range. Internal pay comparisons among the NEOs are not generally considered by the Committee for purposes of determining target pay mix and target total direct compensation. For 2017, target total direct compensation of our NEOs as a group resulted in a target compensation opportunity in the aggregate of within 15% of the 50th percentile of both our compensation peer group and our general industry peer group.

As illustrated in the charts below, performance-based compensation represents approximately 90% of Mr. Cordani’s target total direct compensation, including 70% in long-term incentives and 20% in annual incentives. On average, performance-based compensation represents 79% of target total direct compensation for the other NEOs, including an average of 57% in long-term incentives and 22% in annual incentives. These percentages are targets only and will not match the percentages calculable from the actual compensation paid reflected in the Summary Compensation Table.

CEO TARGET PAY MIX	OTHER NEO AVERAGE TARGET PAY MIX

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COMPENSATION MATTERS

ELEMENTS OF COMPENSATION

Cigna’s 2017 executive compensation program consists of the following elements:

ELEMENT		PURPOSE
Base salary		Fixed portion of total direct compensation, set with reference to competitive market data and designed to attract and retain key talent.

Management Incentive Plan (MIP)

Performance-based cash compensation designed to reward the achievement of annual enterprise results relative to pre-established goals, as well as individual performance, accomplishments and contributions.

Long-Term Incentives (LTI)	Stock Options	Performance-based compensation, the potential realized value of which is determined by stock price appreciation from the date of grant through the date of exercise.
	Strategic Performance Shares	Performance-based compensation, the payout of which is based upon the achievement of pre-determined enterprise goals and the Company’s relative TSR over a three-year performance period.

Retirement and Deferred Compensation

Savings-based component that is aligned to competitive market practice and includes 401(k) plans and a voluntary non-qualified deferred compensation program that does not have any Company contributions. U.S.-based NEOs hired before July 1, 2009 have accrued benefits from defined benefit pension plans that were frozen on July 1, 2009.

Limited Perquisites and Other Benefits		Limited perquisites that are designed to attract and retain key talent or to provide for the safety and security of executive officers.

Actions Impacting 2017 Compensation

Promotions. In connection with Mr. Palmer’s promotion to Executive Vice President, Chief Financial Officer in June 2017, the Committee reviewed and approved his base salary, 2017 MIP target and LTI target. In addition, Mr. Palmer was awarded transitional SPSs for the 2017-2019 performance period, as further described on page 44. In connection with Mr. Hocevar’s promotion to President, Strategy, Segments and Solutions in February 2017, the Committee reviewed and approved his base salary, 2017 MIP target and LTI target. The Committee approved the base salaries, 2017 MIP targets and LTI targets for Mr. Palmer and Mr. Hocevar following a review of the market data for both the compensation peer group and the general industry peer group. The base salaries, 2017 MIP targets and LTI targets for Mr. Palmer and Mr. Hocevar are reflected in the tables on pages 38, 41 and 44, respectively.

Market-Based Adjustments. Due to the operating covenants in the merger agreement with Anthem that restricted adjustments to executive officer compensation, the Committee and, with respect to Mr. Cordani, the Board, had not approved increases to MIP targets since December 2014 or base salaries since March 2015 for most executive officers. In July 2017, following termination of the merger agreement, the Committee and, with respect to Mr. Cordani, the Board reviewed and approved adjustments to the base salary and 2017 MIP targets for Mr. Cordani, Ms. Jones and Mr. Sadler. The Committee believed that these adjustments were necessary to maintain the competitive positioning of target total direct compensation. The base salary increases were effective July 31, 2017 and are reflected in the table on page 38. The 2017 MIP targets are reflected in the table on page 41.

Base Salary

Base salary represents only 10% of CEO target pay and an average of 21% for all other NEOs, with the balance of target compensation being performance-based.

Base salary is the only fixed portion of a NEO’s total target direct compensation and, consistent with the Committee’s philosophy that executive pay should strongly align with the interests of our shareholders, represents a small portion of total target direct compensation.

Base salary levels are set with reference to both competitive market data and individual performance. Base salaries are reviewed annually and may be adjusted as a result of updated market information and an assessment of an executive’s role and performance contributions, including the executive’s demonstration of Cigna’s core values and the achievement of the expectations associated

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COMPENSATION MATTERS

with his or her role. As further described above, the Committee, and with respect to Mr. Cordani, the Board, approved changes to Mr. Cordani’s, Ms. Jones’ and Mr. Sadler’s base salary to maintain the competitive positioning of their target total direct compensation. The average base salary increase for these NEOs was 12%. Base salaries for these executive officers had not been increased since March 2015 due to the operating covenants in the merger agreement with Anthem that restricted adjustments to executive officer compensation.

The table below shows base salaries for each of the NEOs. The base salaries for Mr. Cordani, Ms. Jones and Mr. Sadler reflect the increases approved in July 2017. The base salaries for Mr. Palmer and Mr. Hocevar reflect the base salary levels approved in connection with their promotions.

NEO	2017 ANNUAL BASE SALARY ($)
David M. Cordani	1,400,000
Eric P. Palmer	675,000
Christopher J. Hocevar	550,000
Nicole S. Jones	630,000
Jason D. Sadler	648,837
Thomas A. McCarthy	740,000
Matthew G. Manders	750,000

Annual Incentives

Because profitability is

critical to the long-term

success of the business, no

annual incentive award

payments are made to

executive officers unless the

Company achieves a

pre-defined minimum level

of adjusted income from

operations.

Management Incentive Plan (MIP) Overview

Annual incentives are paid under the MIP. The MIP is designed to reward executives for the achievement of short-term, or annual, performance goals. On an annual basis, the Committee approves:

•	Enterprise performance measures and goals, which are designed to align with, and drive execution of, the Company’s business strategy;

•	Individual targets for the NEOs, except for Mr. Cordani’s target, which is approved by the Board upon the recommendation of the Committee;
•	Aggregate funding levels for actual MIP awards; and

•	Actual MIP awards for the NEOs, except for Mr. Cordani’s award, which is approved by the Board upon the recommendation of the Committee.

Subject to certain limits described below, the actual annual incentive can range from 0% to 200% of the individual’s target, allowing the Committee to differentiate awards based on an individual’s contributions and how those contributions impacted the attainment of enterprise goals. This includes factors such as the extent to which an executive delivers results that provide improved financial performance, customer service or employee engagement and an executive’s level of innovation and thoughtful risk-taking. At times, the Committee may also use this flexibility to aid in the retention of select key talent. For 2017, MIP awards ranged from 130% to 155% of target for the NEOs serving as executive officers at the end of 2017, based on Company results and individual contributions.

MIP Performance Measures and Goals

Each year, the Committee sets enterprise performance measures, weightings and goals for annual incentive awards based on Cigna’s business priorities and annual operating plan. The operating plan aligns with our strategy, long-term commitment to shareholders and expected performance in the industry. The Committee works with its independent compensation consultant to evaluate the appropriateness of these measures and weightings and the degree of challenge in the MIP performance goals. The measures are designed to align with and drive execution of the Company’s business strategy. For 2017, performance measures included adjusted income from operations, revenue, operating expense ratio improvement and strategic priorities. More detailed information on these measures is included in the 2017 Performance Goals, Measures and Actual Results table.

In past years, we have included net promoter score (NPS) as a performance measure in the MIP. In 2017, we replaced the former NPS measure with a “strategic priorities” measure to emphasize the importance of incentivizing and recognizing progress in certain areas beyond financial results that support our business strategy. The strategic priorities measure, weighted 20% of the overall MIP value, measures the Company’s progress in three key strategic categories: (1) customer, client and reputational focus (which includes NPS); (2) employee engagement; and (3) enterprise focus on compliance. The operating expense improvement ratio measure is now weighted 10%. The weightings for the adjusted income from operations and revenue measures, 50% and 20%, respectively, remain unchanged.

For each MIP goal other than strategic priorities, the Committee specifies certain below target, target and

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COMPENSATION MATTERS

above target levels of performance. For the strategic priorities measure, the Committee evaluates the Company’s progress among the three key strategic categories against the Company’s performance in the prior year. To aid the Committee in setting the financial performance targets, and to assess the reasonableness and rigor of those targets, the Committee’s compensation consultant annually presents a comprehensive report to the Committee that evaluates Cigna’s historical relationship between pay and performance in comparison with Cigna’s compensation peer group. The compensation consultant also reviews performance goals determined by the Committee in the context of historical performance and analyst expectations of future performance for Cigna and Cigna’s SPS performance peer group.

Executive Officer MIP Funding and Award Determination Process

The key considerations to funding the MIP and determining individual award amounts are discussed below.

STEP 1

Achieve Earnings Minimum

The Committee believes that achieving Cigna’s profitability goals is critically important to the long-term success of the business. In recognition of this importance, the Committee establishes a minimum level of adjusted income from operations that must be achieved for the year in order for any MIP award to be earned. If the Company does not meet that pre-defined minimum level, then no annual incentives will be paid to executive officers.

STEP 2

Company Performance Drives Funding Level

If the Company achieves the earnings minimum, the Committee may fund the executive officer MIP pool from 0% to 200% of the aggregate targets based upon whether each performance measure is below target, at target, or above target. The following table sets forth the ranges between which the MIP pool may be funded for each performance measure, in each case, assuming the earnings minimum has been achieved:

Measure	Performance	Funding Range
Adjusted income from operations	Above target range	Above 120% to 200%
Revenue	Within target range	80% to 120%
Operating expense ratio improvement	Below target range	Less than 80%
Strategic Priorities	The Committee evaluates progress in the three key strategic categories year over year.

The Company’s actual performance relative to each measure determines which funding range applies for purposes of that measure. However, the Committee maintains the discretion to determine at which point within that range the actual funding of the MIP pool will be set. In setting the actual funding percentage for each measure, the Committee considers Cigna’s performance as a whole (both in absolute terms and relative to competitors), as well as Cigna’s achievement of the goals within the performance measure. The MIP funding mechanisms ensure that a minimum level of performance is achieved and that NEOs’ MIP awards reflect the Company’s performance.

STEP 3

Award Amounts Based on Individual Contributions to Company Performance

Once MIP funding has been determined, the Committee (and for Mr. Cordani, the Board of Directors upon the recommendation of the Committee) assesses each named executive officer’s individual contributions and how such contributions impacted the achievement of the MIP goals to determine the actual award amounts for each NEO. Actual awards can range from 0% to 200% of a NEO’s MIP target, allowing the Committee to differentiate payouts based on each individual’s contributions.

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2017 Performance Goals, Measures and Actual Results

The Committee considers the appropriate measures for the MIP program for the upcoming year at its October and December meetings, and then considers and approves the actual performance targets at its meetings in January and February. For 2017, the Committee established the performance measures, weightings and target performance goals below, which were used to determine the range of potential aggregate funding for MIP awards.

MEASURE	ALIGNMENT WITH BUSINESS STRATEGY	WEIGHTING	TARGET PERFORMANCE GOALS	ACTUAL RESULT

Adjusted income from operations*	Reinforces the importance of profitable growth across the enterprise.	50%	10.5% to 19.5% growth	24.5% growth was above target range

The target was set as a year-over-year growth goal for Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments.

Revenue	Focuses on enterprise growth, encourages business decisions that optimize results for the enterprise, promotes collaboration across business units and drives customer focus.	20%	0.0% to 6.0% growth	4.9% growth was within target range

The target was set as a year-over-year growth goal for Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments.

Operating expense ratio improvement	Drives continued focus on delivering ongoing expense efficiency while furthering investment capacity for ongoing innovation.	10%	1.0% to 5.5% improvement	2.3% improvement was within target range

The target was set as a composite objective, which measures operating expense improvement in Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments versus 2016. Operating expenses are expressed as a percent of revenue for each segment.

Strategic Priorities	Emphasizes the importance of recognizing progress in areas beyond financial results and of aligning our goals, contributions and rewards with our business strategy.	20%	The Committee evaluates progress in each category compared to 2016.

Above target performance reflects:

•   Strong progress in community health and client retention

•   A higher NPS score relative to 2016

•   Strong employee engagement results

•   Advancement of enterprise compliance initiatives

The categories for the strategic priorities measure for 2017 include (1) customer, client and reputational focus; (2) employee engagement; and (3) enterprise focus on compliance.

*	Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it presents the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

In setting the target performance goals for each measure in February 2017, the Committee considered Cigna’s publicly disclosed earnings estimates, historical Company and SPS performance peer company results, analyst commentary and the Company’s then-current expectations for the industry and economic environment. The Committee considered

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various market forces impacting the Company and related uncertainties, including the expectation that the industry would continue to face significant market changes and disruption in 2017 and initial reactions to the 2016 U.S. election, as well as uncertainty regarding the proposed merger with Anthem. The Committee believed that the target performance goals represented competitively attractive goals that would be challenging to achieve in light of the circumstances facing the Company in 2017.

2017 Individual MIP Targets and Awards

MIP target levels for the 2017 performance year for the NEOs are set forth in the table below. As further described on page 37, the Committee, and with respect to Mr. Cordani, the Board, approved changes to Mr. Cordani’s, Ms. Jones’ and Mr. Sadler’s 2017 MIP targets to maintain the competitive positioning of their target total direct compensation. The average MIP target increase was 26%. MIP targets for these executive officers had not been increased since December 2014 due to the operating covenants in the merger agreement with Anthem that restricted adjustments to executive officer compensation. The 2017 MIP targets in the table below reflect the approved increases. The 2017 MIP targets for Mr. Palmer and Mr. Hocevar reflect the targets approved in connection with their promotions.

In determining actual MIP awards, the Committee (and for Mr. Cordani, the Board of Directors upon the recommendation of the Committee) takes an integrated approach, assessing enterprise results together with each named executive officer’s individual contributions during 2017. Payouts under the 2017 Management Incentive Plan rewarded our NEOs for our strong performance in 2017, reflecting pay-for-performance alignment.

NEO	2017 MIP TARGET ($)	ACTUAL MIP PAYOUT ($)	PAYOUT AS A PERCENT OF TARGET (%)

David M. Cordani	2,800,000	4,000,000	143

Eric P. Palmer	750,000	975,000	130

Christopher J. Hocevar	500,000	775,000	155

Nicole S. Jones	680,000	1,054,000	155

Jason D. Sadler	648,837	908,371	140

Thomas A. McCarthy(1)	800,000	400,000	50

Matthew G. Manders(2)	900,000	900,000	100

(1)	Mr. McCarthy’s Agreement and Release provided that he would receive a 2017 MIP payment of $400,000, or 50% of his target, subject to the Company’s attainment of 2017 MIP targets.

(2)	Mr. Manders’ Agreement and Release provided that he would receive a 2017 MIP payment of $900,000, or 100% of his target, subject to the Company’s attainment of 2017 MIP targets.

Mr. Cordani

In early 2018, the Committee, together with the independent Chairman of the Board, assessed the performance of Mr. Cordani in the context of the overall Company performance. This assessment included a review of the Company’s financial performance in 2017 as well as Mr. Cordani’s individual contributions. Following this review, the Committee made certain recommendations to the Board relating to Mr. Cordani’s MIP award for 2017. The Board considered these recommendations as part of its own independent review of Mr. Cordani’s performance. More specifically, the Board considered the following factors:

Enterprise Performance. Cigna’s 2017 results included strong performance across each of our priority growth platforms – Commercial Employer, U.S. Seniors, Global Supplemental Benefits, and Group Disability and Life, providing Cigna with momentum for continued growth in 2018. Specifically, 2017 enterprise performance included:

•	Consolidated revenue of $41.6 billion, an increase of 5% over 2016;

•	Consolidated adjusted income from operations of $2.7 billion, compared to $2.1 billion in 2016, reflecting increased earnings contributions from each of our business segments;

•	Global medical customer growth of 700,000 customers during the year, totaling 15.9 million customers at year end, driven by strong growth across our Commercial market segments; and

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•	An industry leading medical cost trend, reflecting benefits from increased alignment for our customers and clients, deeper collaborative relationships with providers and differentiated specialty integration models.

Strategy Execution. During 2017, following termination of the merger with Anthem, Mr. Cordani led the evolution of Cigna’s Go strategy to Go Deeper, Go Local and Go Beyond and effectively communicated this evolved strategy to investors, clients, customers and partners. Highlights of the execution of the Company’s Go strategy, include:

•	Strategic investments through the acquisitions of Zurich Middle East, which enabled Cigna to provide more personalized products to individuals, employers and government entities in the Middle East, and Brighter, an innovative technology company working with leading health service and dental organizations to engage patients and providers in personalized and seamlessly integrated experiences to more efficiently deliver higher-value healthcare;

•	The increase in number of members using Cigna One Guide, a personalized multi-modal service experience that supports consumers consultatively at the point they choose a plan, find care and other “moments that matter,” to more than two million Cigna customers; and

•	Targeted initiatives and increased investments that benefit our customers and communities and further promote Cigna’s mission and global brand, including the TV Doctors of America campaign for preventive care, the creation of the Health Improvement Tours featuring health screening, opioid reduction initiatives and veterans support.

Enterprise Leadership. The Board recognized Mr. Cordani’s leadership during a year of significant change and uncertainty, focusing on talent retention, employee development and engagement initiatives. Despite two key retirements, he ensured a strong leadership team remained in place through a number of internal promotions. Throughout 2017, Cigna continued the implementation and execution of the operating model announced in early 2017, which is designed to ensure the executional focus necessary to deliver greater choice, quality, affordability and personalization to Cigna’s customers and clients. In addition, the results of employee engagement efforts were positive and turnover, particularly among key employees, remained low. Cigna also delivered meaningful results on diversity and inclusion efforts.

Regulatory Environment and Compliance. Mr. Cordani represented Cigna and the health care industry in a number of forums in Washington, D.C. and across the country to reinforce the needs of the Company’s customers and clients. In 2017, Cigna restructured the Enterprise Compliance team to further align with Cigna’s strategic plan and operating model. In June 2017, the CMS audit work was completed and Cigna resumed marketing its Medicare Advantage-Prescription Drug and Medicare Part D Plans and enrolling beneficiaries. Cigna’s Seniors business emerged from the audit with a strong operating model and a continued commitment to customer centricity and compliance.

Based on these factors, and in particular given the Company’s strong 2017 financial performance, the positive momentum going into 2018 and Mr. Cordani’s continued focus on execution of the Company’s strategy and leading the organization during a challenging year, the Board awarded Mr. Cordani a MIP payout for 2017 of $4,000,000, or 143% of his 2017 MIP target.

Other NEOs

For all other NEOs, Mr. Cordani makes recommendations to the Committee regarding MIP awards based on his evaluation of each NEO’s performance and contributions to enterprise goals. The Committee considers Mr. Cordani’s recommendations when determining MIP awards. While not exhaustive, below are certain key factors the Committee considered when making award determinations.

Mr.  Palmer. Mr. Palmer was appointed Executive Vice President and Chief Financial Officer in June 2017. Since that time, he has led the partnership between the Company’s business teams and their financial counterparts and has provided critical guidance and leadership in support of the Company’s development and assessment of strategic paths. Through this leadership, Mr. Palmer supported the delivery of strong results in each of our ongoing businesses in 2017. In addition, he successfully executed on Cigna’s capital management objectives, including a $1.6 billion debt offering and a tender offer for $1 billion of outstanding debt. He also led the reorganization of the finance leadership team to align with and support the Company’s evolved operating model and initiated a process to streamline and improve efficiencies of the Company’s core finance and underwriting disciplines. As a result of Mr. Palmer’s contributions in 2017, Mr. Cordani recommended, and the Committee approved, a 2017 MIP payment of $975,000, or 130% of his target.

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Mr. Hocevar. Mr. Hocevar was appointed President, Strategy, Segments and Solutions in February 2017. In this role, Mr. Hocevar is responsible for the strategic, growth and profitability plans for the Company’s U.S. Commercial, Pharmacy and Group Insurance businesses. He also oversees the strategic development of product solutions and their market positioning and the enterprise informatics strategy and analytics teams, aligning internal resources to deliver valuable solutions to our customers. During 2017, Mr. Hocevar led the delivery of strong financial performance and robust customer growth within our U.S. Commercial business and made meaningful progress in advancing strategic initiatives, including the Company’s localization, personalization and affordability strategies. In addition, he was key to the development and execution of Cigna’s sovereign strategy in 2017. As a result of Mr. Hocevar’s contributions in 2017, Mr. Cordani recommended, and the Committee approved, a 2017 MIP payment of $775,000, or 155% of his target.

Ms.  Jones. As Executive Vice President and General Counsel, Ms. Jones continued to lead Cigna’s legal, compliance and government affairs teams in 2017 and the partnership between those teams and the Company’s businesses and other corporate functions. During the past year, Ms. Jones continued to enhance and strengthen the Company’s compliance organization and created and led cross-functional teams to identify and mitigate potential compliance risks across the enterprise. With respect to the proposed merger with Anthem, Ms. Jones provided key strategic legal counsel. She also provided legal guidance related to the Company’s global business and mergers and acquisitions strategy. As a result of Ms. Jones’ contributions in 2017, Mr. Cordani recommended, and the Committee approved, a 2017 MIP payment of $1,054,000, or 155% of her target.

Mr.  Sadler. Mr. Sadler continued to serve as President, International Markets in 2017, delivering strong performance, value and service to clients, customers and partners across all businesses in our international markets, with particularly strong results in the Global Supplemental Benefits business. Mr. Sadler led the continued evolution of our International Markets strategy and the reorganization of our International Markets team in support of that strategy. He also led continued growth in the Middle East, furthered by the Company’s acquisition of Zurich Insurance Middle East. As a result of Mr. Sadler’s contributions in 2017, Mr. Cordani recommended, and the Committee approved, a 2017 MIP payment of $908,371, or 140% of his target.

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Long-Term Incentives

Long-term incentives are designed to incent and reward sustained financial success and strategic accomplishments that benefit Cigna and its shareholders over the long-term.

LTI Overview

Long-term incentives are administered under the Cigna Long-Term Incentive Plan and are delivered annually through a mix of strategic performance shares (SPSs) and stock options. SPS awards have a three-year performance period and are denominated in shares of Cigna common stock. At the end of the three-year performance period, the actual number of shares earned is based on Cigna’s performance against pre-established enterprise goals. The SPSs earned will range from 0% to 200% of the SPS award opportunity. Cigna’s stock options, whose actual value realized depends upon stock price appreciation at the time that the options are exercised, generally vest (or first become exercisable) in equal installments over three years beginning on the first anniversary of the grant and have a ten-year term.

2017 Individual LTI Targets and Awards

A named executive officer’s LTI target is expressed as a dollar value and is determined based on the compensation peer group and the general industry peer group market data for the officer’s role. The Committee sets the target as an absolute dollar value, not as a percentage of salary, with the primary consideration being the comparison to the 50th percentile LTI level of the market data for both peer groups. For 2017, an executive could receive a grant between 0% and 200% of his or her individual target value. In determining awards for the NEOs, the Committee (and, for Mr. Cordani, the Board, upon the recommendation of the Committee) primarily evaluates individual contributions, but also may take into consideration enterprise performance, LTIP share utilization, succession planning needs and other factors as circumstances warrant.

2017 LTI awards ranged from 100% to 115% of each NEO’s target for the NEOs who served as an executive officer at the time of the 2017 LTI award. These awards were delivered 50% in stock options and 50% in SPS awards having a 2017-2019 performance period. The Committee believes this mix provides an appropriate balance between emphasizing stock price appreciation and enterprise performance.

The table below provides more detail about the 2017 LTI target values, grant values and percentages relative to LTI targets.

	2017 LTI TARGET ($)	ACTUAL LTI GRANT VALUE(1) ($)	LTI AWARD AS A PERCENT OF TARGET (%)
David M. Cordani	9,600,000	11,040,000	115
Eric P. Palmer(2)	2,100,000	1,266,000	—	(2)
Christopher J. Hocevar	1,250,000	1,250,000	100
Nicole S. Jones	1,424,500	1,638,175	115
Jason D. Sadler	1,000,000	1,150,000	115
Thomas A. McCarthy	2,400,000	2,400,000	100
Matthew G. Manders	2,600,000	2,600,000	100

(1)	Awarded in February 2017. The LTI Grant Value referenced in the table differs from the sum of the Stock Award and Option Award grant date fair values referenced in the Summary Compensation Table. This is largely due to the timing and determination of the grant date fair value of SPS awards under ASC Topic 718. Under ASC Topic 718, SPS grant date fair values reflect a probable achievement level of the TSR performance condition as of grant date; however this probable achievement level is not determined until after the Committee has determined the dollar amount of the LTI grant. Thus, an SPS award’s grant date fair value for accounting purposes may be higher or lower than the dollar amount of the LTI grant approved by the Committee if the TSR probable achievement level is above or below target, respectively. For more information on the TSR performance condition, please see the “Stock Awards” footnote for the Summary Compensation Table.

(2)

Reflects the LTI target approved by the Committee in connection with Mr. Palmer’s promotion to Executive Vice President, Chief Financial Officer in June 2017. The actual LTI grant value includes the LTI award granted to Mr. Palmer in February 2017, prior to his promotion, plus the aggregate value of transitional SPSs that he was awarded for the 2017-2019 performance period in connection

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with his promotion. The objective of the transitional SPS award is to align Mr. Palmer’s 2017-2019 SPS award with his new LTI target. As Mr. Palmer was not an executive officer at the time the 2017 LTI award was granted, we have not included his award as a percent of target.

Equity awards granted in 2017 are disclosed in terms of their grant date fair value in columns (e) and (f) of the Summary Compensation Table and in the Grants of Plan-Based Awards Table.

Strategic Performance Shares Program

Our SPS program is designed to incent and reward sustained long-term financial discipline and strategic accomplishments that benefit Cigna and its shareholders over the long-term.

Grants

At the time of grant, a total LTI dollar value is approved for each named executive officer. The SPS portion of the award (50% of the total LTI value) is converted into a specific number of SPSs on the grant date based on

Cigna’s stock price on that date.

Vesting

SPSs vest in the first quarter of the year following the end of the three-year performance period.

Payout Determination

The Committee determines a performance factor of 0% to 200% based on Company achievement of pre-established measures during the performance period, and that factor is multiplied by each SPS award to determine the number of shares to be paid in respect of vested awards.

Measure: Relative TSR, compounded over the three-year performance period

Weighting: 50%

Alignment with Business Strategy: Rewards NEOs for stock performance relative to Cigna’s applicable peer group at the time of the award

Comparator: The SPS performance peer group is used to measure relative TSR.

Measure: Adjusted income from operations

Weighting: 50%

Alignment with Business Strategy: Reinforces the importance of sustained profitable growth across the enterprise

Segments Included: Global Health Care, Global Supplemental Benefits and Group Disability and Life

Threshold Performance: Performance that would result in funding of less than 35% of target yields no payment for this measure

Final Payout

SPS awards are ultimately settled in Cigna stock, so the actual value of the earned awards is based on

Cigna’s stock price at the time of payment.

The SPS program is designed to pay at the competitive median for performance results against stretch targets. Each year, when the Committee approves the performance measures and goals for the SPS performance period, the Committee sets the goals with the expectation that performance resulting in a number of shares paid between 80% and 120% of target would be challenging and not certain, while performance resulting in a number of shares paid over 120% of target would be difficult, but not unattainable. The Committee believes that the SPS performance measures are effective in evaluating the Company’s long-term success and value created for shareholders.

The SPS programs outstanding as of the end of 2017 include the 2015-2017 performance period, the 2016-

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2018 performance period and the 2017-2019 performance period. If earned, these SPSs will be paid out in 2018, 2019 and 2020, respectively. For each of these programs, the SPS performance peer group, which is used to measure relative TSR, includes Aetna, Inc., Aflac Incorporated, Anthem, Inc., The Hartford Financial Services Group, Inc., Humana, Inc., Manulife Financial Corporation,

MetLife, Inc., UnitedHealth Group Incorporated and Unum Group. Centene Corp. was added to the SPS performance peer group for the 2017-2019 performance period. In the event the number of companies in the peer group falls below ten during the three-year performance period, the Company’s TSR will be ranked against the remaining companies.

2015-2017 SPS Program

The performance goals for the 2015-2017 SPSs are presented in the table below, along with actual results for the three-year performance period.

MEASURE	WEIGHTING	TARGET PERFORMANCE GOALS (DOLLARS IN MILLIONS)	ACTUAL RESULT (DOLLARS IN MILLIONS)
Relative TSR	50%	50th Percentile	78th Percentile (183% of target)

Adjusted income from operations(1)	50%	Cumulative adjusted income from operations of $7,220 to $7,948, calculated assuming a compound annual growth rate of 3.5%-8.5%	$7,532 (97.1% of target)

(1)	Reflects results for Cigna’s three ongoing business segments — Global Health Care, Global Supplemental Benefits and Group Disability and Life. Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it presents the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

Over the three-year period from 2015 to 2017, three-year annual compounded TSR was 25.5%, which ranked at the 78th percentile relative to the applicable peer group companies and was 183% of target.

Based on the results in the table above, in February 2018, the Committee approved a payout of the 2015-2017 SPSs at 139.8% of target. The calculations utilized to determine the payout were reviewed for accuracy by PricewaterhouseCoopers LLP.

2014-2016 SPS Program

The shares earned under the 2014-2016 SPS program were measured using performance through December 31, 2016 and were delivered to each executive officer in February 2017. The total share value realized by each NEO on the payment date is reflected in the Option Exercises and Stock Vested Table. The performance measures, targets, results and payout for the 2014-2016 SPS program are discussed in greater detail in our definitive proxy statement for our 2017 annual meeting of shareholders, filed with the SEC on March 17, 2017.

Retirement and Deferred Compensation

401(k) Retirement Plan and

Supplemental 401(k) Plan

All U.S. full-time employees are eligible for the tax-qualified 401(k) Plan, which provides for employee contributions as well as Company matching contributions of up to 4.5% of eligible pay. Certain employees, including the U.S.-based NEOs, are eligible for the Cigna Supplemental 401(k) Plan.

The Supplemental 401(k) Plan is a non-qualified deferred compensation plan that provides an annual credit to employees equal to 1.5% of earnings that cannot be treated as eligible earnings under the regular 401(k) Plan due to Internal Revenue Code limits and cannot be the basis for employee or Company matching contributions under the regular 401(k) Plan. Earnings eligible for the credit are salary and bonus amounts that exceed the IRS annual limit on eligible earnings ($270,000 in 2017) or that an employee defers under the Cigna Deferred Compensation Plan. Credits accumulate with hypothetical interest equal to the rate of return under the 401(k) Plan’s Fixed Income Fund (3.0% as of January 1, 2017 and January 1, 2018). The account will vest under the same rules that apply to the regular 401(k) Plan. The account balance will be paid after termination of employment in accordance with the plan.

Nonqualified Deferred Compensation Plan

Cigna provides the NEOs and certain other employees with the opportunity to defer base salary and annual

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incentive awards under the Cigna Deferred Compensation Plan. Cigna does not make any contributions to this plan on behalf of employees. This plan provides eligible employees an opportunity to postpone both the receipt of compensation and the income tax on that compensation —typically until after termination of employment with Cigna. Participants elect when to receive payment and can choose either a single lump sum or annual installments. For amounts deferred before 2005, participants can request an accelerated payment of all or part of their account balance subject to a 10% penalty. Otherwise, early withdrawals are permitted only under financial hardship circumstances.

Additional information about deferred compensation can be found in the Nonqualified Deferred Compensation Table and accompanying narrative.

Defined Benefit Pension Plans

The Cigna Pension Plan and the Cigna Supplemental Pension Plan were frozen on July 1, 2009. Benefits earned under these plans have been determined based on eligible earnings through July 1, 2009. The freeze did not affect benefits earned before July 1, 2009. The Company’s NEOs hired before July 1, 2009 participated in the Pension Plan and the Supplemental Pension Plan.

Additional information about pension benefits can be found in the Pension Benefits Table and accompanying narrative.

Retirement Plans for Non-U.S.-based Employees

Mr. Sadler participates in the Mandatory Provident Fund program for Hong Kong employees. Local law requires employees to contribute 5% of their monthly salary up to a maximum amount ($1,500 KHD or approximately $200 USD per month). Employers also are required to contribute 5% of the employee’s monthly salary up to the same maximum amount. Employer contributions vest at a rate of 10% per year and are fully vested after 10 years of service. Participants may withdraw their lump sum benefit upon attaining the normal retirement age of 60.

As a citizen of the United Kingdom working in Hong Kong, Mr. Sadler also participates in Cigna’s Third Country National Pension Plan. At the end of each calendar quarter, Cigna allocates a hypothetical contribution equivalent to 9% of eligible base and bonus earnings for the period. The hypothetical balance earns interest based on investment elections. Employees are vested in plan benefits after five years of service. At the time of separation of service from Cigna, Mr. Sadler will receive a lump sum payment of his vested plan benefit.

Limited Perquisites and Other Benefits

Cigna’s executive compensation program provides limited perquisites to executive officers, offered primarily to attract and retain key talent or provide for an executive officer’s safety and security. Perquisites generally have included an annual allowance under our executive financial services program (as described below), payments for residential security system monitoring and maintenance and relocation benefits when a move is required. Executive officers working outside of the United States also may be provided with benefits that are customary in the country in which they are based. In addition, Mr. Cordani is expected to use the corporate aircraft for business and personal travel to increase his time available for business purposes and as a means to better ensure his safety and security. Mr. Cordani is fully responsible for any personal income tax liability associated with his personal use of the corporate aircraft.

Cigna’s executive financial services program offers executive officers an annual allowance of up to $6,500 for the costs of financial or estate planning (including associated legal services) and tax return preparation, with the exception of Mr. Cordani who is reimbursed for all such expenses incurred for any year.

The NEOs also are eligible to receive all of the benefits offered to Cigna employees generally, including medical and other health and welfare benefits as well as voluntary benefits.

Actions Impacting 2018 Compensation

In July 2017, following termination of the merger agreement with Anthem, which restricted adjustments to executive compensation, and in December 2017, as part of the annual review of target total direct compensation, the Committee reviewed survey data and other public information to evaluate the competitive positioning of the NEOs’ compensation. As a result of these reviews, the Committee, and with respect to Mr. Cordani, the Board, approved the following adjustments:

MIP. The 2018 MIP targets for Mr. Cordani, Mr. Palmer and Mr. Hocevar were increased to $3,000,000, $825,000 and $575,000, respectively.

LTI. The Board approved a target range of $9,000,000 to $13,000,000 for future LTI awards for Mr. Cordani, replacing the LTI target of $10,000,000 that the Board approved in July 2017. Mr. Cordani’s future LTI awards will continue to be based primarily on enterprise performance and his individual contributions, as well as an assessment of then-current market data. The LTI targets for future awards for Mr. Palmer, Ms. Jones, Mr. Hocevar and Mr. Sadler were set at $2,500,000, $1,690,000, $1,600,000 and $1,500,000, respectively.

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EMPLOYMENT ARRANGEMENTS AND POST-TERMINATION PAYMENTS

Employment Arrangements

We typically do not enter into individual employment contracts with our executive officers. Consistent with our approach of rewarding performance, employment is not guaranteed, and either Cigna or the executive officer may terminate the relationship at any time. An executive officer receives an offer letter upon his or her hire or promotion that describes initial compensation terms, such as base salary, any sign-on or other cash bonus or equity awards, any relocation assistance and target opportunities for annual cash incentive and long-term equity incentive compensation.

Severance Arrangements

Other than following a change of control of Cigna, the Committee generally has discretion to determine, on a case-by-case basis, whether to make any post-termination payments to an executive officer. In the past, the Committee has approved varying amounts of severance pay for departing executive officers in exchange for certain obligations, including, for example, a general release of all claims or an extended non-competition and non-solicitation period. In approving a severance arrangement, the Committee exercises its business judgment based on individual circumstances, including, but not limited to, the executive officer’s term of employment, past accomplishments, reasons for termination, opportunities for future employment and total unvested annual or long-term incentive compensation.

Jason Sadler

As an employee based in Hong Kong, Mr. Sadler is entitled to certain protections in the event of his termination that are customary for local employees. Unless he is terminated for cause, to terminate his employment, either Cigna or Mr. Sadler must provide at least three months’ prior written notice of the termination, or payment in lieu thereof.

Other Post-Termination Arrangements

Under the Cigna Long-Term Incentive Plan, if, absent a change of control, an executive officer’s employment terminates prior to the vesting of a stock option, restricted stock, RSU or SPS award, the award is generally forfeited, subject to specific exceptions for disability, death or retirement (as defined in the plan). Upon an executive officer’s disability, death or retirement, stock options, restricted stock, RSUs and SPS awards may vest, depending on the nature of the award, the termination event, and the terms of the grant agreements. For a full explanation of how equity awards are treated in the event of an executive officer’s disability, death or retirement, please see “Executive Compensation Tables — Potential Payments Upon Termination or Change of Control.”

In 2017, in connection with their retirements, the Committee approved the terms of an Agreement and Release for each of Mr. McCarthy and Mr. Manders as well as an Advisory Services Agreement for Mr. McCarthy. These agreements are described in “Potential Payments Upon Termination or Change of Control — Terms of Mr. McCarthy’s Retirement Arrangement” and “— Terms of Mr. Manders’ Retirement Arrangement” in the Executive Compensation Tables.

Change of Control Arrangements

Cigna does not provide executive officers with any single-trigger payments or golden parachute excise tax gross-ups or excise tax reimbursements upon a change of control.

The Cigna Executive Severance Benefits Plan applies to executive officers in the event of a qualified separation of service of the executive officer. A mere change of control itself (i.e., a “single trigger”) does not trigger benefits. The intent of the plan is to encourage executives to continue to act in shareholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.

Under the Cigna Executive Severance Benefits Plan and Cigna Long-Term Incentive Plan, an executive officer will be eligible for benefits if his or her employment is terminated upon or during the two-year period following a change of control (i.e., a “double trigger”) if such termination is:

•	initiated by the company other than “for cause” as defined in the applicable plan; or

•	initiated by the executive officer after determining, in his or her reasonable judgment, that there has been a material reduction in authority, duties or responsibilities, any reduction in compensation or any changes in the executive’s principal office location of more than 35 miles from the location on the date of a change of control. Under the Executive Severance Benefits Plan, the executive must deliver notice to the company within 30 days after such reduction or change and at least 30 days before separation, after which the company has 30 days to remedy the circumstances before a separation upon a change of control is deemed to have occurred.

48	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Benefits in a double-trigger situation include the following:

•	A lump sum cash severance payment equal to 156 weeks (approximately three years) of base salary plus three times the higher of (i) the most recent annual incentive paid or (ii) the target annual incentive. The intent of the formula for the annual incentive amount is to reward the executive officer for his or her level of expected performance prior to the change of control.

•	Full vesting of all unvested stock options, restricted stock and RSUs. As a result, if an executive is involuntarily terminated without cause or resigns for good reason after a change of control, the executive is able to realize the shareholder value to which he or she contributed while employed at the company.

•	Full vesting of all unvested SPS awards with the calculation of such vesting made at the highest of: (1) the target vesting percentage; (2) the vesting percentage for the most recent payout of SPS awards (i.e., the prior cycle); or (3) the average of the vesting percentage established by the Committee for the most recent two SPS payouts. The intent of this formula is to provide executive officers with a reasonable estimate of the potential payouts and to avoid placing executive officers at a disadvantage as a result of a change of control.

•	At the company’s expense, twelve months of basic life insurance plan coverage and six months of reasonable outplacement services following a change of control.

If any portion of the change of control benefits paid to an executive officer would be subject to a change in control excise tax, then either (1) the executive will receive the full amount of the benefits and will pay any resulting excise tax or (2) the change of control benefits will be reduced enough to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits.

For more information concerning the financial amount of these benefits, see “Executive Compensation Tables —Potential Payments upon Termination or Change of Control.”

PROCESSES AND PROCEDURES FOR DETERMINING EXECUTIVE COMPENSATION

The Role of the People Resources Committee in Executive Compensation

The Committee is composed entirely of independent directors. Pursuant to its charter, the Committee is charged with oversight of the Company’s compensation and benefit plans and policies that apply to executive officers. The Committee regularly reviews Cigna’s compensation programs against the Company’s strategic goals, industry practices, and emerging trends to ensure a strong linkage between executive pay and performance and alignment with shareholder interests. At each of its regularly scheduled meetings, the Committee conducts executive sessions, without Cigna management present. In addition, the Committee has engaged Pay Governance as its independent compensation consultant to assist the Committee in its responsibilities.

Risk Oversight

As part of its responsibilities, the Committee considers whether Cigna’s compensation programs and policies encourage unnecessary or excessive risk-taking behavior. At the request of the Committee, on an annual basis, the Chief Risk Officer conducts a comprehensive review of executive and employee compensation programs to determine whether incentive compensation plans are likely to promote risk-taking behavior that could have a material adverse effect on the Company. The findings of this review are presented to, and discussed by, the Committee in February of each year. The review analyzes:

•	compensation governance processes, including general design philosophy and risk considerations in structuring compensation and incentive plans;

•	situations where compensation programs may have the potential to raise material risks to the Company;

•	internal controls that mitigate the risk of incentive compensation having an unintended negative impact; and

•	plan design features that further mitigate compensation risk, including clawback arrangements, holding periods, earnings thresholds, payment structures and plan caps.

After conducting the review and assessing potential risks, the Committee determined that the Company’s incentive programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	49

COMPENSATION MATTERS

Process for Executive Compensation Decisions

Chief Executive Officer Compensation

The Committee and independent Chairman of the Board evaluate CEO performance and enterprise goals.	The Committee makes recommendations to the independent members of the Board about CEO performance and compensation.	The Board considers the Committee’s recommendations as it reviews and determines the CEO’s compensation.	The Chairman of the Board reviews the results of the performance evaluation with the CEO.

Mr. Cordani is not present when the Committee and the Board make decisions about his compensation. At the request of the Committee, the Executive Vice President, Human Resources and Services and the independent compensation consultant may attend this Committee session.

Other NEO Compensation

Generally, the Executive Vice President, Human Resources and Services presents recommendations for all other NEOs’ compensation targets for the Committee’s consideration. For compensation decisions involving actual payouts for the NEOs, Mr. Cordani presents his recommendations to the Committee for its consideration. Mr. Cordani discusses Cigna’s performance and the individual officer’s performance. The Executive Vice President, Human Resources and Services is generally present for the discussion of compensation for all executive officers other than himself.

Compensation Consultant Role in Executive Compensation

While the Committee or Board ultimately makes all executive compensation decisions, the Committee engages the services of outside advisors for assistance. The Committee utilized Pay Governance as the Committee’s independent compensation consultant throughout 2017 to provide independent, objective analysis, advice and information and to generally assist the Committee in the performance of its duties. The Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Cigna’s compensation programs, practices and plans. As part of its engagement, at the direction of the Committee, the compensation consultant will work with the Committee chair, the Executive Vice President, Human Resources and Services and Cigna’s compensation department in their work on the Committee’s behalf.

ADVICE RECEIVED BY THE COMMITTEE FROM ITS COMPENSATION CONSULTANT FOR 2017 COMPENSATION DECISIONS

•   Analyzed compensation levels and pay practices as compared to Cigna’s compensation peer group to assess whether three- and five-year realizable pay were aligned with Cigna’s performance and compensation philosophy

•   Presented a comparison of competitive market data to the current compensation levels of each executive officer to assist in setting compensation targets

•   Provided market research on incentive plans to assist in the design of short-term and long-term incentive compensation plans

•   Reviewed incentive measures in the 2017 MIP and 2017–2019 SPS program to provide the Committee with objective reference points to consider when determining target goals

•   Evaluated the effect of Cigna’s equity programs on annual share use, burn rate and total overhang to provide the Committee with context for its determination of the maximum share limit for use in 2017

At the request of the Committee, a representative of Pay Governance regularly attended the Committee’s meetings in 2017. The Committee regularly reviews and evaluates its compensation consultant engagement, and annually reviews the compensation consultant’s performance.

Independence of the Compensation Consultant

The Committee’s policy requires that the compensation consultant be independent of the Company. A compensation consultant is deemed independent under the policy if the compensation consultant (1) is retained by and reports solely to the Committee for all executive compensation services; (2) does not provide any services or products to the Company or management except with approval of the Committee’s chair; and (3) is otherwise free from conflicts. The Committee has assessed Pay Governance’s independence pursuant to Cigna’s policy and NYSE rules and concluded that Pay Governance is free from conflicts and independent. In addition, each year the Committee receives a letter from its compensation consultant providing appropriate assurances and confirmation of independence.

50	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

OTHER PRACTICES

Executive officers are subject to robust stock ownership requirements, prohibited from hedging and restricted in their ability to pledge Cigna securities.

Stock Ownership Guidelines

We believe that the ownership of meaningful levels of Cigna stock by our executive officers is a critical factor in aligning the long-term interests of management and our shareholders. To promote this goal, we have adopted stock ownership guidelines that apply to all of our executive officers, including our NEOs. As of December 31, 2017, all of our NEOs are in compliance with the stock ownership guidelines and each of our NEOs met or exceeded their ownership requirements, or are within the five-year share accumulation period described below. The chart below shows the stock ownership requirements and actual value of holdings as a multiple of base salary as of December 31, 2017 for the CEO and the average of the other NEOs that are presently employed by the Company.

FEATURES OF OUR STOCK OWNERSHIP GUIDELINES

•   Wholly owned shares, restricted stock, stock equivalents, and shares owned through benefit plans (such as investments in the Cigna stock fund of the Cigna 401(k) Plan) are counted toward meeting the guidelines. SPSs and stock options do not count toward meeting guidelines.

•   Executive officers have five years from date of hire, promotion or any other event that changes their multiple of base salary to meet their applicable ownership requirement. Prior to meeting their stock ownership requirement, executives may only engage in transactions that increase their holdings. Once an executive attains his or her required holding level, the executive must maintain the requirement on a continuous basis, even if the requirement is met before the end of the five-year period.

SHARE RETENTION REQUIREMENTS ENCOURAGE A LONG-TERM OWNERSHIP PHILOSOPHY

•    Once ownership requirements are met,

¡   executive officers may not sell more than 50% of the shares held above their applicable guideline in any single open trading period; and

¡   executive officers must retain, for at least one year, a minimum of 50% of the shares acquired upon exercise of any stock options and 50% of the shares acquired upon vesting of restricted stock grants, net of shares withheld for taxes or payment of exercise prices, fees and expenses.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	51

COMPENSATION MATTERS

OTHER PRACTICES REGARDING TRANSACTIONS IN CIGNA STOCK

•   Executive officers may only transact in Cigna securities during approved open trading periods after satisfying mandatory clearance requirements.

•   CEO approval is required for all transactions in Cigna stock by executive officers.

•   General Counsel approval is required for all transactions in Cigna stock by the CEO.

Hedging and Pledging Restrictions

Our insider trading policy prohibits our directors, executive officers and all employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Cigna stock. Prohibited transactions include, but are not limited to, trading in put or call options, short sales, zero cost collars and forward sale contracts.

The Committee has adopted a policy that prohibits directors and Section 16 officers from pledging Cigna stock as loan collateral or holding Cigna stock in a margin account. Cigna’s Office of the Corporate Secretary, in consultation with the Chairman of the Board and the Chief Executive Officer, may grant exceptions to this prohibition only with respect to shares held above the stock ownership guidelines. Exceptions may be granted upon a determination that the pledge is reasonable in amount and scope and structured to minimize risks associated with pledging. This determination will be based on the following considerations, among others:

•	the amount of the pledge as compared to Cigna’s total stock outstanding, market value or trading volume;

•	the amount of the pledge as compared to the total value of Cigna stock held by the individual above the applicable stock ownership guideline;

•	the individual’s ability to repay loans secured by Cigna stock or substitute other assets as collateral; and

•	the terms of the pledging documentation.

In 2017, none of our directors, NEOs or other Section 16 officers received an exception from our policy prohibiting pledging.

Disgorgement of Awards (Clawback) Policy

The Board of Directors has the authority to recoup compensation paid to executive officers in the event of a restatement of financial results, beyond the mandates of Sarbanes-Oxley. In addition, Cigna will review its policy and, if necessary, amend it to comply with any new clawback mandates under applicable law.

Currently, the Board will, in all appropriate cases and to the full extent permitted by law, require reimbursement of any bonus or other cash incentive compensation awarded to an executive officer or cancel unvested restricted or deferred stock awards previously granted to the executive officer if:

•	the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were later the subject of a restatement;

•	the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and

•	the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

In addition, Cigna’s stock option, restricted stock, RSU and SPS awards include a clawback provision that applies to any Cigna employee, including any NEO, who:

•	is terminated by Cigna due to misconduct;

•	engages in behavior that would be considered grounds for termination due to misconduct;

•	competes with Cigna within one year following any voluntary termination;

•	solicits a Cigna employee or customer within one year following any termination;

•	discloses Cigna confidential information improperly; or

•	fails to assist Cigna in the handling of investigations, litigation or agency matters with respect to which the employee has relevant information.

If an executive engages in any of the above “violation events,” any option gains realized over the two years before the event and the value of any restricted stock, RSU or SPS vesting over the year before the event are required to be paid back to Cigna. These provisions are designed to discourage executives from engaging in activities that can cause Cigna competitive harm.

52	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Tax and Accounting Treatment

Section 162(m)(6) of the Internal Revenue Code pertains to the deductibility of compensation paid by health insurers, including Cigna. Under Section 162(m)(6) of the Internal Revenue Code, any per person compensation in excess of $500,000 paid to any employee or, generally, any individual service provider, will not be deductible by Cigna. The tax deduction limitation applies whether or not compensation is performance-based or is provided pursuant to a shareholder-approved plan.

The tax deduction limitation under Section 162(m)(6) results in the loss of some tax benefits related to employee compensation in excess of the $500,000 per person deduction limit. While the Committee considers the impact of Section 162(m)(6), it believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result.

Separately, the Committee also considers the accounting consequences of its compensation decisions.

Report of the People Resources Committee

The People Resources Committee of the Board of Directors reviewed and discussed with Cigna’s management the Compensation Discussion and Analysis. Based on this review and discussion, the People Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission. The Board accepted the Committee’s recommendation.

People Resources Committee:

William D. Zollars, Chair

Eric J. Foss

John M. Partridge

Eric C. Wiseman

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	53

COMPENSATION MATTERS

Executive Compensation Tables

2017 SUMMARY COMPENSATION TABLE

This table includes information regarding 2017, 2016 and 2015 compensation for each of the NEOs. Other tables in this Proxy Statement provide more detail about specific types of compensation with respect to 2017.

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (c)	BONUS ($) (d)	STOCK AWARDS ($) (e)	OPTION AWARDS ($) (f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (h)	ALL OTHER COMPENSATION ($) (i)	TOTAL ($) (j)
David M. Cordani President and Chief Executive Officer	2017	1,284,615	—	6,513,698	5,520,020	4,000,000	48,222	229,237	17,595,792
	2016	1,200,000	—	6,690,115	6,000,012	1,100,000	62,000	227,730	15,279,857
	2015	1,189,615	—	7,105,072	5,800,033	2,860,000	†	352,952	17,307,672

Eric P. Palmer(1) Executive Vice President and Chief Financial Officer	2017	594,769	—	1,161,994	281,581	975,000	12,950	33,624	3,059,918

Christopher J. Hocevar(2) President, Strategy, Segments & Solutions	2017	534,458	—	737,529	625,015	775,000	14,035	22,506	2,708,543

Nicole S. Jones Executive Vice President, General Counsel	2017	601,810	—	966,654	819,103	1,054,000	5,777	23,595	3,470,939
	2016	581,137	—	953,114	854,702	431,200	7,207	35,294	2,862,654
	2015	577,867	—	1,003,501	819,089	756,000	0	31,390	3,187,847

Jason D. Sadler(3) President, International Markets	2017	611,832	—	678,576	575,032	908,371	—	222,623	2,996,434
	2016	589,463	—	641,256	575,039	399,796	—	239,383	2,444,937
	2015	586,330	—	704,494	575,025	575,297	—	235,637	2,676,783

Thomas A. McCarthy(4) Retired Executive Vice President and Chief Financial Officer	2017	369,779	—	1,416,105	1,200,000	400,000	307,479	205,520	3,898,883
	2016	740,000	—	1,471,894	1,320,035	536,000	65,616	34,898	4,168,443
	2015	719,231	—	1,470,005	1,200,013	1,000,000	0	29,036	4,418,285

Matthew G. Manders(5) Retired President, Gov’t & Indiv. Programs and Group Insurance	2017	634,615	—	1,534,012	1,300,012	900,000	495,465	27,744	4,891,848
	2016	750,000	—	1,594,526	1,430,035	675,000	289,130	41,900	4,780,591
	2015	732,692	—	1,347,529	1,100,015	1,080,000	0	37,253	4,297,489

(1)	Mr. Palmer was appointed Executive Vice President and Chief Financial Officer effective June 16, 2017.

(2)	Mr. Hocevar was appointed President, Strategy, Segments and Solutions effective February 23, 2017.

(3)	Mr. Sadler’s base salary and annual award under the Management Incentive Plan are paid in Hong Kong dollars and, throughout these Executive Compensation Tables, have been converted to U.S. dollars using an exchange rate equal to the average of the daily mid-points between the bid and the ask prices for each trading day in the month of December for the relevant year. For 2017 base salary and the 2017 MIP award, $1 Hong Kong dollar = $0.12799676 U.S. dollars.

(4)	Mr. McCarthy retired effective June 16, 2017. On June 16, 2017, he and the Company entered into an Agreement and Release (the “McCarthy A&R Agreement”) in connection with his retirement. The McCarthy A&R Agreement is described in “Potential Payments Upon Termination or Change of Control — Terms of Mr. McCarthy’s Retirement Arrangement” of the Executive Compensation Tables.

(5)	Mr. Manders retired effective November 3, 2017. On October 16, 2017, he and the Company entered into an Agreement and Release (the “Manders A&R Agreement”) in connection with his retirement. The Manders A&R Agreement is described in “Potential Payments Upon Termination or Change of Control — Terms of Mr. Manders’ Retirement Arrangement” of the Executive Compensation Tables.

Stock Awards (Column (e))

Amounts in this column represent the grant date fair value of stock awards computed in accordance with ASC Topic 718 as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and, for SPSs, are based upon the probable outcome of the performance conditions. All awards were made under the Cigna Long-Term Incentive Plan. No stock awards, other than SPSs, were granted to the NEOs in 2017.

54	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

The SPSs are subject to performance conditions. The grant date fair value of SPS awards granted in 2017 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO, as reflected in the CD&A. The amount reported in column (e) is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures, as follows:

NAME	VALUE OF SPSs GRANTED IN 2017
	GRANT DATE FAIR VALUE	AT HIGHEST PERFORMANCE ACHIEVEMENT*
	($)	($)
David M. Cordani	6,513,698	9,273,739
Eric P. Palmer	1,161,994	1,654,364
Christopher J. Hocevar	737,529	1,050,042
Nicole S. Jones	966,654	1,376,254
Jason D. Sadler	678,576	966,108
Thomas A. McCarthy **	1,416,105	2,016,150
Matthew G. Manders **	1,534,012	2,184,016

*	The value at the highest performance achievement reflects adjusted income from operations at 200% of target and projected achievement of total shareholder return relative to Cigna’s SPS performance peer group based on accounting assumptions.

**	Mr. McCarthy and Mr. Manders will receive a prorated portion of their award in accordance with their respective A&R Agreements.

Option Awards (Column (f))

Represents the grant date fair value of option awards made under the Cigna Long-Term Incentive Plan computed in accordance with ASC Topic 718 applying the same model and assumptions as Cigna applies for financial statement reporting purposes, as described in Note 16 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (disregarding any estimates for forfeitures).

Non-Equity Incentive Plan Compensation (Column (g))

This column reflects performance-based compensation awarded under the MIP.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

This column includes the aggregate change in the actuarial present value of accumulated benefits under the pension plans, which value increases and decreases from period to period and is subject to the assumptions discussed in connection with the Pension Benefits Table. Information regarding accumulated benefits under the pension plans is also discussed in the narrative to the Pension Benefits Table. In 2017, Mr. McCarthy received a full distribution of his Cigna Pension Plan (Part B) account, as reflected on the Pension Benefits Table. The amounts in this column do not include deferred compensation because we do not provide above market earnings to our executive officers. The “†” symbol in the table represents a negative change in pension value.

All Other Compensation (Column (i))

This column includes:

•	Cigna’s matching contributions to the NEOs’ accounts under its 401(k) and supplemental 401(k) plans in the following amounts: Mr. Cordani — $43,869; Mr. Palmer — $20,712; Mr. Hocevar —$22,506; Ms. Jones — $23,595; Mr. McCarthy —$21,263; and Mr. Manders — $27,744.

•	Cigna’s contributions of $91,168 to Mr. Sadler’s Third Country National Pension Plan account and $2,304 to Mr. Sadler’s Mandatory Provident Fund account.

•	Dividends paid in 2017 on restricted stock units of $414 for Mr. Sadler.

•	Payment of $180,000 to Mr. McCarthy pursuant to his Advisory Services Agreement. For more information on the Advisory Services Agreement, see “Potential Payments Upon Termination or Change of Control — Terms of Mr. McCarthy’s Retirement Arrangement.”

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	55

COMPENSATION MATTERS

•	As permitted by SEC rules, we have included the perquisites and other personal benefits that we provided to certain named executive officers in 2017 where the aggregate amount of such compensation exceeds $10,000. 2017 perquisites valued at incremental cost (the cost incurred by Cigna due to the NEO’s personal use or benefit) as follows:

¡	For Mr. Cordani, perquisites included the use of the corporate aircraft for personal travel ($143,840), costs for security system monitoring and maintenance ($31,558) and fees for financial planning, tax preparation and legal services related to tax and estate planning. The incremental cost for the use of the corporate aircraft is determined by dividing the annual variable costs by the total number of flight hours and multiplying the result by the number of personal flight hours during the year. Variable costs include fuel, crew travel, trip-related maintenance, landing fees and hangar costs and other similar costs. Fixed costs that do not change based on usage are excluded from the incremental cost calculation.

¡	For Mr. Palmer, perquisites included fees paid for financial planning, tax preparation and legal services related to tax and estate planning and costs for security system monitoring and maintenance.

¡	For Mr. Sadler, perquisites are consistent with market practice for executives in Hong Kong, which included a housing allowance ($107,517), club memberships, a company car and a personal driver and fees paid for financial planning, tax preparation and legal services related to tax and estate planning.

Pay Ratio

The ratio of our CEO’s total annual compensation to our median employee’s total annual compensation (the “CEO Pay Ratio”) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Cigna is a global health service company with employees in over 30 countries. We identified our median employee using our global employee population as of October 1, 2017, which consisted of 38,271 U.S. and 7,561 non-U.S. employees as of that date. This population consisted of our full-time, part-time and temporary employees. In accordance with SEC rules, we excluded all employees in the 24 countries with our smallest employee populations, totaling in the aggregate 2,209 employees (approximately 4.8% of our total employee population at October 1, 2017). Employees from the following countries were excluded: United Arab Emirates (131), Australia (4), Bahrain (2), Canada (25), Chile (2), China (221), France (2), Germany (2), Hong Kong (315), Indonesia (327), India (30), Italy (1), Kenya (30), Kuwait (1), Lebanon (2), Malaysia (84), Netherlands (6), New Zealand (222), Norway (1), Oman (7), Saudi Arabia (5), Singapore (30), Switzerland (7) and Turkey (752). After excluding employees in these countries, our employee population as of October 1, 2017 consisted of 43,623 employees (including 38,271 employees in the U.S. and 5,352 employees outside of the U.S.).

To identify our median employee, we used direct cash compensation as our consistently applied compensation measure, as permitted by SEC rules. This included cash elements such as base pay, overtime, sales commissions, variable pay, bonuses (discretionary and non-discretionary) and beeper, on-call and night/weekend pay. This measure encompasses all of the principal methods of direct cash compensation we use for our employees around the globe and we believe reasonably reflects the annual compensation of our employees.

We calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Based on our calculation for 2017, our CEO’s annual total compensation for 2017 was $17,595,792 and our median employee’s annual total compensation for 2017 was $63,010. Accordingly, we estimated our CEO Pay Ratio for 2017 to be 279:1. Due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, the ratio may or may not be comparable to CEO pay ratios presented by other companies.

56	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS IN 2017

This table provides information about annual incentive targets for 2017 and grants of plan-based awards made in 2017 to the NEOs. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. Those amounts will be known only if and when the awards vest or become payable.

NAME (a)	GRANT DATE (b)	COMMITTEE APPROVAL DATE (c)	AWARD TYPE (d)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
				THRESHOLD ($) (e)	TARGET ($) (f)	MAXIMUM ($) (g)	THRESHOLD (#) (h)	TARGET (#) (i)	MAXIMUM (#) (j)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (k)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (l)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh) (m)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh) (n)	GRANT DATE FAIR MARKET VALUE OF STOCK AND OPTION AWARDS ($) (o)
David M. Cordani	—	—	MIP Target	—	2,800,000	5,600,000
	2/28/2017	2/21/2017	SPS				6,477	37,014	74,028					6,513,698
	2/28/2017	2/21/2017	Option								119,053	149.135	148.90	5,520,020

Eric P. Palmer	—	—	MIP Target	—	750,000	1,500,000
	2/28/2017	2/21/2017	SPS				330	1,888	3,776					332,249
	5/8/2017	4/25/2017	SPS				146	834	1,668					158,559
	6/16/2017	4/25/2017	SPS				592	3,382	6,764					671,186
	2/28/2017	2/21/2017	Option								6,073	149.135	148.90	281,581

Christopher J. Hocevar	—	—	MIP Target	—	500,000	1,000,000
	2/28/2017	2/21/2017	SPS				733	4,191	8,382					737,529
	2/28/2017	2/21/2017	Option								13,480	149.135	148.90	625,015

Nicole S. Jones	—	—	MIP Target	—	680,000	1,360,000
	2/28/2017	2/21/2017	SPS				961	5,493	10,986					966,654
	2/28/2017	2/21/2017	Option								17,666	149.135	148.90	819,103

Jason D. Sadler	—	—	MIP Target	—	648,837	1,297,674
	2/28/2017	2/21/2017	SPS				675	3,856	7,712					678,576
	2/28/2017	2/21/2017	Option								12,402	149.135	148.90	575,032

Thomas A. McCarthy	—	—	MIP Target	—	400,000	400,000
	2/28/2017	2/21/2017	SPS				1,408	8,047	16,094					1,416,105
	2/28/2017	2/21/2017	Option								25,881	149.135	148.90	1,200,000

Matthew G. Manders	—	—	MIP Target	—	900,000	900,000
	2/28/2017	2/21/2017	SPS				1,525	8,717	17,434					1,534,012
	2/28/2017	2/21/2017	Option								28,038	149.135	148.90	1,300,012

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Columns (f) and (g))

Amounts in column (f) represent annual incentive targets for the 2017 performance period paid in 2018. Individual award values can range from 0% to 200% of target (as reflected in column (g)). The actual amounts earned by each NEO are as follows: Mr. Cordani — $4,000,000; Mr. Palmer — $975,000; Mr. Hocevar — $775,000; Ms. Jones — $1,054,000; Mr. Sadler —$908,371; Mr. McCarthy — $400,000; and Mr. Manders — $900,000.

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (h), (i) and (j))

Represents SPSs awarded for the 2017—2019 performance period. The People Resources Committee will determine payout amounts for the SPSs, if any, in 2019. The number of shares paid can range from 0% to 200% of the number of SPSs awarded. Threshold shares represent a threshold value for the SPS awards at 17.5% of target, which represents the lowest possible level of share payout under these awards assuming achievement at threshold for adjusted income from operations.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	57

COMPENSATION MATTERS

All Other Option Awards (Column (l))

Represents stock option awards granted under the Cigna Long-Term Incentive Plan and approved by the People Resources Committee at its February 2017 meeting as part of each NEO’s long-term incentive award. Stock options represented 50% of the long-term incentive awards for executive officers in 2017.

Exercise or Base Price of Option Awards (Column (m))

Pursuant to the Cigna Long-Term Incentive Plan, the stock option exercise price is the average of the high and low trading price of Cigna common stock on the date of the award.

Grant Date Fair Market Value of Stock and Options Awards (Column (o))

These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions Cigna uses for financial statement reporting purposes. The award values represented in the table are theoretical, and may not correspond to the actual value that will be recognized by the NEO. The grant date fair value of SPS awards granted in 2017 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO (as reflected in the CD&A).

58	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT YEAR-END 2017

This table provides information about unexercised stock options and unvested stock awards (restricted stock, restricted stock units (RSUs) and SPSs) held as of December 31, 2017 by the NEOs.

	OPTION AWARDS				STOCK AWARDS
NAME (a)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (b)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) (1) UNEXERCISABLE (c)	OPTION EXERCISE PRICE ($) (d)	OPTION EXPIRATION DATE (e)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (1) (f)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2) (g)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (1) (h)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2) (i)
David M. Cordani	189,610		42.1900	3/1/2021	67,070	13,621,246	80,112	16,269,946
	200,229		44.4250	2/28/2022
	206,843		58.7300	3/5/2023
	229,443		78.0350	2/26/2024
	106,258	53,130	120.8950	2/25/2025
	47,600	95,201	139.2200	3/1/2026
		119,053	149.1350	2/28/2027

Total	979,983	267,384			67,070	13,621,246	80,112	16,269,946

Eric P. Palmer	7,967		78.0350	2/26/2024	2,701	548,546	8,127	1,650,512
	4,278	2,139	120.8950	2/25/2025
	2,233	4,468	139.2200	3/1/2026
		6,073	149.1350	2/28/2027

Total	14,478	12,680			2,701	548,546	8,127	1,650,512

Christopher J. Hocevar		3,195	120.8950	2/25/2025	4,033	819,062	6,697	1,360,094
	2,767	5,534	139.2200	3/1/2026
		13,480	149.1350	2/28/2027

Total	2,767	22,209			4,033	819,062	6,697	1,360,094

Nicole S. Jones	17,163		58.7300	3/5/2023	9,473	1,923,872	11,633	2,362,546
	36,316		78.0350	2/26/2024
	15,006	7,503	120.8950	2/25/2025
	6,780	13,562	139.2200	3/1/2026
		17,666	149.1350	2/28/2027

Total	75,265	38,731			9,473	1,923,872	11,633	2,362,546

Jason D. Sadler		5,268	120.8950	2/25/2025	10,104	2,052,021	7,987	1,622,080
		9,124	139.2200	3/1/2026
		12,402	149.1350	2/28/2027

Total	0	26,794			10,104	2,052,021	7,987	1,622,080

Thomas A. McCarthy	8,138		34.6450	3/3/2020	13,877	2,818,280	9,003	1,828,419
	8,159		42.1900	3/1/2021
	10,960		44.4250	2/28/2022
	11,332		58.7300	3/5/2023
	44,614		78.0350	2/26/2024
	32,977		120.8950	2/25/2025
	31,417		139.2200	3/1/2026
	25,881		149.1350	2/28/2027

Total	173,478	0			13,877	2,818,280	9,003	1,828,419

Matthew G. Manders	38,471		58.7300	3/5/2023	12,720	2,583,305	9,754	1,980,940
	39,038		78.0350	2/26/2024
	30,229		120.8950	2/25/2025
	34,035		139.2200	3/1/2026
	28,038		149.1350	2/28/2027

Total	169,811	0			12,720	2,583,305	9,754	1,980,940

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	59

COMPENSATION MATTERS

(1)	The following table shows the vesting dates of stock options, restricted stock, RSUs and SPSs that have not vested, held as of December 31, 2017 by the NEOs.

	NUMBER OF STOCK OPTIONS THAT HAVE NOT VESTED (a)	VESTING DATE (b)	VESTING AMOUNT (c)	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (i) (d)	VESTING DATE (i) (e)	VESTING AMOUNT (f)	NUMBER OF EQUITY INCENTIVE PLAN AWARD SHARES OR UNITS THAT HAVE NOT VESTED (ii) (g)	VESTING DATE (ii) (h)	VESTING AMOUNT (i)
David M. Cordani	53,130	2/25/2018	53,130	67,070	3/2/2018	67,070	80,112	2019	43,098
	95,201	3/1/2018	47,600					2020	37,014
		3/1/2019	47,601
	119,053	2/28/2018	39,684
		2/28/2019	39,684
		2/28/2020	39,685

Total			267,384			67,070			80,112

Eric P. Palmer	2,139	2/25/2018	2,139	2,701	3/2/2018	2,701	8,127	2019	2,023
	4,468	3/1/2018	2,234					2020	6,104
		3/1/2019	2,234
	6,073	2/28/2018	2,024
		2/28/2019	2,024
		2/28/2020	2,025

Total			12,680			2,701			8,127

Christopher J. Hocevar	3,195	2/25/2018	3,195	4,033	3/2/2018	4,033	6,697	2019	2,506
	5,534	3/1/2018	2,767					2020	4,191
		3/1/2019	2,767
	13,480	2/28/2018	4,493
		2/28/2019	4,493
		2/28/2020	4,494

Total			22,209			4,033			6,697

Nicole S. Jones	7,503	2/25/2018	7,503	9,473	3/2/2018	9,473	11,633	2019	6,140
	13,562	3/1/2018	6,781					2020	5,493
		3/1/2019	6,781
	17,666	2/28/2018	5,888
		2/28/2019	5,889
		2/28/2020	5,889

Total			38,731			9,473			11,633

Jason D. Sadler	5,268	2/25/2018	5,268	10,104	3/2/2018	6,650	7,987	2019	4,131
	9,124	3/1/2018	4,562		6/4/2018	3,454		2020	3,856
		3/1/2019	4,562
	12,402	2/28/2018	4,134
		2/28/2019	4,134
		2/28/2020	4,134

Total			26,794			10,104			7,987

Thomas A. McCarthy				13,877	3/2/2018	13,877	9,003	2019	6,321
								2020	2,682

Total			—			13,877			9,003

Matthew G. Manders				12,720	3/2/2018	12,720	9,754	2019	6,848
								2020	2,906

Total			—			12,720			9,754

(i)	These columns include unvested restricted stock, RSUs, and SPSs granted for the 2015—2017 performance period. The number of SPSs reported in these columns reflects the shares vested in March 2018 for the SPS 2015—2017 performance period at their actual payout percentage. As of December 31, 2017, the relevant performance conditions had been satisfied, but the awards were not fully vested until payout in March 2018. Pursuant to their respective A&R Agreements, Mr. McCarthy and Mr. Manders received payment for their 2015—2017 SPS awards as if their employment continued through December 31, 2017.

60	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

(ii)	These columns include unvested SPSs granted for the 2016—2018 and 2017—2019 performance periods. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee determines payout, if any, in the year of vesting based on achievement of three-year performance goals. It is not possible to determine whether SPS awards will vest until the end of the three-year performance period. Notwithstanding this, the SPS amounts reported in these columns assumes that each of the performance measures is achieved at target (100%). With respect to Mr. McCarthy and Mr. Manders, pursuant to their respective A&R Agreements, each is entitled to receive payment for a prorated portion of his 2016—2018 and 2017—2019 SPS awards based on the number of months he would have been employed during the applicable performance period, if his employment continued through December 31, 2017. Such prorated portion represents the number of shares for 2016—2018 and 2017—2019 SPS awards that would vest if each of the performance measures is achieved at target (100%). Because payment will be made in Cigna common stock, the actual value will be based on Cigna’s common stock price at the time of payment.

(2)	Based on the closing price of the Company’s common stock on December 29, 2017, the last business day of the year ($203.09).

OPTION EXERCISES AND STOCK VESTED IN 2017

This table provides information about the number of shares of Cigna common stock acquired, and value realized by, the NEOs upon exercise of stock options and the vesting of restricted stock and the 2014—2016 SPS awards during 2017. No SPSs awarded for the 2015—2017, 2016—2018 or 2017—2019 performance periods vested in 2017.

	OPTION AWARDS		STOCK AWARDS
Name (a)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (b)	VALUE REALIZED UPON EXERCISE ($) (c)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (d)		VALUE REALIZED UPON VESTING ($) (e)(1)
David M. Cordani	190,180	25,772,432	85,462	(2)	12,569,751
Eric P. Palmer	6,595	569,083	2,968	(2)	436,533
Christopher J. Hocevar	11,164	1,091,898	5,336	(2)	784,819
Nicole S. Jones	17,000	1,719,532	13,527	(2)	1,989,551
Jason D. Sadler	33,300	2,630,653	11,879	(2)(3)	1,807,228
Thomas A. McCarthy	31,697	5,159,220	16,618	(2)	2,444,175
Matthew G. Manders	29,953	3,906,553	16,599	(2)	2,441,381

(1)	Value realized upon exercise of option awards is calculated by multiplying the number of shares acquired upon exercise by the difference between the market price at the time of the transaction and the option’s exercise price. For stock awards, the value realized upon vesting is calculated by multiplying the number of shares acquired upon vesting by the fair market value (FMV) per share of Cigna common stock. The Cigna Long-Term Incentive Plan defines FMV per share as the average of the high and the low trading price per share of Cigna common stock on the applicable vesting date (see notes (2) and (3) below.

(2)	Includes the vesting on February 24, 2017 of 2014—2016 SPS awards as follows: Mr. Cordani — 85,462; Mr. Palmer — 2,968; Mr. Hocevar — 5,336; Ms. Jones — 13,527; Mr. Sadler — 8,425; Mr. McCarthy — 16,618; and Mr. Manders — 16,599. The FMV on February 24, 2017 was $147.08 per share.

(3)	Includes 3,454 shares acquired upon the vesting of restricted stock units for Mr. Sadler on June 4, 2017 (FMV of $164.47 per share).

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	61

COMPENSATION MATTERS

PENSION BENEFITS FOR 2017

This table shows the present value as of December 31, 2017 of the estimated pension benefits payable upon retirement at age 65 to each of the NEOs, except for Mr. Sadler, who was not eligible to participate in the pension benefits plans. The amounts shown are present values and not necessarily the actual amounts that will be paid to the NEOs, because those amounts will not be known until the pension benefits become payable.

NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE # (c)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)(2)	PAYMENTS DURING THE LAST FISCAL YEAR ($) (e)
David M. Cordani	Cigna Pension Plan (Part B)	18	326,764	—
	Cigna Supplemental Pension Plan	18	189,020	—
	Cigna Supplemental Pension Plan of 2005	18	624,605	—

Eric P. Palmer	Cigna Pension Plan (Part B)	11	172,199	—
	Cigna Supplemental Pension Plan of 2005	11	13,462	—

Christopher J. Hocevar	Cigna Pension Plan (Part B)	8	150,667	—
	Cigna Supplemental Pension Plan of 2005	8	97,485	—

Nicole S. Jones	Cigna Pension Plan (Part B)	3	56,327	—
	Cigna Supplemental Pension Plan of 2005	3	59,361	—

Thomas A. McCarthy	Cigna Pension Plan (Part A)	19.3	903,906	28,132
	Cigna Pension Plan (Part B)	26	—	183,083
	Cigna Supplemental Pension Plan	26	361,795	—
	Cigna Supplemental Pension Plan of 2005	26	180,696	—

Matthew G. Manders	Cigna Pension Plan (Part B)	23	1,290,911	6,098
	Cigna Supplemental Pension Plan	23	387,216	—
	Cigna Supplemental Pension Plan of 2005	23	2,356,909	—

(1)	No employee has received additional credited years of service since 2009.

(2)	Assumptions used in the calculations of the amounts in this column are included in Note 16 to our audited financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2018. The actuarial present values of the prior period benefits were, in part, computed as a projected lump sum payout payable at normal retirement age (age 65) which was then discounted to the present value as of December 31, 2017 using the same assumptions as those used for financial reporting purposes. The assumptions are interest discount rates of 3.47% for the Cigna Pension Plan and 3.30% for the Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005, and the RP 2014 mortality table (adjusted to 2006) with improvement scale MP 2017 on a generational basis for those plans.

62	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Cigna Pension Plan

The Cigna Pension Plan (CPP), a tax-qualified plan, was frozen effective July 1, 2009, and does not cover employees hired after that date. From 2000 to July 2009, the CPP covered all U.S. based full-time employees, including the NEOs serving during that time. Cigna makes all the contributions necessary to fund CPP benefits for deposit into a trust fund. The annual contributions meet or exceed the amount required to meet the applicable minimum funding requirements. Benefits are payable only after the termination of an employee’s service with Cigna.

The CPP consists of Parts A and B, as described below. Part A covered certain employees hired before 1989, while Part B covered all other eligible U.S. employees. The CPP’s benefit formulas applied equally to NEOs and other employees. CPP benefits are based on an employee’s years of credited service and eligible earnings.

•	“Credited service” is generally the period of an employee’s service with a Cigna company while the individual participated in the CPP. An employee received credit for one year of credited service for any calendar year in which the employee was credited with at least 1,000 hours of service. No employee has received credit for any service after 2009.

•	“Eligible earnings” include base salary and annual incentive pay, but not payments under any long-term incentive compensation plans. Earnings after July 1, 2009 are not eligible earnings.

Part A

For credited service before April 1, 2008, Part A provides an annual retirement benefit stated in terms of a single life annuity payable at age 65. That annual benefit equals:

•	the employee’s years of credited service (up to a maximum of 30 years);

•	multiplied by 2% of the higher of the employee’s average annual eligible earnings over (a) the final 36 months of service, or (b) the three consecutive calendar years with the highest eligible earnings; and

•	minus an offset equal to approximately half of the employee’s annual Social Security benefits.

On March 31, 2008, this formula was frozen so that credited service after March 31, 2008 and eligible earnings after July 1, 2009 are not counted.

Part A benefits under the frozen formula are generally payable only in annuity form as early as age 55. An actuarial reduction applies if benefit payments begin before age 65. All Part A participants are 100% vested.

Effective April 1, 2008, Cigna adopted a new cash balance formula under Part A. For credited service on or after April 1, 2008, the plan provides a retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee’s accumulated annual benefit credits and (2) quarterly interest credits.

For each year that an employee earned a year of credited service, the employee’s account received annual benefit credits equal to a percentage of eligible earnings: 8% for 2008 eligible earnings after March 31, 2008; 9% for 2009 eligible earnings through July 1, 2009; and 3% once an employee has 30 years of credited service.

On the last day of each calendar quarter until an employee’s benefit is paid, the employee’s account also received interest credits, which were based on an annual rate equal to the lesser of 9% or the yield on the five-year U.S. Treasury Constant Maturity Notes for the month of November of the preceding calendar year, plus 25 basis points. However, the annual rate would not be less than 4.5%.

The hypothetical account balance is payable as early as an employee’s termination of employment. Payments may be made in annuity form or lump sum, at the employee’s election subject to the terms of the CPP.

Part B

Part B provides a retirement benefit stated as a lump sum hypothetical account balance similar to the Part A cash balance benefit described above. However:

•	Annual Part B benefit credits range from 3% to 8.5% of eligible earnings, based on the employee’s age and accumulated years of credited service.

•	Effective July 1, 2009, when the Plan was frozen, any Part B participant employed by Cigna on April 1, 2009 became 100% vested.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	63

COMPENSATION MATTERS

Cigna Supplemental Pension Plan and Cigna Supplemental Pension Plan of 2005

The Cigna Supplemental Pension Plan (CSPP), an unfunded, nonqualified plan, was frozen effective December 31, 2004, and replaced with the Cigna Supplemental Pension Plan of 2005 (CSPP 2005), also an unfunded, nonqualified plan, which was frozen effective July 1, 2009.

The CSPP provides an additional pension benefit to any employee whose CPP benefit is limited by one or more federal income tax laws, including limitations on compensation recognition, limitations on retirement benefits amounts and an exclusion from eligible earnings of any compensation deferred under a nonqualified deferred compensation arrangement. The additional benefit equals the amount by which those limits reduce the pension benefit an employee would otherwise receive under the CPP. The same plan provisions, including the definitions of service and earnings, apply equally to all employees with compensation above the qualified plan limits, including the NEOs.

In calculating CSPP benefits, the above limits are ignored; otherwise, the regular CSPP formulas and other terms and conditions apply. CSPP benefits are paid in the year after an employee reaches age 55 or separates from service with Cigna, whichever is later. Pre-2005 benefits are ordinarily paid in a lump sum, based on the rules of the CSPP, but an employee who makes a timely election in compliance with applicable tax law may have all or part of the benefit that was earned and vested before 2005 paid in equivalent monthly installments. Any lump sum more than $100,000 is payable in two installments, with the second installment paid one year after the first. Supplemental pension plan benefits earned after 2004 are covered under the CSPP 2005, which provides only for payments in a lump sum in the year after an employee separates from service or reaches age 55, whichever is later.

64	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

NONQUALIFIED DEFERRED COMPENSATION FOR 2017

This table provides information about the contributions, earnings and balances for Messrs. Cordani, Palmer, Hocevar, and Sadler under deferred compensation plans as of and for the year ended December 31, 2017. The other NEOs did not have deferred compensation.

NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (c)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (d)	AGGREGATE EARNINGS IN LAST FY ($) (e)	AGGREGATE WITHDRAWAL/ DISTRIBUTIONS ($) (f)	AGGREGATE BALANCE AT LAST FYE ($) (g)
David M. Cordani	Cigna Deferred Compensation Plan	—	—	217,567	—	633,623	(1)

Eric P. Palmer	Cigna Deferred Compensation Plan	—	—	4,479		154,136

Christopher J. Hocevar	Cigna Deferred Compensation Plan			68,569	100,634	369,414

Jason D. Sadler	Mandatory Provident Fund(2)	2,304	2,304	11,587	—	41,993
	Third Country National Pension Plan(3)	—	91,168	125,106	—	956,432

(1)	Includes compensation earned in prior years and reported in the Summary Compensation Tables of Cigna’s previous proxy statements (beginning with the 2007 proxy statement) in the aggregate amount of $95,200 for Mr. Cordani.

(2)	Cigna’s contributions are included in the Summary Compensation Table.

(3)	Cigna’s contributions are included in the Summary Compensation Table.

Cigna Deferred Compensation Plan

Cigna credits deferred compensation with hypothetical investment earnings during the deferral period as follows:

•	Deferred cash compensation is credited with amounts that equal the gains (or losses) on the actual investment options available under the Cigna 401(k) Plan. The 401(k) investment options include a default fixed income fund with an annual interest rate applicable for 2017 of 3.0%, which is not considered an “above market” interest rate as that term is defined by the SEC. The fixed income fund is the only hypothetical investment option available to non-executive employees.

•	Deferred shares of Cigna common stock are credited with amounts equal to any dividends that are paid on actual shares of Cigna common stock. These hypothetical dividends are treated as deferred cash compensation.

Subject to limitations under Section 16 of the Securities Exchange Act of 1934 and under Cigna’s Securities Transactions and Insider Trading Policy, which prohibits trading by Cigna’s NEOs during blackout periods, executive officers who participate in the Deferred Compensation Plan can defer up to 100% of their base salary and annual incentive award and change their hypothetical investment allocations on deferrals once per quarter.

Generally, payments of deferrals after 2004 will be made or will begin during one of the following periods: July of the year following the year of an executive’s separation from service; the 90 day period beginning January 1 of the year following the year of an executive’s death; or a date specified by the officer or by Cigna. Deferred compensation balances represent a general unsecured and unfunded obligation of Cigna.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	65

COMPENSATION MATTERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Contingent Payments Table reflects the estimated amount of incremental compensation that would become payable to each of the NEOs, except Mr. McCarthy and Mr. Manders, under existing plans and arrangements if the NEO’s employment had terminated in certain scenarios on December 31, 2017, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 29, 2017, the last business day of the year ($203.09 per share). Mr. McCarthy retired on June 16, 2017 and Mr. Manders retired on November 3, 2017. The terms of their retirement arrangements are described below.

All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the People Resources Committee determines appropriate.

The actual incremental amounts that would be paid upon a NEO’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the NEOs in the circumstances described below relies on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price and specific plan terms that govern administration of payments. See also “Employment Arrangements and Post-Termination Payments” in the CD&A for a description of Cigna’s policies on severance pay.

In calculating the hypothetical payment amounts, we have assumed that: (1) change of control and termination occur as of December 31, 2017; (2) payments of benefits are made in a lump sum on December 31, 2017; and (3) the value of options would be equal to the value realized upon exercise of those options that accelerate as a result of the applicable event and that were in-the-money as of December 31, 2017. However, the actual exercise date of options is not known and payment dates would vary because of Internal Revenue Code rules relating to deferred compensation.

The table shown below does not include certain non-forfeitable payments or benefits, such as 401(k), supplemental 401(k), deferred compensation, pension plans and the value of previously vested in-the-money options, assuming exercise; in each case, the NEO would, subject to certain limitations, receive these payments or benefits upon termination, including voluntary termination or termination for cause.

Terms of Mr. McCarthy’s Retirement Arrangement

Mr. McCarthy retired effective June 16, 2017. In June 2017, he and the Company entered into the McCarthy A&R Agreement in connection with his retirement. The McCarthy A&R Agreement provided for benefits consisting of: (1) the payment of Mr. McCarthy’s annual cash incentive for his service in 2017 at 50% of his annual target, subject to the Company’s attainment of pre-established performance goals; and (2) payout of previously awarded SPSs for the 2015–2017, 2016–2018 and 2017–2019 performance periods, prorated based on the number of months that Mr. McCarthy would have been employed during each 36-month performance period if his employment continued through December 31, 2017. The agreement confirmed that, pursuant to the LTIP and the terms of the original grants, Mr. McCarthy’s stock options vested upon his retirement to the extent unvested. The aggregate value of these benefits was approximately $5.3 million, based on a stock price of $169.08 per share, the closing price of Cigna’s common stock on June 16, 2017. The percentage of actual shares earned and timing of the payment of the SPS awards will be determined by the People Resources Committee in accordance with the terms of the LTIP. Stock options awarded under the LTIP will expire at their original term.

Mr. McCarthy and the Company also entered into an Advisory Services Agreement, pursuant to which Mr. McCarthy provided advice and counsel to senior management on business planning and strategy. Mr. McCarthy was paid $30,000 per month during the term of the agreement, plus $6,000 per day for each additional day Mr. McCarthy performed services in excess of five days in a given month. The Advisory Services Agreement expired on December 19, 2017.

Terms of Mr. Manders’ Retirement Arrangement

Mr. Manders retired effective November 3, 2017. In October 2017, he and the Company entered into the Manders A&R Agreement in connection with his retirement. The Manders A&R Agreement provided for benefits consisting of: (1) the

66	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

payment of Mr. Manders’ annual cash incentive for his service in 2017 at 100% of his annual target, subject to the Company’s attainment of pre-established performance goals; and (2) payout of previously awarded SPSs for the 2015–2017, 2016–2018 and 2017–2019 performance periods, prorated based on the number of months that Mr. Manders would have been employed during each 36-month performance period if his employment continued through December 31, 2017. The agreement confirmed that, pursuant to the LTIP and the terms of the original grants, Mr. Manders’ stock options vested upon his retirement to the extent unvested. The aggregate value of these benefits was approximately $8.4 million, based on a stock price of $201.90 per share, the closing price of Cigna’s common stock on November 3, 2017. The percentage of actual shares earned and timing of the payment of the SPS awards will be determined by the People Resources Committee in accordance with the terms of the LTIP. Stock options awarded under the LTIP will expire at their original term.

Contingent Payment Descriptions

The aggregate amounts in the Contingent Payments Table appear under the following headings:

•	Severance, which refers to salary continuation upon involuntary termination, or salary continuation upon involuntary termination and change of control for the NEOs.

•	Annual Incentive, which refers to annual cash incentive awards payable to the NEOs.

•	Vesting of Previously Awarded Long-Term Incentives, which refers to accelerated vesting of in-the-money options and/or restricted stock and SPSs.

•	Outplacement Services and Other Benefits, which includes the cost to the Company for outplacement services and/or Company-paid basic life insurance.

•	Change of Control Cut-Back, which refers to the application of the reduction of the total payment upon change of control, by which either: (1) an executive will receive the full amount of change of control benefits and also pay any resulting excise tax; or (2) an executive’s change of control benefits will be reduced enough to avoid the excise tax entirely – whichever alternative provides the executive with the greater amount of after-tax benefits.

Hypothetical payment amounts represent an approximation of the potential payment.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	67

COMPENSATION MATTERS

CONTINGENT PAYMENTS All Actions Assume a December 31, 2017 Termination Date
	INVOLUNTARY TERMINATION NOT FOR CAUSE ($) (a)	TERMINATION UPON A CHANGE OF CONTROL ($) (b)	EARLY RETIREMENT OR RETIREMENT ($) (c)	TERMINATION UPON DEATH OR DISABILITY ($) (d)
David M. Cordani
Severance	1,400,000	12,600,000	—	—
Annual Incentive	2,800,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	18,084,352	53,159,946	—	42,884,405
Outplacement Services and Other Benefits	29,306	19,306	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	22,313,658	65,779,252	—	42,884,405

Eric P. Palmer
Severance	675,000	4,275,000	—	—
Annual Incentive	750,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	1,079,423	3,638,614	—	2,831,737
Outplacement Services and Other Benefits	25,812	15,812	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	2,530,235	7,929,426	—	2,831,737

Nicole S. Jones
Severance	630,000	3,930,000	—	—
Annual Incentive	680,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	2,579,243	7,651,637	—	6,174,767
Outplacement Services and Other Benefits	26,426	16,426	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	3,915,669	11,598,063	—	6,174,767

Christopher J. Hocevar
Severance	550,000	3,150,000	—	—
Annual Incentive	500,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	1,208,995	4,058,087	—	3,289,391
Outplacement Services and Other Benefits	26,009	16,009	—	—
Change of Control Cut-Back	—	(730)	—	—

TOTAL	2,285,004	7,223,366	—	3,289,391

Jason D. Sadler
Severance	648,837	3,893,020	—	—
Annual Incentive	648,837	—	—	—
Vesting of Previously Awarded Long-Term Incentives	2,487,853	5,996,910	—	4,974,555
Outplacement Services and Other Benefits	25,000	15,000	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	3,810,527	9,904,930	—	4,974,555

68	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Involuntary Termination not for Cause (Column (a))

Payments and benefits may be provided to NEOs whose employment is terminated because of job elimination or any other non-cause reason. If a NEO is terminated not for cause, there is no plan or formula that prescribes benefits that would be provided. Some of the benefits, such as severance payments or payments in the amount of the value of unvested restricted stock awards, would be subject to the discretion of the People Resources Committee. In exercising such discretion, the Committee typically considers length of service, target total compensation, and career plans following termination of employment.

From the range of possible decisions the People Resources Committee may make about payments and benefits, we have assumed for purposes of this estimate that a NEO would receive:

•	An amount equal to one year of base salary.

•	A prorated portion of that individual’s annual incentive target for the year in which termination occurs. The total amount of the annual incentive payout for 2017 was included in the estimate because it assumes termination at year-end.

•	Payout of a prorated portion of previously awarded SPSs based on 100% of the 2015–2017 SPS award, 67% of the 2016–2018 SPS award and 33% of the 2017–2019 SPS award. The value shown for such NEO represents the number of SPSs multiplied by $203.09, the December 29, 2017 closing price of Cigna common stock.

•	A lump sum payment equal to the value of unvested restricted stock, calculated by multiplying the number of shares of restricted stock forfeited upon termination, by the closing price on the assumed termination date, which was $203.09 on December 29, 2017.

•	Outplacement services and Company-paid basic life insurance, each for a period of one year. For purposes of this estimate, a cost of $25,000 for outplacement services was used.

Previous separation agreements with executive officers required the officer to make certain promises, covenants and waivers, including non-competition and non-solicitation obligations and a general release, in exchange for the benefits and payments provided by Cigna.

Termination upon a Change of Control (Column (b))

The payments and benefits discussed are entirely hypothetical and contingent in nature. However, if a change of control were to occur, executive officers who are terminated (other than as the result of conviction of a felony involving fraud or dishonesty directed against Cigna) within two years after a change of control would be entitled to the following payments and benefits:

•	156 weeks of pay, at the base salary rate in effect at termination.

•	Three-times the greater of the executive’s last annual incentive payout or the amount of the executive’s annual incentive target immediately before the change of control.

•	The number of outstanding SPSs multiplied by the greatest of: 100%; the vesting percentage from the preceding performance period; or the average vesting percentage for the last two performance periods. For purposes of this estimate, a vesting percentage of 139.5% of target was used. The value shown for each NEO represents the number of SPSs estimated to vest multiplied by $203.09, the closing price of Cigna common stock on December 29, 2017.

•	Unvested stock options and restricted stock awards would vest. Options would expire on the earlier of the original expiration date or three months after the termination date.

•	Six months of outplacement services and life insurance for one year paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used.

If, within two years after a change of control, any of the following changes affect an executive officer, and he or she then resigns following written notification to Cigna, the resignation will be treated as a termination upon a change of control: any reduction in compensation, any material reduction in authority, duties or responsibilities, or a relocation of the executive’s office more than 35 miles from its location on the date of the change of control.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	69

COMPENSATION MATTERS

Early Retirement or Retirement (Column (c))

Upon early retirement (on or after age 55 and at least five years of service) or retirement (on or after age 65 and at least five years of service), the amount of any benefits or payments to a NEO is subject to the discretion of the People Resources Committee and/or the terms of any agreement executed by the Company and the retiring NEO that has been approved by the Committee. From the range of possible decisions the People Resources Committee may make about payments and benefits, we have assumed for purposes of this estimate a NEO would receive:

•	A prorated portion of that individual’s annual incentive target. The calculation includes the total annual incentive target for 2017 because the estimate assumes termination at year-end.

•	Payout of a prorated portion of previously awarded SPSs based on 100% of the 2015–2017 SPS award, 67% of the 2016–2018 SPS award and 33% of the 2017–2019 SPS award. The value shown for such NEO represents the number of SPSs held by the NEO multiplied by the closing price of Cigna common stock on December 29, 2017 ($203.09).

•	Vesting of any unvested options would be accelerated and the options would become exercisable at retirement and expire on the original expiration date. The calculation includes the gain on in-the-money exercisable options, assuming option exercises on December 31, 2017.

•	Vesting of any unvested Cigna restricted stock awards upon retirement, subject to the People Resources Committee’s approval.

At December 31, 2017, none of the NEOs serving as executive officers were eligible for early retirement.

Death or Disability (Column (d))

If a NEO dies while still an active employee, certain benefits are available to that individual’s estate or surviving spouse. Restrictions on restricted stock awards would lapse upon death or disability. In addition, vesting of any unvested options would be accelerated and the options would become exercisable and expire on the original expiration date.

Upon death, the NEO’s estate or the surviving spouse would also receive an immediate payout of 100% of the outstanding SPS awards for the 2015–2017, 2016–2018 and 2017–2019 performance periods. Upon disability, the NEO’s 2015–2017, 2016–2018 and 2017–2019 SPS awards would fully vest, but would not be paid out until the end of the performance period. In accordance with past practice, the estimates assume that the NEO’s estate or the surviving spouse would receive payment of 100% of the 2015–2017 SPS award.

70	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT MATTERS

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3)

The Board’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2018. PricewaterhouseCoopers LLP has served as Cigna’s independent registered public accounting firm since 1983. In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee and the Chairman of the Board are involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.

The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider PricewaterhouseCoopers’ appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	71

AUDIT MATTERS

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Specifically:

•	The full Audit Committee pre-approves all audit, review and attest services and their related fees. The Audit Committee has oversight of fee negotiations with the independent registered public accounting firm.

•	The General Auditor and Chief Risk Officer (a role held by one individual and referred to as the CRO) for the Company presents to the full Audit Committee a schedule, accompanied by detailed documentation, listing all audit and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm during the calendar year. In the case of any additional permissible non-audit services concerning internal control over financial reporting and any tax services, the independent registered public accounting firm includes a written description of the scope of service and other information about the proposed service. The Audit Committee reviews the schedule and documentation, and pre-approves the audit and permissible non-audit services it deems appropriate.

•	For additional audit and permissible non-audit services that arise during the calendar year, the CRO presents an updated schedule reflecting the additional services for review and consideration for pre-approval by the Audit Committee. After the CRO’s presentation of the schedules as described above and, if applicable, a discussion with the Company’s independent registered public accounting firm regarding the potential effects of any permissible non-audit services related to internal control over financial reporting or permissible tax services on the independence of the Company’s independent registered public accounting firm, the Audit Committee will approve those audit and permissible non-audit services it deems appropriate and necessary.

•	The policy allows the pre-approval of additional audit and permissible non-audit services to be delegated to one or more Audit Committee members so long as the proposed services do not exceed $250,000 individually. Any services approved in this manner must be reported to the full Audit Committee at its next regularly scheduled meeting.

•	The CRO reports to the Audit Committee at each meeting on any non-audit services performed by the independent registered public accounting firm and on fees incurred for any services performed by the independent registered public accounting firm. At each in-person meeting, the CRO reports to the Audit Committee the projected ratio between audit and non-audit fees of the independent registered public accounting firm.

72	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT MATTERS

Fees to Independent Registered Public Accounting Firm

The Audit Committee reviewed and approved the professional services rendered to Cigna by PricewaterhouseCoopers LLP consisting of the following:

	2017	2016
Audit Fees	$12,388,000	$11,809,000
Audit-Related Fees	2,036,000	2,146,000
Tax Fees	697,000	379,000
All Other Fees	605,000	276,000
TOTAL	$15,726,000	$14,610,000

Audit fees include the audit of annual financial statements; the review of quarterly financial statements; the performance of statutory audits; quarterly comfort letter work; and the evaluation of the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: employee benefit plan audits; internal control reviews (e.g., Statement of Standards for

Attestation Engagements No. 16 reports); consultation concerning financial accounting and reporting standards; agreed upon procedures; due diligence purchase accounting; and regulatory examinations.

Tax fees include tax recovery services, tax consulting and tax compliance services.

All other fees include professional services rendered by PricewaterhouseCoopers LLP not reported in any other category and include pre-approved business process advisory and other services that, for 2017, relate primarily to a benchmarking exercise, a data analysis project and a quality assessment.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	73

AUDIT MATTERS

Report of the Audit Committee

Cigna maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. All of the members of the Audit Committee are independent (as defined in the listing standards of the New York Stock Exchange, SEC regulations and Cigna’s independence standards).

Cigna’s management has primary responsibility for preparing Cigna’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of Cigna’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Cigna’s consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm also is responsible for, among other things, issuing an attestation report on the effectiveness of Cigna’s internal control over financial reporting based on its audit. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets periodically with Cigna’s Chief Financial Officer, General Auditor and Chief Risk Officer, Chief Accounting Officer, General Counsel, Global Chief Compliance Officer, Medicare/Medicaid Chief Compliance Officer, Global Chief Information Officer and independent registered public accounting firm, with and without management present, to discuss the adequacy and effectiveness of Cigna’s internal controls and the quality of the financial reporting process.

In this context, before Cigna filed its Annual Report on Form 10-K for the year ended December 31, 2017 (Form 10-K) with the Securities and Exchange Commission, the Audit Committee:

•	Reviewed and discussed with Cigna’s management the audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of Cigna.

•	Reviewed and discussed with Cigna’s management and with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the effectiveness of Cigna’s internal control over financial reporting as well as management’s report and PricewaterhouseCoopers LLP’s attestation on the subject.

•	Discussed with PricewaterhouseCoopers LLP matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of Cigna’s financial condition and results of operations, including critical accounting estimates and judgments.

•	Received the required written communications from PricewaterhouseCoopers LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence from Cigna.

•	Discussed with each of Cigna’s Chief Executive Officer and Chief Financial Officer their required certifications contained in Cigna’s Form 10-K.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited consolidated financial statements be included in Cigna’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Audit Committee:

Roman Martinez IV, Chair

Jane E. Henney, M.D.

James E. Rogers

Donna F. Zarcone

74	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION

Proposal to Amend Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement (Proposal 4)

Article Fifth of the Company’s Restated Certificate of Incorporation provides that Section 2 of Article III of the Company’s By-Laws, which relates to the number, qualifications, election and term of office of the Board of Directors, may be amended by the Board or by shareholders, upon the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Company outstanding and entitled to vote. Article VIII of the Company’s By-Laws contains a similar supermajority vote requirement to amend Section 2 of Article III of the By-Laws.

The Board, as part of its ongoing review of the Company’s corporate governance practices and in light of the declassification of the Board, recognized that the elimination of this supermajority vote requirement would align with best practices in corporate governance. Therefore, on February 28, 2018, the Board approved an amendment to Article Fifth of the Company’s Restated Certificate of Incorporation, subject to approval of shareholders at the Annual Meeting, to eliminate the supermajority voting requirement necessary to amend Section 2 of Article III of the Company’s By-Laws and replace it with a majority vote requirement. The complete text of the proposed amendment to Article Fifth, marked to show the proposed deletion, is set forth below:

Fifth: The By-Laws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon~~; provided, however, that Section 2 of Article III of the By-Laws may not be amended or repealed, nor may any provision be adopted that is inconsistent with such section, in any case by action of the stockholders, unless such amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon~~. The Board of Directors shall also have the power to adopt, amend or repeal any provision of the By-Laws of the Corporation without any vote of the stockholders of the Corporation.

Following shareholder approval of this amendment to Article Fifth of the Restated Certificate of Incorporation, the Board will amend the By-Laws to eliminate the similar supermajority voting requirement contained in Article VIII of the By-Laws. This action would be taken at the Board’s next meeting after the 2018 Annual Meeting of Shareholders. Thereafter, all supermajority voting provisions will have been removed and shareholders may amend all provisions of the Restated Certificate of Incorporation and By-Laws by the affirmative vote of a majority of the Company’s outstanding common stock.

To be adopted, this Proposal 4 must be approved by the affirmative vote of a majority of the Company’s outstanding common stock. If this Proposal 4 is approved by shareholders, the Company’s Restated Certificate of Incorporation will be amended and restated as set forth in Appendix I and we will file the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.

The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting requirement.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	75

OWNERSHIP OF CIGNA COMMON STOCK

Stock Held by Directors, Nominees and Executive Officers

The following table provides information as of January 31, 2018 about the amount of Cigna common stock beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table (named executive officers) and the amount of Cigna common stock beneficially owned by the directors, nominees and executive officers as a group. In general, “beneficial ownership” includes those shares a director, nominee or executive officer has the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of January 31, 2018 or that may become exercisable within 60 days.

NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Directors and Nominees
Eric J. Foss	13,413	*
Isaiah Harris, Jr.(2)	15,437	*
Jane E. Henney, M.D.(2)	14,936	*
Roman Martinez IV(2)	22,996	*
John M. Partridge	33,267	*
James E. Rogers(2)	—	*
Eric C. Wiseman(2)	4,200	*
Donna F. Zarcone(2)	13,500	*
William D. Zollars(2)	13,500	*
Named Executive Officers
David M. Cordani	1,494,113	*
Eric P. Palmer	28,847	*
Christopher J. Hocevar	26,937	*
Nicole S. Jones	133,408	*
Jason D. Sadler	47,208	*
Thomas A. McCarthy	221,238	*
Matthew G. Manders	221,926	*
All Directors, Nominees and Executive Officers as a group including those named above (22 Persons)	2,692,880	1.1%

*	Less than 1% of the outstanding common stock.

None of the shares reported are pledged as security.

(1)	Includes, in addition to wholly owned shares owned on January 31, 2018:

•	13,500 vested restricted stock units that settle in common stock upon separation of service held by each of Dr. Henney, Ms. Zarcone and Messrs. Harris, Martinez and Zollars;

•	shares acquirable within 60 days of January 31, 2018 by exercising stock options in the amount of 1,120,397 for Mr. Cordani; 20,875 for Mr. Palmer; 13,222 for Mr. Hocevar; 95,437 for Ms. Jones; 13,964 for Mr. Sadler; 165,340 for Mr. McCarthy; 169,811 for Mr. Manders; and an aggregate of 216,938 for other executive officers;

•	holdings in the Cigna stock fund of Cigna’s 401(k) Plan in the amount of 1,640 for Mr. Cordani; 271 for Mr. Palmer; 931 for Mr. Hocevar; 1,313 for Ms. Jones; 1,169 for Mr. McCarthy; and an aggregate of 13,223 for other executive officers; and

•	shares paid upon the vesting of the 2015–2017 SPS program in the amount of 67,070 for Mr. Cordani; 2,701 for Mr. Palmer; 4,033 for Mr. Hocevar; 9,473 for Ms. Jones; 6,650 for Mr. Sadler; 13,877 for Mr. McCarthy; 12,720 for Mr. Manders; and an aggregate of 26,234 for other executive officers.

76	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF CIGNA COMMON STOCK

(2)	The table below details as of January 31, 2018 certain other securities, the value of which is directly tied to the value of Cigna stock as described in “Non-Employee Director Compensation — Director Ownership.” Under SEC rules, deferred common stock and hypothetical shares of common stock are not considered beneficially owned and are therefore not included on the table.

NAME	DEFERRED COMMON STOCK	HYPOTHETICAL SHARES OF COMMON STOCK
Isaiah Harris, Jr.	—	23,255
Jane E. Henney, M.D.	—	19,024
Roman Martinez IV	22,780	15,423
James E. Rogers	37,520	11,299
Eric C. Wiseman	12,117	3,652
Donna F. Zarcone	8,230	2,797
William D. Zollars	—	9,784

Additional Information about Stock Held by Directors, Director Nominees and Executive Officers

Directors, director nominees and executive officers as a group beneficially own approximately 1.1% of the outstanding common stock. These beneficial ownership percentages do not include any common stock equivalents and are based on 242,875,357 shares of common stock outstanding on January 31, 2018.

On January 31, 2018, the Cigna stock fund of Cigna’s 401(k) plan held a total of 4,883,664 shares, or approximately 2.0% of the outstanding common stock on that date. A Cigna management advisory committee determines how the shares held in the Cigna stock fund will be voted only to the extent the plans’ individual participants do not give voting instructions.

The directors, director nominees and executive officers control the voting and investment of all shares of common stock they own beneficially.

The address for each individual in the table above is c/o Cigna Corporation, 900 Cottage Grove Road, Bloomfield, Connecticut 06002.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	77

OWNERSHIP OF CIGNA COMMON STOCK

Stock Held by Certain Beneficial Owners

The following table and notes provide information about beneficial owners of more than five percent of Cigna’s common stock. The percent of class reported in the table below is based on 242,875,357 shares of Cigna common stock outstanding as of January 31, 2018.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	17,756,569	(1)	7.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	17,289,066	(2)	7.1%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	17,155,180	(3)	7.1%

(1)	Based on information as of December 31, 2017 contained in an amended Schedule 13G filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. The amended Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 6,047,631 shares and sole dispositive power with respect to 17,756,569 shares.

(2)	Based on information as of December 31, 2017 contained in an amended Schedule 13G filed with the SEC on February 8, 2018 by The Vanguard Group. The amended Schedule 13G indicates that The Vanguard Group has sole voting power with respect to 353,707 shares; shared voting power with respect to 62,005 shares; sole dispositive power with respect to 16,884,131 shares; and shared dispositive power with respect to 404,935 shares. According to the amended Schedule 13G, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., beneficially owns 273,111 of these shares and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., beneficially owns 210,687 of these shares.

(3)	Based on information as of December 31, 2017 contained in an amended Schedule 13G filed with the SEC on January 29, 2018 by BlackRock, Inc. The amended Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 14,851,415 shares; and sole dispositive power with respect to 17,155,180 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Cigna directors, executive officers and beneficial owners of more than 10% of our common stock are required to file reports of their holdings and transactions in Cigna securities with the Securities and Exchange Commission. Based on a review of the copies of reports furnished to the Company and written representations from our directors and executive officers, the Company believes that all reports due in 2017 were timely filed.

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ANNUAL MEETING INFORMATION

Questions and Answers About the Proxy Materials

Why did I receive proxy materials? What is included in the proxy materials?

Cigna’s Board of Directors is soliciting your proxy to vote at the 2018 Annual Meeting of Shareholders. You received proxy materials because you owned shares of Cigna common stock at the close of business on February 26, 2018, the record date, and that entitles you to vote at the Annual Meeting.

Proxy materials include the notice of annual meeting of shareholders, this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2017. If you received paper copies, the proxy materials also include a proxy card or voting instruction form. The Proxy Statement describes the matters on which the Board of Directors would like you to vote, and provides information about Cigna that we must disclose under Securities and Exchange Commission regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also are referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed copies of the proxy statement and annual report?

Cigna has elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. On March [    ], 2018, we mailed to shareholders a notice of the Internet availability of proxy materials containing instructions on how to access our proxy materials online. We believe electronic delivery will lower costs and reduce the environmental impact of our Annual Meeting because we will print and mail fewer full sets of materials.

You may request to receive printed proxy materials by following the instructions contained in the notice of Internet availability. You also may contact Cigna Shareholder Services. Written requests should be directed to Shareholder Services, Cigna Corporation, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@cigna.com.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.envisionreports.com/ci. The notice of Internet availability of proxy materials also provides instructions on how to:

•	view our proxy materials on the Internet;

•	vote your shares after you have viewed the proxy materials; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

For shareholders who received a printed copy of our materials, you still may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing electronic links to the proxy materials for next year’s annual meeting and the proxy voting site.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.

We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	79

ANNUAL MEETING INFORMATION

Questions and Answers About Voting

What am I voting on at the Annual Meeting?

PROPOSALS	ITEM	BOARD VOTE RECOMMENDATION
1	Election of the ten director nominees named in this Proxy Statement	Vote FOR each of the nominees
2	Advisory approval of executive compensation	Vote FOR
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018	Vote FOR
4	Approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting requirement	Vote FOR

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, to decide how to vote on other matters that may come before the Annual Meeting.

How many votes can be cast by all shareholders?

Each share of Cigna common stock is entitled to one vote on each of the ten directors named in this Proxy Statement to be elected and one vote on each of the other matters properly presented at the Annual Meeting. We had 242,843,575 shares of common stock outstanding and entitled to vote on February 26, 2018.

How many votes must be present to hold the Annual Meeting?

At least two-fifths of the issued and outstanding shares entitled to vote, or 97,137,430 shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the meeting.

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 3 is a routine matter.

PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	Election of the ten director nominees named in this Proxy Statement	Majority of votes cast	No effect	Not voted/No effect
2	Advisory approval of executive compensation	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
3	Ratification of the appointment of independent auditor	Majority of shares present and entitled to vote on the subject matter	Counted “against”	No broker non-votes; shares are voted by brokers in their discretion
4	Approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting requirement	Majority of shares outstanding	Counted “against”	Counted “against”

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ANNUAL MEETING INFORMATION

Signed but unmarked proxy cards will be voted “for” Proposals 1, 2, 3 and 4. Shares held by the Cigna stock fund of the Cigna 401(k) Plan that are not voted timely or properly will be voted by the plan trustees as instructed by Cigna’s Retirement Plan Committee.

How do I vote if I own shares as a record holder?

If your name is registered on Cigna’s shareholder records as the owner of shares, you are the “record holder.” This may include shares held at Computershare from restricted stock that has vested, shares acquired through an option exercise and shares issued in settlement of SPS awards. If you hold shares as a record holder, there are four ways that you can vote your shares.

Over the Internet. Vote at www.envisionreports.com/ci. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, April 24, 2018. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, April 24, 2018. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of Internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 8:00 a.m. Eastern Time on Wednesday, April 25, 2018.

In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.

Please note that you cannot vote using the notice of Internet availability of proxy materials. The notice identifies the items of business and describes how to vote, but you cannot vote by marking the notice and returning it.

How do I vote if my Cigna shares are held by a bank, broker or custodian (including a Fidelity brokerage account)?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this Proxy Statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in each of the other matters, we encourage you to provide instructions on how to vote your shares.

If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed proxy will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

How do I vote if my Cigna shares are held by Fidelity in an employee stock account?

Employee stock accounts maintained by Fidelity include unvested restricted stock that is votable if held on the record date. You should follow the rules above for voting shares held as a record holder.

How do I vote shares held in the Cigna stock fund of the Cigna 401(k) Plan?

If you have money invested in the Cigna stock fund of the Cigna 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account on the record date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m. Eastern Time on Thursday, April 19, 2018. You may vote over the Internet, by telephone or by mail (as described above), but you may not vote shares allocated to your 401(k) accounts in person at the Annual Meeting. The plan trustees will vote such shares in accordance with your voting instructions if they are received timely. If you do not send instructions by the April 19, 2018 deadline, you do not vote or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustees will vote the number of shares allocated to your 401(k) account as instructed by Cigna’s Retirement Plan Committee. Your voting instructions will be kept confidential under the terms of the plan.

Shares allocated to your 401(k) account, shares held in an employee stock account with Fidelity or shares held at Computershare may be aggregated on one proxy card. Please note that if voting instructions are submitted after 11:59 p.m. Eastern Time on Thursday, April 19, 2018, your vote will be counted for any shares held in your employee stock accounts at Fidelity or Computershare, but not with respect to shares allocated to your 401(k) account.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	81

ANNUAL MEETING INFORMATION

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials if your shares are registered differently or are in more than one account. Please provide voting instructions for all of the Notices and proxy and voting instruction cards you receive.

Can I change my vote?

Yes. If you are a record holder, you may:

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Time on Tuesday, April 24, 2018;

•	Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 8:00 a.m. Eastern Time on Wednesday, April 25, 2018;

•	Write to the Corporate Secretary at the address listed below. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 8:00 a.m. Eastern Time on Wednesday, April 25, 2018; or

•	Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting, which will automatically cancel any proxy previously given.

If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.

Written notices of revocation and other communications about revoking Cigna proxies should be addressed to Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550.

Who will count the votes? Is my vote confidential?

Computershare has been appointed Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.

Who pays for the proxy solicitation and how will Cigna solicit votes?

Cigna pays the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents by telephone, electronic or facsimile transmission or in person. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their related out-of-pocket expenses. In addition, we have engaged Georgeson, Inc. to assist in soliciting proxies. Cigna will pay Georgeson a fee of approximately $15,000 plus reasonable out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.

How can I communicate with the Board of Directors?

Shareholders and interested parties may contact the Board of Directors, the Chairman, the independent directors, or specific individual directors by submitting an e-mail to DirectorAccessMailbox@cigna.com. Shareholders and interested parties also may send written correspondence to Director Access, Attention: Office of the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.

The Corporate Secretary will compile all communications other than routine commercial solicitations and opinion surveys sent to Board members and periodically submit them to the Board. Communications addressed to individual directors at the director address will be submitted to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of concerns, and the Corporate Secretary will notify the Board of the resolution of those concerns.

How does a shareholder submit a proposal or nomination of a director candidate for the 2019 annual meeting?

Proposals

If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before November [    ], 2018. Submitting a shareholder proposal does not guarantee that Cigna will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

If you want to present your proposal at the 2019 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal no earlier than December [    ], 2018 and no later

82	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

than the close of business on January [    ], 2019, and it must satisfy the requirements set forth in Article II, Section 12 of Cigna’s By-Laws. If, however, the 2019 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date.

Director Nominations

The Board has implemented a proxy access provision in our By-Laws, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in our By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2019 annual meeting of shareholders pursuant to the proxy access provisions in Article II, Section 13 of our By-Laws, we must receive proper written notice of any such nomination no earlier than October [    ], 2018 and no later than the close of business on November [    ], 2018, and the nomination must otherwise comply with our By-Laws. If, however, the 2019 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date.

If you would like to otherwise nominate a candidate for director at the 2019 annual meeting, the Corporate Secretary must receive your notice no earlier than the close of business on December [    ], 2018 and no later than the close of business on January [    ], 2019, and it must satisfy the requirements set forth in Article II, Section 11 of Cigna’s By-Laws. If, however, the 2019 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date.

Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.

How do I obtain copies of Cigna’s corporate governance and other company documents?

The Guidelines, committee charters and Cigna’s Code of Ethics and the Director Code of Business Conduct and Ethics are posted at www.cigna.com/about-us/corporate-governance/. In addition, these documents are available in print to any shareholder who submits a written request to the Corporate Secretary at the address listed above.

The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.cigna.com/about-us/investors/.

If you are a shareholder and did not receive an individual copy of this year’s Proxy Statement, annual report or notice of Internet availability of proxy materials, we will send a copy to you if you address a written request to Shareholder Services, Cigna Corporation, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@cigna.com.

What is householding and how does it affect me?

If you and other residents at your mailing address own shares of Cigna stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report or notice of Internet availability of proxy materials, but each shareholder who resides at your address will receive a separate proxy card or voting instruction form. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Householding benefits both you and Cigna because it reduces the volume of duplicate information received at your household and helps Cigna reduce expenses and conserve natural resources.

If you would like to receive your own set of Cigna’s proxy statement and annual report or your own notice of Internet availability of proxy materials in the future, or if you share an address with another Cigna shareholder and together both of you would like to receive only a single set of Cigna’s proxy materials, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by each person in the household. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding will be effective 30 days following its receipt.

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ANNUAL MEETING INFORMATION

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

You must have an admission ticket, as well as a valid form of government-issued photo identification, in order to be admitted to the Annual Meeting. If you are a Cigna shareholder of record and received a printed copy of Cigna’s proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the Annual Meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of Cigna common stock as of the close of business on the Cigna record date of February 26, 2018, to the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of Cigna common stock held by you on the Cigna record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the Cigna record date.

If you wish to appoint a representative to attend the Annual Meeting in your place, you must provide to the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550, the name of your representative, the admission ticket portion of your proxy card if you are a Cigna shareholder of record, or your proof of ownership if you are a beneficial owner, and the address where the admission ticket should be sent. A Cigna shareholder may only appoint one representative. Requests from Cigna shareholders that are legal entities must be signed by an authorized officer or other person legally authorized to act on behalf of the legal entity.

Requests received after April 9, 2018, may not be able to be processed in time to allow you to receive your admission ticket before the date of the Annual Meeting, so you should mail your request early.

For directions to the Annual Meeting, please contact Shareholder Services at 215-761-3516 or shareholderservices@cigna.com.

Please note that cameras, recording equipment, electronic devices, large bags, briefcases or packages are not permitted in the meeting. Recording of the meeting is expressly prohibited.

84	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX A – NON-GAAP MEASURES

CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS RECONCILIATION (dollars in millions)
Year Ended December 31,	2017	2016	2015	2014	2013
Shareholders’ net income (loss)	$2,237	$1,867	$2,094	$2,102	$1,476
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(156)	(109)	(40)	(106)	(141)
Amortization of other acquired intangible assets, net	66	94	80	119	144
Results of guaranteed minimum income benefits business	—	—	—	—	(25)
Special Items:
U.S. tax reform	196	—	—	—	—
Debt extinguishment costs	209	—	65	—	—
Long-term guaranty fund assessment	83	—	—	—	—
Transaction-related costs	33	147	57	—	—
Risk corridor allowance	—	80	—	—	—
Charges associated with litigation matters	—	25	—	—	—
Transaction costs associated with PBM services agreement	—	—	—	—	24
Charge related to reinsurance transaction	—	—	—	—	507
Charge for disability claims regulatory matter	—	—	—	—	51
Charge for organizational efficiency plan	—	—	—	—	40

Adjusted income (loss) from operations	$2,668	$2,104	$2,256	$2,115	$2,076

Special Items, pre-tax:
U.S. tax reform	$(56)	$—	$—	$—	$—
Debt extinguishment costs	321	—	100	—	—
Long-term guaranty fund assessment	129	—	—	—	—
Transaction-related costs	126	166	66	—	—
Risk corridor allowance	—	124	—	—	—
Charges associated with litigation matters	—	40	—	—	—
Transaction costs associated with PBM services agreement	—	—	—	—	37
Charge related to reinsurance transaction	—	—	—	—	781
Charge for disability claims regulatory matter	—	—	—	—	77
Charge for organizational efficiency plan	—	—	—	—	60

Total	$520	$330	$166	$—	$955

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	Annex A-1

ANNEX A – NON-GAAP MEASURES

OPERATING BUSINESSES ADJUSTED INCOME FROM OPERATIONS RECONCILIATION (dollars in millions)
	Global Health Care			Global Supplemental Benefits			Group Disability and Life
Year Ended December 31,	2017	2016	2015	2017	2016	2015	2017	2016	2015
Shareholders’ net income (loss)	$2,282	$1,751	$1,794	$302	$268	$267	$358	$164	$328
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(88)	(78)	(30)	(24)	6	(1)	(49)	(39)	(4)
Amortization of other acquired intangible assets, net	48	74	84	18	20	(4)	—	—	—
Special Items:
U.S tax reform	(137)	—	—	73	—	—	(39)	—	—
Long-term guaranty fund assessment	68	—	—	—	—	—	15	—	—
Risk corridor allowance	—	80	—	—	—	—	—	—	—
Charges associated with litigation matters	—	25	—	—	—	—	—	—	—

Adjusted income (loss) from operations	$2,173	$1,852	$1,848	$369	$294	$262	$285	$125	$324

Special Items, pre-tax:
Long-term guaranty fund assessment	$106	$—	$—	$—	$—	$—	$23	$—	$—
Risk corridor allowance	—	124	—	—	—	—	—	—	—
Charges associated with litigation matters	—	40	—	—	—	—	—	—	—

Total	$106	$164	$—	$—	$—	$—	$23	$—	$—

Annex A-2	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX B – SURVEY DATA FOR PRESIDENT – INTERNATIONAL MARKETS

Anthem, Inc.	MetLife, Inc.
AFLAC Inc.	Principal Financial Group, Inc.
Allianz SE	Protective Life Corporation
Assurant, Inc.	Prudential Financial, Inc.
AXA Group	Sun Life Financial, Inc.
Centene Corp	The Allstate Corporation
Chubb Limited	The Hartford Financial Services Group, Inc.
Genworth Financial, Inc.	The Phoenix Companies, Inc.
Humana, Inc.	Transamerica Corp.
Lincoln Financial Corporation	UnitedHealth Group, Incorporated
Manulife Financial Corporation	Unum Group
Marsh & McLennan Companies	Voya Financial

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	Annex B-1

ANNEX C – GENERAL INDUSTRY PEER GROUP

Abbott Laboratories	HCA Holdings, Inc.
AbbVie Inc.	Humana Inc.
Accenture plc	Kimberly-Clark Corporation
Aetna Inc.	Medtronic, Inc.
AFLAC Inc.	Merck & Co. Inc.
American Express Company	MetLife, Inc.
American International Group, Inc.	Progressive Corp.
Amgen Inc.	Prudential Financial, Inc.
Anthem, Inc.	Sprint Corporation
Bristol-Myers Squibb Company	T-Mobile US, Inc.
Capital One Financial Corporation	The Allstate Corporation
Centene Corp.	The Bank of New York Mellon Corporation
CenturyLink, Inc.	The Hartford Financial Services Group, Inc.
Chubb Limited	The PNC Financial Services Group, Inc.
Citigroup Inc.	The Travelers Companies, Inc.
Colgate-Palmolive Co.	Thermo Fisher Scientific, Inc.
Eli Lilly and Company	U.S. Bancorp
Gilead Sciences Inc.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	Annex C-1

APPENDIX A – RESTATED CERTIFICATE OF INCORPORATION

RESTATED CERTIFICATE OF INCORPORATION OF CIGNA CORPORATION

(Originally incorporated on November 3, 1981 under the name North American General Corporation)

First: The name of the Corporation is Cigna Corporation.

Second: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 625,000,000 shares divided into two classes as follows: 600,000,000 shares of Common Stock of the par value of $.25 per share and 25,000,000 shares of Preferred Stock of the par value of $1.00 per share.

A. PREFERRED STOCK

The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

B. COMMON STOCK

1.	Voting Rights. Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

2.	Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of capital stock.

3.	Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger of any other corporation into it, nor any purchase or redemption of shares of stock of the Corporation of any class, shall be deemed to be a dissolution, liquidation or winding up of the Corporation for the purpose of this paragraph.

Fifth: The By-Laws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon. The Board of Directors shall also have the power to adopt, amend or repeal any provision of the By-Laws of the Corporation without any vote of the stockholders of the Corporation.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-1

APPENDIX A – RESTATED CERTIFICATE OF INCORPORATION

Sixth: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall otherwise provide.

Seventh: Notwithstanding any provision of the General Corporation Law of the State of Delaware, no action may be taken by stockholders without a meeting, without prior notice and without a vote, unless a consent in writing setting forth the action so taken shall be signed by the holders of all the outstanding stock who would be entitled to vote thereon.

Eighth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Ninth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Tenth:

1.	Vote for Certain Business Combinations. In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Certificate, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of at least a majority of the voting power of all outstanding Voting Stock (as hereinafter defined) of the Corporation, voting together as a single class. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or the Board.

2.	When Vote Is Not Required. The provisions of this Article shall not be applicable to a particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate or the By-Laws of the Corporation, if all of the conditions specified in any one of the following Paragraphs (A), (B) or (C) are met:

A.	Approval by Directors. The Business Combination has been approved by a vote of a majority of all the Continuing Directors (as hereinafter defined); or

B.	Combination with Subsidiary. The Business Combination is solely between the Corporation and a subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Paragraph 3(B)(v) of this Article Tenth; or

C.	Price and Procedural Conditions. The proposed Business Combination will be consummated within three years after the date the Related Person became a Related Person (the “Determination Date”) and all of the following conditions have been met:

(i)

The aggregate amount of (x) cash and (y) fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common or Preferred Stock of the Corporation in such Business Combination by holders thereof shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Related Person for any shares of such class or series of stock acquired by it; provided, that if either (a) the highest preferential amount per share of a series of Preferred Stock to which the holders thereof would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event) or (b) the highest reported sales price per share for any shares of such series of Preferred Stock on any national securities exchange on which such series is traded and if not traded on any

Appendix-2	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – RESTATED CERTIFICATE OF INCORPORATION

such exchange, the highest reported closing bid quotation per share with respect to shares of such series on the National Association of Securities Dealers, Inc. Automated Quotation System or on any system then in use, at any time after the Related Person became a holder of any shares of Common Stock, is greater than such aggregate amount, holders of such series of Preferred Stock shall receive an amount for each such share at least equal to the greater of (a) or (b).

(ii)	The consideration to be received by holders of a particular class or series of outstanding Common or Preferred Stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

(iii)	No Extraordinary Event (as hereinafter defined) occurs after the Determination Date and prior to the consummation of the Business Combination.

(iv)	A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions).

3.	Certain Definitions. For purposes of this Article Tenth:

A.	A “person” shall mean any individual, firm, corporation or other entity, or a group of “persons” acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on April 24, 1985.

B.	The term “Business Combination” shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by, a Related Person:

(i)	the merger or consolidation of the Corporation or any subsidiary of the Corporation; or

(ii)	the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of $100 million or more; or

(iii)	the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or any subsidiary having an aggregate fair market value of $50 million or more; or

(iv)	the adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or

(v)	the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

(vi)	any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

C.	The term “Related Person” shall mean any person (other than the Corporation, a subsidiary of the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or of a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934) of more than ten percent (10%) of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

D.	The term “Continuing Director” shall mean any member of the Board of Directors who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement	Appendix-3

APPENDIX A – RESTATED CERTIFICATE OF INCORPORATION

E.	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934.

F.	The term “Extraordinary Event” shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of all Continuing Directors:

(i)	any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred Stock; or

(ii)	any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or

(iii)	any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

(iv)	the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

G.	A majority of all Continuing Directors shall have the power to make all determinations with respect to this Article Tenth, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such directors shall be conclusive and binding.

H.	The term “Voting Stock” shall mean all outstanding shares of the Common or Preferred Stock of the Corporation entitled to vote generally and each reference to a proportion of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast.

4.	No Effect on Fiduciary Obligations of Related Persons. Nothing contained in this Article Tenth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

Eleventh: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the preceding sentence shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Appendix-4	Cigna 2018 Notice of Annual Meeting of Shareholders and Proxy Statement

Together, all the way. 913017_Proxy_Statement_cover_v7-Single pgs.indd    4 2/28/18    10:38 AM

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 24, 2018.

Vote by Internet
• Go to www.envisionreports.com/ci • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board recommends a vote FOR each of the nominees named in Proposal 1 and FOR Proposals 2,

3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - David M. Cordani	☐	☐	☐	02 - Eric J. Foss	☐	☐	☐	03 - Isaiah Harris, Jr.	☐	☐	☐

04 - Jane E. Henney, M.D.	☐	☐	☐	05 - Roman Martinez IV	☐	☐	☐	06 - John M. Partridge	☐	☐	☐

07 - James E. Rogers	☐	☐	☐	08 - Eric C. Wiseman	☐	☐	☐	09 - Donna F. Zarcone	☐	☐	☐

10 - William D. Zollars	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Advisory approval of Cigna’s executive compensation.	☐	☐	☐	3.	Ratification of appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2018.	☐	☐	☐

4.	Approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting requirement.	☐	☐	☐
Note: Such other business as may properly come before the meeting or any postponements or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The shares represented by this proxy will be voted as directed by the undersigned. Where no direction is given when a duly executed proxy is returned, such shares will be voted “For” each of the nominees named in Proposal 1 and “For” Proposals 2, 3 and 4; and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CIGNA CORPORATION.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02RGWC

Admission Ticket

Cigna Corporation 2018 Annual Meeting of Shareholders

Wednesday, April 25, 2018

8:00 a.m.

Delamar Hotel

1 Memorial Road

West Hartford, Connecticut 06107

Please bring a valid government issued photo ID to be admitted to the meeting. In addition, if you own shares in street name, bring your most recent brokerage statement or a letter from your broker or other nominee with you to the meeting so that we can verify your ownership of common stock.

Please note: no cameras, recording equipment, electronic devices, large bags, briefcases, signs or packages will be permitted. Mobile phones will be permitted in the meeting venue but may not be used for any purpose at any time while in the meeting venue. Violation of this rule can result in removal from the meeting venue. Please note that due to security reasons, all bags may be subject to search. Cigna will be unable to admit anyone who does not comply with these security procedures. No one will be admitted to the Cigna annual meeting once the meeting has commenced.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instruction Card

Cigna Corporation

Annual Meeting of Shareholders

April 25, 2018, 8:00 a.m.

This proxy/voting instruction card is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Neil Boyden Tanner and Marguerite C. Geiger, or either of them, as proxies with full power of substitution. Each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on February 26, 2018 at the Annual Meeting of Shareholders, to be held at the Delamar Hotel, 1 Memorial Road, West Hartford, Connecticut 06107, on Wednesday, April 25, 2018 at 8:00 a.m., or at any postponements or adjournments thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

If the undersigned has voting rights with respect to shares of the Corporation’s common stock under the Cigna 401(k) Plan, the undersigned hereby directs the trustee of the Cigna 401(k) Plan to vote shares equal to the number of shares allocated to the undersigned’s accounts under the plan in accordance with the instructions given herein. If the trustee does not receive instructions by 11:59 p.m. Eastern time on Thursday, April 19, 2018, the trustee will vote such shares in the manner instructed by the Corporation’s Retirement Plan Committee.

You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), but you need not specify any choices if you wish to vote in accordance with the Board of Directors’ recommendations, so long as you submit your proxy. If you use this card to vote, you must sign it on the reverse side for your vote to be counted.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.